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TREASURY MANAGEMENT SERVICES - MASTER AGREEMENT

UMB Bank, N. A. (and any depositary bank that hereafter becomes a subsidiary of UMB Financial Corporation) (“we”, “us”, “our”, or the “Bank”) offers a variety of Treasury Management Services (each a “Service”) to the Bank’s commercial customers to assist them in managing their funds in their deposit accounts (each an “Account”), obtaining and managing their Account information, transferring funds, and efficiently administering their finances. This UMB Treasury Management Services Master Agreement (this “Master Agreement”) contains the terms, conditions and provisions that are applicable to the respective Services. The words “you”, “your” and “yours” as used in this Master Agreement mean the person, partnership, corporation, association, limited liability company or other entity that maintains their Account(s) with us.

This Master Agreement consists of three (3) parts:

1. UMB’s Treasury Management Services: Terms and Conditions;

2. the Defined Terms; and

3. the Agreement for Services.

This Master Agreement, together with the Commercial Deposit Account Signature Card, the Bank’s Deposit Account Agreement, any applicable Supplemental Documentation, and Service Request(s) comprise our contract with you for your Account(s) and the Service(s) you select. Capitalized terms used but not defined in the text of this Master Agreement shall have the meanings given them in DEFINED TERMS section below.

This Master Agreement applies to commercial Accounts (including Accounts of our Small Business Banking clients). Commercial Accounts are those Accounts established by any partnership, joint-venture, corporation, association, limited liability company, limited liability partnership, business trust or other entity operated on a for-profit basis; an association or corporation operated on a not-for-profit basis; a governmental entity; or a sole proprietorship or an individual who intends to use the Account for carrying on a trade or business. The classification and form of ownership of your Account(s) are as designated on your Commercial Deposit Account Signature Card, and we may rely on those designations for all purposes relating to such Account(s).

UMB’s TREASURY MANAGEMENT SERVICES: TERMS and CONDITIONS

For each of the following Treasury Management Services that you select and request in your completed and duly executed Service Request, you consent to the applicable terms and conditions for that Service.

Account Reconciliation and Positive Pay Services	Automated Clearing House (ACH) Processing
Automated Clearing House - ACH Filter Services	Cash Vault Services
Controlled Disbursement Service	Electronic Data Interchange (EDI) Service
Image Cash Letter Service	Online Payment Solutions
Paper Debit Block Service	Remote Deposit and Mobile Deposit Services
UMB DirectTM Service	UMB Image Lockbox Services
(including UMB Web Exchange® Service)	‘Virtual’ Vault Services
Wire Transfer of Funds Services	Zero Balance Account Service

Each of your Service Requests must be completed by your Authorized Signer (or his/her authorized designee) as we may require. Your Self-Administration and Service Representative Authorizations Service Request will identify those individuals whom you specify to act as your Service Representatives for those Service(s) that you elect, and whom you authorize to provide Instructions to us on your behalf with respect to your Service(s) and to view your Account statements and reports.

Account Reconciliation Services

The Services. Our Account Reconciliation Services (also called “ARP” Services) are a suite of services designed to increase productivity by automating the account reconciliation process. These Services can improve speed and accuracy of reconciling checks you have issued against your Accounts for payment while providing enhanced control procedures to reduce payment risk. Your use of an Account Reconciliation Service, however, does not reduce your obligations to discover and report unauthorized or missing signatures and endorsements, or alterations on checks drawn on your Account(s) (as described in our Deposit Account Agreement with you and this Master Agreement). Our ARP Services are more completely described in the UMB Account Reconciliation Product Description. You may request our Account Reconciliation Services by completing and executing the ARP and Positive Pay Service Request, and delivering it to your UMB Treasury Management Officer. If you request (and we agree to provide) any of these Services to you, in the event of an inconsistency between requirements under the UCC or other Applicable Law governing deposit accounts and these ARP Services terms and conditions, then these terms and conditions shall prevail to the extent permitted by law.

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Image Services. If you so request in your ARP and Positive Pay Service Request, we will provide images of your paid checks on CD-ROM for your reference and archival needs. Images of paid checks also may be viewed via image file transmission using our online cash management portal, UMB Direct™, or on CD-ROM. If an image of a check is missing or illegible, we will provide you with a copy upon your request. Your request must include the Account number, check number, the exact dollar amount of the payment and the date the payment was made. We may charge a Service Fee for copies that we provide to you. We will have no liability for any failure to provide such copies to you by a specific time or failure to provide copies that we are not reasonably able to provide.

Format Specifications. You must comply at all times with format and data transmission standards that we establish from time to time for any Account Reconciliation Service. We may change any such standards, in our discretion, with prior notice to you. You are solely responsible for the accuracy and completeness of all information you provide to us. You also must comply at all times with check specification standards that we establish from time to time and, if we so request, change your check stock quality and/or format. You must provide us with sample checks for testing whenever you will use new check stock. We shall not be responsible for correcting or resolving processing errors caused by substandard quality magnetic encoding check or Item imaging by the bank of first deposit.

Reports. Your selected Account Reconciliation reports will be delivered to you in the manner you specify in your ARP and Positive Pay Service Request.

Positive Pay Services

The Services. Our Positive Pay Services assist in minimizing loss from fraudulent Check issuance and payment. However, your use of a Positive Pay Service does not reduce your obligations to discover and report unauthorized or missing signatures and endorsements, or alterations on Checks drawn on your Account(s) (as described in our Deposit Account Agreement and this Master Agreement). Our Positive Pay Services are more completely described in the UMB Account Reconciliation Product Description. You may obtain our Positive Pay Services by requesting the Service(s) on your ARP and Positive Pay Service Request. If you request (and we agree to provide) a Positive Pay Service, in the event of an inconsistency between requirements under the UCC or other Applicable Law governing deposit accounts and these Positive Pay Services terms and conditions, then these terms and conditions shall prevail to the extent permitted by law.

Format Specifications. You must comply at all times with format and data transmission standards that we establish from time to time for any Positive Pay Service. We may change any such standards, in our discretion, with prior notice to you. You are solely responsible for the accuracy and completeness of all information you provide to us. You also must comply at all times with the Check specifications standards we establish from time to time and, if we so request, change your check stock quality and/or format. You must provide us with sample checks for testing whenever you will use new check stock. We shall not be responsible for correcting or resolving check processing errors caused by substandard quality magnetic encoding or Item imaging by the bank of first deposit.

Your Responsibilities. You must specify in your ARP and Positive Pay Service Request each Account to be included in any Positive Pay Service. On each day that a Check is written against an Account using Positive Pay Service, you must deliver to us all Check information that we require in an electronic issue file in accordance with our procedures and prior to the deadline that we establish from time to time. Such information shall include, without limitation, the account number, the Check number, its issue date, and the face Dollar amount of the Check. We suggest that you select “Return All” as your company’s default action for your “non-decisioned” Check exception Items. If you select “Pay All” as your default action, then please know that you will be liable for any loss that your account may incur if no decision were made to Check exception Items by the Bank’s cut-off time.

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Our Responsibilities. We will create a ‘Master Issue File’ from the Account and Check information that you provide to us for each Account that you have specified to be included in the Positive Pay Service. Information that you provide to us about your outstanding Checks on your issued Checks file we generally will make available on the Master Issue File on the same Banking Day. If you need to manually add a Check to the Master Issue File, you must follow the procedures that we make available within UMB Direct™ check management module. Although we will make reasonable efforts to assist you to manually add a Check, we may be unable to process such request for you on a same day basis.

UMB Bank offers the following three (3) Positive Pay Services.

1. Standard Positive Pay Service. If you subscribe to and we activate our Standard Positive Pay Service for your Account, then we will make the images of your Exception Items available to you each Banking Day via UMB Direct identifying each Check that we received for payment that does not match the Check number and Dollar amount of any Check listed in the Master Issue File for that Account, or that we determine to be an Exception Item. We will correct encoding errors on the electronic check presentment file that we receive from the Federal Reserve Bank before the Checks are posted against your Account.

We will use commercially reasonable efforts to compare Checks presented for encashment at any of our branches with the Master Issue File. If we refuse to cash any Exception Item, our refusal will not be deemed a wrongful dishonor. In the event we dishonor a Check, we will refer its presenter to you. You acknowledge that Check information you provide to us each Banking Day will not be available in the Master Issue File at our branches until at least thirty (30) minutes following our successfully uploading and confirming the Master Issue File.

2. Payee Positive Pay Service. If you subscribe to and we activate our Payee Positive Pay Service for your Account, we will compare the information from your issued Checks file to the scanned payee information on your Checks. Any Check presented for which the scanned payee information does not match (based on the technology we use for that purpose) the information that you provided in your issued Checks file, including the Check number and Dollar amount, will be identified as an Exception Item. Although we exercise reasonable care in providing Payee Positive Pay Service, if in our review of payee information on your presented Checks against payee information in your Master Issue File we were to fail to report a Check as an Exception Item to you based on a payee mismatch does not constitute a representation or warranty by us that the payee information on the Check presented to us matches the information contained in your Master Issue File or that the payee information on the Check has not been altered. Your issued Checks file also must include payee information in the required format specified in our ARP and Positive Pay Setup Guide. Before Payee Positive Pay Service can be activated (in a production, rather than a test, mode), your check stock and your file transmissions must be tested by us so that when your Checks are presented to us for payment our equipment can read the payee information and successfully compare that information to your issued Checks file. Payee Positive Pay Service does not apply to Checks that you issued before your Payee Positive Pay Service has been activated in production mode by us on your Account.

We also will use commercially reasonable efforts to compare Checks presented for encashment with the Master Issue File payee information for Checks for which that information is available in the Master Issue File. If we refuse to cash any Exception Item, our refusal will not be deemed a wrongful dishonor. In the event we dishonor a Check, we will refer its presenter to you. You acknowledge that Check information you provide to us each Banking Day will not be available in the Master Issue File at our branches until at least thirty (30) minutes following our successfully uploading and confirming the Master Issue File.

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3. Reverse Positive Pay Service. If you subscribe to our Reverse Positive Pay Service on your ARP and Positive Pay Service Request, then each Banking Day we will make images of the Checks that were presented to us for payment before the deadline (that we establish from time to time) available to you via UMB Direct on the same Banking Day on which the Checks were presented to us for payment. Using the UMB Direct check management module, you must review the presented Checks and compare them with your check issuance records and, in accordance with our procedures, decide whether to dishonor any presented Check. We will be authorized to act according to pay any Check presented to us for payment unless you otherwise instruct us prior to the established deadline. We will make commercially reasonable efforts to honor your Instruction. We will have no responsibility for any liability, loss or damage resulting from our (i) payment in accordance with this section of any Check that is altered or unsigned or which bears a forged or unauthorized signature, or (ii) return of any Check in accordance with this section.

Positive Pay Procedures. For our Positive Pay Services, all Checks presented to us for payment that match by number and Dollar amount to the Master Issue File for that Account will be paid (excluding your stop payment orders and your requests to void check issue records). All Checks presented to us for payment that do not match by number and Dollar amount to the Master Issue File for that Account will be deemed to use the default election to ‘pay’ or ‘no pay’ if no other Instruction were delivered to us for any Exception Items that we make available to you before the established deadline (excluding your stop payment orders and your requests to void check issue records). For our Payee Positive Pay Service that has been activated on your Account, all Checks that match by number and Dollar amount in the Master Issue File for that Account and that do not generate an Exception Item will be deemed properly payable, and we will be authorized to follow your ‘pay’ or ‘no pay’ default election in your ARP and Positive Pay Service Request. For all Positive Pay Services, you must instruct us to return any Exception Item no later than the deadline that we establish. We will make Exception Items available for you to view and make ‘pay’ or ‘no pay’ decisions directly via our online information portal, UMB Direct™ Service. You must be a UMB Direct Service client with the appropriate entitlements in order to view, and make ‘pay’ or ‘no pay’ decisions directly on, Exception Items.

We will follow your default election to ‘pay’ or ‘no pay’ any Exception Item unless you have provided us with a timely Instruction to post or return the Item. We shall have no responsibility for any liability, loss or damage that may result from: (i) our paying any Check that matches the Master Issue File or paying any Exception Item pursuant to your Instruction; or (ii) our paying an Exception Item - unless you have timely instructed us not to pay the Exception Item; or (iii) at your Instruction, our not paying a Check even though it matches the Master Issue File. Even if we do not report a discrepancy to you, you continue to have all of your obligations described in the Deposit Account Agreement with respect to each Check, and we will have no obligation to return any Check if it is otherwise properly payable.

Our Positive Pay system will automatically purge Check issuance and payment records from the Master Issue File one (1) year after the date that such records were included in the Master Issue File. You have the option in your ARP and Positive Pay Service Request to extend the records retention period beyond the standard one (1) year period for up to five (5) years.

Automated Clearing House (ACH) Processing Services

The Services. The Automated Clearing House (ACH) network is a reliable, efficient, batch-oriented, electronic funds transfer system that provides for the clearing and settlement of electronic payments among participating financial institutions nationwide. Our ACH Processing Services are more completely described in the UMB ACH Processing Service Description. You may obtain our ACH Processing Services by requesting the Service(s) on your Information Reporting and Electronic Payments Service Request. If you request that we provide (and we agree to provide) ACH Processing Service to you, in the event of an inconsistency between requirements under the UCC or other Applicable Law governing deposit accounts and these ACH Services terms and conditions, then these terms and conditions shall prevail to the extent permitted by law.

UMB Bank uses an automated ACH settlement process that eliminates the need for companies to add an offsetting entry to each ACH File. Settlement to the account number designated by the Originator on the Information Reporting and Electronic Payments Service Request will occur according to the specified effective date within the ACH File, or the settlement date. If a file were received with an effective entry date when the ACH Operator is unable to provide settlement (e.g., a non-banking day), then the operator will insert a settlement date reflecting the next succeeding Banking Day.

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ACH Files can be delivered to the Bank via its UMB Direct™ Service ACH Payments module, or by PC or mainframe transmission. Input specifications will be provided depending on the method selected. Unlike wire transfers of funds that are processed online for immediate settlement, ACH files are processed on a batch basis for future settlement. For example, a Direct Deposit file would be originated on Wednesday or Thursday for a Friday payday. ACH can be used for various types of payments that can be classified as either consumer or corporate (i.e., sent to the account of an individual or a company, respectively). They can also be segmented as commercial or government payments (e.g., payments originated by a company versus payments that are originated by the government, such as Social Security benefits).

Same Day ACH Service. The National Automated Clearing House Association recently adopted a Rule to provide a new ubiquitous capability for moving ACH payments faster. [See Section 8.84, “Same Day Entry”, of the ACH Rules.] This new Rule enables the same day processing of an ACH payment (“Same Day ACH Service”). Same Day ACH Service provides Originators with the option of sending Credit and/or Debit Entries to accounts at any Receiving Depository Financial Institution (RDFI). These Same Day Entry options permit payments to flow through the ACH Network without affecting existing ACH payment capabilities or schedules. All RDFIs are required to receive Same Day Entry payments (Credit Entries and Debit Entries) thereby giving Originating Depository Financial Institutions (ODFIs) and Originators the certainty of being able to send Same Day Credit Entry and Same Day Debit Entry transactions to all accounts at RDFIs. Same Day ACH Service is an add-on ACH Processing Service that the Bank will make available to its approved ACH commercial clients for an additional Service Fee.

How Does Same Day ACH Service Work? An ODFI (such as UMB Bank) will be able to submit Files of Same Day Entry payments (Credit Entries and Debit Entries) through two (2) new clearing windows provided by the ACH operators:

●	A morning submission deadline of 8:15 AM Central Time, with settlement occurring at 12:00 PM Central Time; and

●	An afternoon submission deadline of 12:15 PM Central Time, with settlement occurring at 4:00 PM Central Time.

Payments that will be ineligible for Same Day ACH Service include International ACH Transactions (IAT Entries) and any payment transaction in an amount greater than Twenty-Five Thousand Dollars ($25,000.00). The aggregate amount of Entries in a Same Day ACH Service File delivered to us can exceed the $25,000.00 limit as long as no single Credit Entry or Debit Entry in the File exceeds the $25,000.00 limit.

Please note: The United States Department of the Treasury has committed to participate in Same Day ACH commencing on September 15, 2017 in a phased-in implementation. At that time, the Treasury Department will be able to accept tax and non-tax Same Day Credit Entries.

Accordingly, if you were to initiate a Same Day Credit Entry payment to the U. S. Treasury (e.g., the Internal Revenue Service), then such payment transaction will be transmitted and settle with the U.S. Treasury that same Banking Day.

It will not be necessary for you to make any changes to your ACH File in order for you to initiate a Same Day Credit Entry payment or Same Day debit Entry payment other than to be sure to correctly manage your effective Entry date, to have your File initiated and approved by the cut-off time, and to be sure that your Entry is eligible to qualify as a Same Day Entry as prescribed in section 8.84 of the ACH Rules.

For additional information concerning Same Day ACH Service and to request that we establish Same Day ACH Service for you on your Account(s), please communicate with your UMB Treasury Management Service Representative.

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Consumer ACH transactions are ACH Entries sent from a company to individuals. A three-letter Standard Entry Class (“SEC”) identifies these transactions. For example, the SEC code used in both Direct Deposit and Direct Payment applications is PPD (prearranged payment or deposit). Regulations and/or guidelines governing electronic payment transactions differ for consumer and corporate transactions; accordingly, it is essential to use the correct SEC code when originating consumer entries. Types of consumer ACH payments include:

Accounts Receivable Entries (ARC). An Accounts Receivable Entry is a Single Entry ACH debit that enables a company (such as a biller) to convert a consumer Check received via U.S. Mail or drop box location for payment of goods or services. The Check is used as a source document to collect the consumer's routing number, account number, Check serial number and Dollar amount for the payment transaction. Originators are permitted to convert only Checks in an amount that does not exceed Twenty-Five Thousand Dollars ($25,000.00). Also, an Originator must have the ability to exclude from conversion any Check that contains an ‘Auxiliary On-Us’ (as defined in the ACH Rules) field within the MICR line of the Check.

Back Office Conversion Entries (BOC). The Back Office Conversion (BOC) Entry application enables Originators to convert, during back office processing, Checks presented by the Receiver for payments made at either the point of purchase or a manned bill payment location. BOC Entries are Single-Entry debits and may only be used for non-recurring, in-person (i.e., at the point of purchase or manned bill payment location) payments where there is no standing authorization for the origination of ACH Debits to the Receiver’s account. Originators are permitted to convert only Checks in an amount that does not exceed Twenty-Five Thousand Dollars ($25,000.00).

Direct Deposit Entries (PPD). Direct Deposit transactions are ACH Credit Entries originated from an organization to a consumer’s account. Examples of applications in this category include, but are not limited to, Direct Deposit of payroll, pension, and dividend payments, and travel and expense reimbursements.

Direct Payment Entries (PPD). Direct Payment transactions are authorized ACH Debit Entries initiated by a company to collect payments from consumer accounts. Applications include Direct Payment of recurring scheduled payments (e.g., utility, lease, mortgage, installment loan and tuition payments, insurance premiums, charitable contributions, and property management fees).

Internet-Initiated Entries (WEB). Internet-Initiated Entries are Single Entry or recurring ACH debits originated by a merchant for the purchase of goods and services by the consumer via the Internet. Transactions are given the WEB designation only when the authorization for payment by the consumer was initiated via the Internet.

Point-of-Purchase Entries (POP). Point-of-purchase transactions are Single Entry ACH debits converted by merchants/retailers from client Checks (eligible source document) for the purchase of goods and services at the point of sale. Checks must be converted at the time of presentment, using a Check reading device to gather payment information directly from the MICR line. Applications in this category include typical transactions occurring in line at a cashiering station. The ACH Network does not permit POP Entries to exceed Twenty-Five Thousand Dollars ($25,000.00).

Re-presented Check Entries (RCK). A Re-presented Check Entry is a Single Entry ACH debit alternative for merchants/retailers to re-present a paper Check that was returned electronically via the ACH Network due to insufficient or uncollected funds. The merchant may transmit a re-presented Check Entry no more than twice after the first return of a paper Item and no more than once after the second return of a paper Item. Applications of RCK include consumer Checks that do not exceed Two Thousand Five Hundred Dollars ($2,500.00) and that have processed through the Check collection system.

Telephone-Initiated Entries (TEL). A Telephone-Initiated Entry is a Single Entry or recurring ACH debit initiated by an originator in response to a consumer's verbal authorization via telephone to transmit ACH debits to his or her account to collect payment for goods and services.

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Corporate ACH transactions are credits or debits used to facilitate Business-to-Business (B2B) payments. The most commonly used Standard Entry Class Codes are CCD (Corporate Credit or Debit Entries) and CTX (Corporate Trade Exchange). SEC Code CCD+ indicates the presence of an addenda record with transaction information. Addenda can be formatted in several standard formats or can be free form. The payment and addenda are the electronic equivalent of a Check and Check stub. Types of commercial ACH payments include:

Corporate Credit or Debit (CCD). CCD debits or credits may be sent by a company to transfer funds between a main account and other depository accounts owned by the company. Applications include concentration of receipts from a company's outlying location accounts and funding of local payroll, petty cash, disbursement accounts and B2B payments that are seller- or buyer-initiated.

Tax Payments. Taxpayers can use ACH to initiate tax payment transactions through Electronic Federal Tax Payment System (EFTPS), an electronic system for paying Federal taxes. The EFTPS replaces the labor-intensive paper-based system with one that streamlines and simplifies payment of Federal taxes. Using EFTPS, taxpayers can authorize the Bank to initiate an ACH credit to EFTPS. Taxpayers using a Same-Day Payment mechanism can authorize the Bank to initiate a Fedwire payment transaction.

Electronic Data Interchange (EDI). CCD+ and CTX transactions permit companies to attach additional remittance information to ACH transactions using addenda records. This practice, known as Electronic Data Interchange (EDI), can replace having paper remittance documents accompany a mailed Check payment to explain invoices paid or discounts taken. These payments typically use the SEC code CTX, which allows the Originator to attach multiple addenda records (up to 9,999; CCD+ payments may only carry one addenda record). CTX format is an electronic ‘envelope’ that ties remittance information to payments reducing manually re-associating the information back to the payment. The sender and receiver format the addenda records in a mutually agreeable manner. Some formats are proprietary, but companies often use the ANSI X12 standards for EDI.

Transmittal of Entries; Your Representations and Warranties.

All Entries that you initiate and all transactions that you receive using our ACH Processing Services are subject to the ACH Rules, Applicable Law, our ACH Processing Service Description in effect from time to time, and any Supplemental Documentation that we provide in connection with these Services. You must transmit Entries to us in compliance with the Applicable Law, the ACH Rules and the formatting and other requirements we provide to you and in accordance with the ACH Processing Service Description. You must use the proper Entry code established in the ACH Rules that corresponds to the type of ACH Entry that you transmit to us. Your obligation to transmit Entries to us in compliance with Applicable Law includes your obligation not to act on behalf of, or to transmit funds to or from, any Person, organization, or country that has been identified by the Office of Foreign Assets Control (“OFAC”) as subject to blocking of financial transactions in accordance with applicable regulations and Executive Orders. We have the right, upon reasonable advance notice to you, to audit your compliance with this Master Agreement and the ACH Rules. We also have the right to suspend or terminate your right to originate ACH files for violation of ACH Rules or in order to assure compliance with ACH Rules or Applicable Law.

We offer a variety of methods for you to transmit ACH Files to us for processing. Available transmission methods are described in our ACH Processing Service Description. Your Authorized Signer may change your selected File transmission method to any other option that we offer, subject to our acceptance. Whenever you transmit an Entry to us for processing through ACH, you make all the representations and warranties to us related to that Entry that we, in our capacity as Originating Depositary Financial Institution (“ODFI”), make to any Receiving Depositary Financial Institution (“RDFI”), ACH operator or other participant in the ACH Network under the ACH Rules.

Processing, Transmittal and Settlement.

Subject to your compliance with these ACH terms and conditions, our ACH Processing Service Description and this Master Agreement, we will process Entries received from you, transmit Entries as an ODFI to the ACH network, and settle Entries. We will transmit Entries by the applicable deposit deadline of the ACH Network if the Entries are received in form and text acceptable to us by our established cut-off time, the Entry date on the file satisfies the criteria that we establish from time to time, and the Federal Reserve Bank is open for business on that day. However, we also reserve the right to delay processing ACH Entries as provided in these ACH terms and conditions.

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We shall have no obligation to process Entries that are not in compliance with the ACH Rules and Applicable Law, these ACH terms and conditions, or our ACH Processing Service Description. We may need to temporarily suspend processing certain transactions (such as International ACH Transactions) in order to verify that the transaction will be originated in compliance with any Applicable Law. If we take that action, settlement for and availability of such Entries may be delayed. We shall have no obligation to independently determine whether the name, account number or other identifying number provided for any person or entity refers to the appropriate person or entity. You acknowledge that the Security Procedures outlined in our ACH Processing Service Description are not all-inclusive security procedures, and are not designed to detect errors in data you submit, but are designed to confirm the authenticity of your Instruction and that such Instruction has been sent to us by your authorized Service Representative. We will have no responsibility for the accuracy of Entry information you provide to us directly or through your Third-Party Service Provider.

Authorizations by Receivers. You must obtain from each Receiver all applicable authorizations for you to initiate Entries as required by the ACH Rules, our ACH Processing Service Description, and Applicable Law. For example, for Debit Entries to a consumer account, the ACH Rules require you to obtain an Authorization that must be in writing and signed or similarly authenticated by the consumer to originate the Entries. You must retain a record of such Authorization, and you must provide a copy of the Authorization to us or any requesting RDFI. You must also provide all notices required by the ACH Rules and Regulation E. For example, you must provide notice when the amount of a preauthorized Debit Entry varies in amount from the previous Debit Entry, or when you receive authorization to collect additional fees (e.g., a returned Check fee) with an ACH transaction.

Rejected and Returned Entries; Return Rates. We may reject any Entry that does not comply with these ACH terms and conditions or for any reason permitted under the ACH Rules. We may also refuse to process any Entry if the Entries you submit would cause you to exceed your Exposure Limit or you have failed to comply with your funding or pre-funding obligations or other obligations under these ACH terms and conditions, or you have failed to meet any other obligation you have to us under your other agreements with us. You may request that we automatically retransmit returned Entries (if the Entry return code allows us to retransmit), but we retain the right whether to approve processing returns in that manner. We shall have no liability to you for any rejection or return of an Entry, or the fact that notice is not given at an earlier time than that provided in the ACH Rules. You must cooperate with us in any investigation of the reason for any return rate on your ACH Entries or any particular type of Entry that we consider excessive, and you will promptly undertake corrective action as required to correct any deficiency. You must provide complete and accurate information as required by the ACH Network in any inquiry regarding excessive return rates.

Pre-notification. In accordance with ACH Rules, prior to initiation of the first Entry to the account of a Receiver, you may deliver pre-notification Files to us to deliver to the RDFI indicating your intent to initiate Entries to the Receiver’s account. We assume no liability for an RDFI’s failure to respond to any pre-notifications you originate. We will not monitor delivery of pre-notifications and will have no liability if you fail to initiate pre-notifications.

Credit Risk. We may require you to provide certain information to us when you apply to use our ACH Service and from time to time thereafter to enable us to assess the risk associated with providing ACH Service to you including, but not limited to, information concerning your current and past financial condition. In connection with our providing ACH Services to you, you authorize us to gather credit information regarding you from other sources, including one or more credit information providers. In our discretion, we may from time to time impose Exposure Limits or change Exposure Limits on the aggregate amount of Credit or Debit Entries that you may initiate, and we may also impose or change Exposure Limits with respect to particular types of Entries. An Exposure Limit may be established in our sole discretion and we may not disclose the amount of such Exposure Limit for security purposes. We reserve the right to designate or terminate Entry classes that we will process for you at any time, without prior notice to you. We may require, also in our sole discretion but upon notice to you, that you maintain reserve balances in your Account(s) in an amount equal to a percentage of all Debit Entries you have initiated within a certain preceding period of time or that, at our option, we reasonably estimate you will initiate during a certain period.

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Payments and Reversals With Respect To Entries.

Funding. In our discretion, at any time and without prior notice to you, we may require payment before processing your Entries. Regardless of whether we have done so in the past, we shall not be obligated to release your Entries to an ACH operator without first having been paid for them by you, and if we were to require such payment, the amount would be immediately due and payable without prior notice or demand.

Our Rights to Assure Payment. Notwithstanding other provisions of these ACH terms and conditions or our ACH Processing Service Description, without prior notice to you we are authorized to place a hold on funds in any Account (or in your account(s) at any of our Affiliates or any account owned in whole or in part by you), or take any other action that we deem appropriate to assure that we receive payment for Entries. We may charge any Account (or your account(s) at any of our Affiliates or any account owned in whole or in part by you) for any Debit Entry, or correcting or reversing Entry, that is later returned to us. We also may set off against any amount we owe to you or any amount any of our Affiliates owes you in order to obtain payment of your obligations under these ACH terms and conditions. We will not take the actions described in this subsection if they would conflict with Applicable Law.

Debit Entries. We generally will credit your designated Account with immediately available funds for the amount of Debit Entries we execute by our close of business on the Settlement Date or as otherwise provided in our ACH Processing Service Description. However, we reserve the right to withhold any portion of any credit to a designated Account if: (i) we determine, in our discretion, that your return rate for ACH transactions exceeds the rate that we consider to be normal for the type of ACH transactions that you originate through us; (ii) you have exceeded the Exposure Limit established for such Debit Entries; (iii) your financial condition suffers a material adverse change; or (iv) you have otherwise failed to comply with any obligation under these ACH terms and conditions or under another agreement that you have with us.

Provisional Payment. Payment of a Credit Entry to your Account is provisional until we receive final settlement for the Entry. Similarly, our payment of a Debit Entry, returned Credit Entry, or any credit reversal Entry is provisional until we receive final settlement. If we do not receive final settlement, we are entitled to be repaid by you and we may charge your Account(s) for the applicable amount.

Returned Entries. You must pay us immediately for the amount of each returned Debit Entry and each adjustment Entry that we previously credited to your Account. We shall have no obligation to send a separate notice of Debit Entries that are returned unpaid. Reports containing information regarding returned Debit Entries will be available through UMB Direct™ Service online cash management system.

Deletion or Modification of Entries. We shall have no obligation to cancel or modify an Entry or a File after it has been received. However, we will make a reasonable effort to act on your request for deletion of an Entry or a File provided that we shall have received the request before we execute the Entry or the File and we shall have a reasonable time to respond to the request, but we shall have no liability if the requested deletion were not accomplished. You shall reimburse us for any costs that we incur in our attempting to reverse an Entry or File.

Reversing Entries. We cannot guarantee that any reversing Entry that you originate in accordance with the ACH Rules will be accepted by the RDFI. If we do not accept a reversing Entry, we will have no further obligations to you with respect to such Entry.

Liability; Indemnity. You indemnify us for and hold us harmless against any loss, liability or expense (including attorneys’ reasonable fees and expenses) resulting from any breach by you of any representation or warranty contained in these ACH terms and conditions, our ACH Processing Service Description, or the ACH Rules, and in connection with any breach of the ACH Rules by us caused by your violation of the ACH Rules, these ACH terms and conditions or our ACH Processing Service Description. Subject to the overall limitation on our liability described in this Master Agreement, our liability for loss of interest resulting from our error or delay in processing an Entry shall be calculated using a rate of interest equal to the average Federal Funds rate at the Federal Reserve Bank operating in the district in which the Bank’s headquarters is located for that period.

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Use of Third-Party Service Provider(s) to Assist You in Processing ACH Entries.

You shall be fully responsible for the actions of any Third-Party Service Provider that you use to assist you in preparation or transmission of Entry information to us (or directly to an ACH Operator, if we permit that practice). Each Third-Party Service Provider you will use in connection with ACH Service must be identified on your Information Reporting and Electronic Payments Service Request, your Self-Administration and Service Representative Authorizations Service Request, and your ACH Third-Party Service Provider Service Request that you have on file with us. Each Third-Party Service Provider will be your agent and you will be responsible for: (i) any File transmission your Third-Party Service Provider transmits to us or to an ACH Operator in your name using the File transmission method selected by such Third-Party Service Provider, and the Security Procedures selected by such Third-Party Service Provider, regardless of whether such File in fact was authorized by you; (ii) failure by the Third-Party Service Provider to comply with any Security Procedure outlined in our ACH Processing Product Description; (iii) all fees, costs and expenses owed to each Third-Party Service Provider for its services; and (iv) any claims, damages, costs and/or expenses incurred as a result of any Third-Party Service Provider’s failure to perform its services, delay or error in performing its services, or its failure to follow applicable procedures or ACH Rules. We may rely on your most recent Service Request to determine the Third-Party Service Provider(s) that is/are currently authorized to deliver Entry information to us on your behalf, but your failure to identify any service provider that processes ACH Entries on your behalf in your Service Request, or to add, delete or change any service provider on your Service Request, shall not establish conclusively that such service provider was not in fact your agent for purposes of transmission of Entry information on your behalf.

You may change or cancel any Third-Party Service Provider authorization upon your written notice to us, but we shall be entitled to a reasonable period of time to implement any such change. We may require, at our option, that your Third-Party Service Provider execute documentation establishing such service provider’s obligations in providing ACH Entries to us on your behalf, the File transmission methods and Security Procedures that will apply to such transmissions, and the Service Representatives of the Third-Party Service Provider who will be authorized to provide Instructions to us on your behalf with respect to the ACH Services. We shall have the right to suspend or terminate the right of any Third-Party Service Provider to assist Originators in preparation or transmission of ACH Files that we process because of a violation of ACH Rules or in order to assure compliance with ACH Rules.

When You Act as a Third-Party Sender of ACH Entries.

If you perform functions related to the origination of ACH funds transfers on behalf of another business organization including, but not limited to, creation of ACH Files or acting as sender to or receiver of funds transfer Files on behalf of an Originator, you are a “Third-Party Sender” under the ACH Rules and these ACH terms and conditions.

You must notify us before you begin to originate ACH Files on behalf of any third party, and provide information that we require about the third party so that we can conduct proper due diligence. We retain the right to approve any third party on whose behalf you act as Third-Party Sender. When you act as a Third-Party Sender, you will be subject to all applicable provisions of the ACH Rules including, but not limited to, the following: (a) you must enter into appropriate agreements with each Originator on whose behalf you act as Third-Party Sender under which the Originator will assume the responsibilities of an “Originator” under the ACH Rules, and under which the Originator acknowledges that ACH Entries may not be initiated by the Originator that violate Applicable Law; (b) you will submit the ACH Files for each Originator for which you act as Third-Party Sender to us segregated in their own batch; (c) the Originator must agree to make payment to us for any Credit Entries properly originated by us under these ACH terms and conditions as instructed by you on behalf of the Originator, and for any Debit Entries returned by an RDFI to the extent that we do not receive payment from you as Third-Party Sender; (d) you will immediately notify us if your agreement with an Originator on whose behalf you are acting as Third-Party Sender is terminated, and you will immediately discontinue sending ACH Files to us on behalf of such Originator; and (e) upon our request you promptly will provide us with updated information on any third party on whose behalf you originate ACH Files.

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You will continue to be principally liable to us under these ACH terms and conditions even if the Originator on whose behalf you act as Third-Party Sender were to fail to comply with the foregoing obligations. To the extent that you are a Third-Party Sender, you indemnify us and hold us harmless from and against any and all claims, demands, losses, liabilities, or expenses, including attorneys’ reasonable fees and costs that result, directly or indirectly, from any failure of an Originator on whose behalf you provide ACH services to perform its obligations as an “Originator” under the ACH Rules.

Special Types of ACH Entries.

If you wish to use our ACH Service to originate certain special types of ACH Entries as described in this section, you must specify your intention to do so by completing the required information on your Information Reporting and Electronic Payments Service Request. We have the right to approve your origination of these ACH Entry types, and to establish separate Exposure Limits that apply to each Entry type. When you originate an ACH Entry of a type described in this section (either on your own behalf or on behalf of another for whom you act as Third-Party Sender), you make the specific representations and warranties below to us with respect to that Entry type, and you make all the representations and warranties that we as ODFI make to any RDFI, ACH operator or other participant in the ACH Network under the ACH Rules with respect to such Entries.

Because ACH Rules with respect to special types of ACH Entries change relatively frequently, you must ensure that your origination of any special ACH Entry conforms to the current version of the ACH Rules. The specific representations and warranties that you make in connection with the types of ACH Entries described in this section shall be considered modified to take into account changes in the ACH Rules pertaining to such Entry types as of the effective date of changes in such ACH Rules without requiring modification of the provisions of this Special Types of ACH Entries section of this Master Agreement. We may add special types of ACH Entries that will be subject to this Section by following the procedures for modifying this Master Agreement. In the event of any conflict between the provisions of this section and the ACH Rules, the ACH Rules shall control. We may provide more information about special types of ACH Entries and their related requirements in our ACH Processing Service Description.

WEB Entries. With respect to any WEB Entry that you originate on behalf of yourself or any third party:

 You must use the WEB standard entry class code to identify all Debit Entries on a consumer’s account originated over the Internet.

 You must employ a commercially reasonable fraud detection system to screen each Entry, to verify the identity of the Receiver whose account is to be debited, and to verify the accuracy of the Receiver’s depository financial institution’s ABA routing and transit number.

 You must establish a secure Internet session prior to and during any transmission of banking information, using commercially reasonable security technology that, at a minimum, is equivalent to 128-bit RC4 encryption.

 You must conduct annual audits to ensure that the financial information that you obtain from consumers is protected by security procedures that include, at a minimum, adequate levels of (i) physical security to protect against theft, tampering, or damage; (ii) personnel and access controls to protect against unauthorized access and use; and (iii) network security to ensure secure capture, storage and distribution of financial information. Upon our request you promptly will provide to us proof that your security audit meets these standards.

 If you act as Third-Party Sender (as discussed above) for any Web Entry, you must have: (i) established procedures to monitor the creditworthiness of the Originator on an ongoing basis; (ii) established appropriate exposure limits for the Originator (and will review those limits periodically); and (iii) implemented procedures to monitor Entries sent or received by the Originator relative to your exposure limit across multiple settlement dates.

[Reference: NACHA Operating Guidelines, Special Topics; “Internet-Initiated Entries”]

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TEL Entries. With respect to any TEL Entry that you originate on behalf of yourself or any third party:

You must obtain the Receiver’s explicit authorization prior to initiating a Debit Entry. If you obtain the Receiver’s authorization verbally, you must either record the Receiver’s Authorization or provide, in advance of the Settlement Date of the Entry, written notice confirming the Authorization.

You must provide at least the following information to the Receiver either in verbal conversation or in the written confirmation following the conversation: (i) the date on which the account will be debited; (ii) the amount of the Debit Entry; (iii) the Receiver’s name; (iv) a telephone number that is available to the Receiver and answered during normal business hours for client inquiries; (v) the date of the Receiver’s verbal authorization; and (vi) a statement that the Authorization obtained from the Receiver will be used to originate an ACH Debit Entry to the Receiver’s account.

You must retain either the original or a duplicate of the recording of the Receiver’s verbal Authorization or a copy of the written notice confirming the Receiver’s verbal Authorization for two (2) years from the date of the Authorization.

You must utilize commercially reasonable security procedure to verify the identity of the Receiver, including name, address, and telephone number, and to verify the accuracy of Receiver’s depository financial institution’s ABA routing and transit number.

[Reference: NACHA Operating Guidelines, Special Topics; “Telephone-Initiated Entries”]

ARC Entries. With respect to any ARC Entry that you originate on behalf of yourself or any third party:

You must only originate ARC Entries with respect to Checks that you receive via the U.S. Postal Service or at drop box locations.

The Check that you use as a source document to create an ARC Entry must: (i) contain a pre-printed serial number; (ii) not contain an “auxiliary on-us” field in the MICR line; (iii) not exceed Twenty-Five Thousand Dollars ($25,000.00); and (iv) be complete and signed by the Receiver. You will not convert ineligible Checks, such as third-party Checks, obligations of a financial institution, Checks drawn on the U.S. Treasury, or State or local government Checks, to ARC Entries.

Prior to receipt of each source document that will be used as the basis for origination of an ARC Entry, you must provide the Receiver with a notice that complies with the ACH Rules. In general, the Rules require you to provide notice to your customers that (i) when the customer uses a Check for payment, the customer authorizes you to either use information from the Check to make a one-time electronic funds transfer from the customer’s account, or to process the payment as a Check transaction; and (ii) the notice must also state that the Check will be used to make a one-time electronic funds transfer from your account. Under certain circumstances, such as for technical or processing reasons, we may process your payment as a Check transaction.

You must provide consumers with the ability to choose to not have their Checks converted to ACH Debit Entries and a clear method for consumers to notify you of that election.

 During your initial processing of an ARC Entry, you must use a reading device to capture the Receiver’s routing number, account number, and Check serial number. You will not key-enter that information (except as necessary to correct MICR misreads, ‘mis-encoding’ or processing rejects).

You must retain a legible image, microfilm or copy of the front of the Check for two (2) years from the Settlement Date of the ARC Entry, and forward a copy of it to us within ten (10) Banking Days of our request therefor.

You must not present the original Check that you used as a source document for collection through the check collection system unless the ARC entry shall have been returned by the RDFI. You must use commercially reasonable methods to securely store all source documents until their destruction and all banking information that you will receive in connection with all ARC Entries.

 If an ARC Entry were returned to you unpaid and you were to elect to collect a returned Check or similar charge, you must obtain separate authorization to collect that charge, and such charge must not be processed as an ARC Entry. You represent and warrant to us that you have complied with Applicable Law if you originate an ACH Entry to collect any charge for insufficient funds.

[Reference: NACHA Operating Guidelines; Special Topics; “Accounts Receivable Entries”]

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BOC Entries. With respect to any BOC Entry that you originate on behalf of yourself or any third party:

You must only originate BOC Entries with respect to Checks that you receive at the point of purchase or at a manned bill payment location.

 The Check that you will use as a source document to create a BOC Entry must: (i) contain a pre-printed serial number; (ii) not contain an “auxiliary on-us” field in the MICR line; (iii) not exceed Twenty-Five Thousand Dollars ($25,000.00); and (iv) be complete and signed by the Receiver. You will not convert ineligible Checks, such as third-party Checks, obligations of a financial institution, Checks drawn on the U.S. Treasury, or State or local government Checks, to BOC Entries.

 Prior to receipt of each source document that will be used as the basis for the origination of a BOC Entry, you must post a notice in a prominent, conspicuous location near the point of sale or bill payment location, and also provide a copy of the notice to the customer at the time of the transaction. In general, the ACH Rules require that such notice state that (i) when the customer provides a Check for payment, the customer authorizes you to either use information from the Check to make a one-time electronic funds transfer from the customer’s account, or to process the payment as a Check transaction, and must provide the customer with a telephone number to call for further information; and (ii) the notice must also state that the Check will be used to make a one-time electronic funds transfer from your account. Under certain circumstances, such as for technical or processing reasons, we may process your payments as a Check transaction.

 You must use commercially reasonable procedures to verify the identity of each Receiver.

 You must provide customers with the ability to choose not to have their Checks converted to BOC Debit Entries and a clear method for customers to notify you of that election.

 During your initial processing of a BOC Entry, you must use a reading device to capture the Receiver’s routing number, account number, and Check serial number. You will not key-enter that information (except as necessary to correct MICR misreads, ‘mis-encoding’ or processing rejects).

 You must retain a legible image, microfilm or copy of the front of the Check for two (2) years from the Settlement Date of the BOC Entry, and forward a copy of it to us within ten (10) Banking Days of our request therefor.

 You must not present the original Check that you used as a source document for collection through the Check collection system unless the BOC entry shall have been returned by the RDFI.

 You must use commercially reasonable methods to securely store all source documents until their destruction and all banking information that you receive in connection with all BOC Entries.

 If a BOC Entry were returned to you unpaid and you were to elect to collect a returned Check or similar charge, you must obtain separate authorization to collect that charge, and such charge must not be processed as a BOC Entry. You represent and warrant to us that you have complied with Applicable Law if you originate an ACH Entry to collect any charge for insufficient funds.

[Reference: NACHA Operating Guidelines, Special Topics; “Back Office Conversion”]

POP Entries. With respect to any POP Entry that you originate on behalf of yourself or any third party:

 You must only use as a “source document” to originate a POP Entry a Check or shareholder draft that (i) contains a pre-printed serial number; (ii) does not contain an “auxiliary on-us” field; and (iii) is in an amount that does not exceed Twenty-Five Thousand Dollars ($25,000.00); and (iv) has not been previously voided and used by the Receiver for a prior POP Entry. You will not convert ineligible checks, such as third-party Checks, obligations of a financial institution, Checks drawn on the U.S. Treasury, or State or local government Checks, to POP Entries.

You must use a reading device to capture the Receiver’s routing number, account number, and Check number. You must not key-enter that information.

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 You must only initiate a POP Entry in the amount of the customer’s purchase of goods or services. This purchase amount will not include the amount of any charge for insufficient funds or for a returned Check.

 Prior to receipt of each source document that you use as the basis for the origination of a POP Entry, you must post a notice in a prominent, conspicuous location near the point of sale, and also provide a copy of the notice to the customer at the time of the transaction. In general, the ACH Rules require that the notice state that when the customer provides a Check for payment, the customer authorizes you to either use information from the Check to make a one-time electronic funds transfer from the customer’s account, or to process the payment as a Check transaction.

 You must cancel and return the customer’s Check after it has been scanned. Once the POP Entry has been submitted to us, you must not submit the original Check to collect the amount of the transaction.

 You must provide the customer with a receipt that complies with the requirements of the ACH Rules. The Receiver’s complete account number and complete identification number are not permitted to be included on the receipt.

 If your policy is to charge the customer for the return of an electronic fund transfer or a Check unpaid due to insufficient or uncollected funds, you must obtain specific Authorization for any such charge. You represent and warrant to us that you have complied with Applicable Law if you originate an ACH Entry to collect any charge for insufficient funds.

A POP Entry does not capture the customer’s name for inclusion in the Entry. You must be prepared to handle returned POP Entries and have procedures that permit you to identify and contact the customer in connection with any unpaid POP Entry.

[Reference: NACHA Operating Guidelines, Special Topics; “Point-of-Purchase Entries”]

RCK Entries. With respect to any RCK Entry that you originate on behalf of yourself or any third party:

 You must only originate an RCK Entry with respect to a Check in an amount not to exceed Two Thousand Five Hundred Dollars ($2,500.00) drawn on a consumer account and that has been returned to you for insufficient or uncollected funds, and that has been presented to you not more than one hundred eighty (180) days before the date that you originate the RCK Entry. You will not convert ineligible Checks, such as third-party Checks or those drawn on business or government accounts, to RCK Entries.

 You must not submit an RCK Entry with respect to a Check that has been presented in physical form and returned more than two (2) times, or that has been presented in physical form and returned one (1) time and submitted as an RCK Entry and returned one (1) time.

 You make the representations and warranties to us that we make under the ACH Rules, including that: (i) you have good legal title to the returned Item; (ii) all signatures on the returned Item are authentic and authorized, and the returned Item has not been altered; (iii) the returned Item is not subject to claims or defenses; (iv) the returned Item will not be presented to the paying bank by any means other than ACH unless the related RCK Entry has been returned by the RDFI; (v) the Item to which the RCK Entry relates is drawn on, payable through or payable at the RDFI, and the amount of the Item, the Item number, and the account number contained on the Item have been accurately stated in the RCK Entry; (vi) you have provided clear and conspicuous notice of your electronic Check re- presentment policy at the time the returned Check was originally given to you by the consumer; and (vii) any restrictive endorsement on the Item is void.

 You will retain a copy of the front and back of each Check for at least seven (7) years from the Settlement Date of the respective RCK Entry, and you agree to provide a copy of the original Check to us promptly upon our request therefor.

Reference: NACHA Operating Guidelines, Special Topics; “Re-Presented Check Entries”

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International ACH Transactions. With respect to any International ACH Transaction (“IAT Entry”) that you may originate or receive on behalf of yourself or any third party:

Outbound IAT Entries. When you transmit to us a debit or credit that involves sending a payment transaction to or through a financial agency office that is not located in the territorial jurisdiction of The United States of America, you represent that:

 You and the Entry are in compliance with U.S. law including, but not limited to, your having formatted the Entry to comply with the applicable provisions of the Bank Secrecy Act’s “Travel Rule” (31 CFR Part 103.33(g)), so that all parties to the transaction will have the information necessary to comply with their obligations under programs administered by OFAC and the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (FinCEN);

 You are responsible for ensuring that the Entry will be in compliance with the laws and payment system rules of the receiving country; and

 You understand that certain ACH Rules that apply to domestic (U.S.) ACH transactions do not necessarily apply to IAT Entries. For example, the applicable rules of a foreign country may not permit reversal of ACH Entries submitted in error, such as duplicate ACH transactions. You must obtain such advice and guidance as you deem appropriate regarding the rules of foreign countries that apply to ACH transactions that you send abroad, and we are not responsible and shall not be liable for providing that advice to you. Except for losses caused by our gross negligence or willful misconduct, you assume all risk of loss arising from your originating outgoing ACH transactions that are delivered to a foreign country or financial agency office that is not located in The United States of America, including your inability to receive reimbursement from an RDFI or financial agency located in a jurisdiction outside The United States of America with respect to an IAT Entry sent in error.

Inbound IAT Credit Entries. Credit to your Account for any IAT Entry originated in a foreign country may be delayed or reversed if it appears that the transaction may have been originated in violation of U.S. law, and we will not be responsible for any damages that you sustain by virtue of our taking action with respect to the inbound IAT Entry as appears to be required based on information included with the Entry.

Foreign Currency Provision; Exchange Rate. Any IAT Entry, whether debit or credit, that results in or requires the exchange of one country’s currency for another country’s currency creates a separate and binding obligation with respect to the currency conversion and apart from your obligations with respect to the IAT Entry itself. The rate of exchange applicable to such Entries will be established by us from time to time. Any IAT Entry that you submit in Dollars and that is payable to a beneficiary in a country with a freely convertible currency will be converted to the local currency unless you designate the beneficiary’s account number as a ‘U.S. Dollar account’. If you were to incorrectly designate the beneficiary’s account as a ‘U.S. Dollar account’, or if it were to appear that the transaction may have been originated in violation of U.S. law, then the IAT Entry would be subject to being returned, delayed, converted without any prior consultation with you, or otherwise not completed, and we will have no liability for any such event. If an IAT Entry were returned for any reason, you will accept the refund in Dollars in the amount of the foreign money credit, based on the rate of exchange that we establish from time to time. A foreign financial institution that returns an IAT Entry may impose a charge for the return, which charge will be deducted from the credit to your Account or otherwise charged to your Account.

Automated Clearing House – UMB ACH Filter Service

The Service. UMB ACH Filter Service is designed to reduce the possibility that unauthorized ACH transactions will post to your Account(s). UMB ACH Filter has two (2) Services that you can use: ACH Debit Filter enables your Service Representative(s) to actively and efficiently screen incoming ACH debit transactions received by us prior to our posting them to your Account, and ACH Block allows your Service Representative(s) to restrict ACH transactions on your Accounts by transaction type – debit or credit. Prior to an ACH debit transaction being paid, your Service Representative can either add the incoming ACH debit to your approved debit transactions list (your “Approved List”) or decline the ACH debit transaction. Any ACH debit transaction that you instruct us to return by the applicable deadline will be returned as per ACH Rules.

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In order to use UMB ACH Filter Service, your Service Representative(s) must first be enrolled in UMB Direct™ Service, our online portal. You can provide your Instructions for your use of UMB ACH Filter Service in your Information Reporting and Electronic Payments Service Request. Once we have accepted your Service Request, we will set up your ACH Filter parameters on our ACH processing system according to your Instructions. We will implement your authorization(s) of your Service Representative(s) in your Service Request who will use this Service, either to view or approve, decline, add or modify ACH transactions and those on your Approved List.

1. ACH Debit Filter. If you elect to use our ACH Debit Filter Service, then we would make all incoming ACH debit transactions received by us for your Account(s) (except International ACH Transactions) available through UMB ACH Filter to your designated Service Representative(s) to view and determine whether to accept or decline each respective ACH Debit transaction. By your Service Request you can authorize your Service Representative(s) to instruct us to approve or decline specific ACH Debit transactions or to return ACH Debits received from specified Originators on your Account(s). Your Service Representative(s) also may elect to add an Originator to your Approved List and to set the frequency of payment. For example, if you want to permit a specific trade creditor to debit your Account each month for a certain payable amount, your Service Representative could use UMB ACH Filter Service to add that trade creditor to your Approved List and set the payment frequency as “monthly” to authorize that ACH debit transaction.

If your ACH Debit Filter setup on your Account were to provide for your Service Representative to approve or decline your ACH debit transactions, and if on any Banking Day your Service Representative were to fail to instruct us to pay or return the Debit Entries to your Account by our published deadline, then those ACH debit transactions would revert to the default setting that you selected for your Account in your Service Request to either “Pay All” or “Return All” such Debit Entries.

2. ACH Block. ACH Block Service enables you to restrict ACH transactions on your Account(s) by type of transaction (debit or credit). Your Service Representative can instruct us to block all ACH Debit Entries, all ACH Credit Entries, or both. We will implement instructions that your Service Representative provides in your Service Request, and we will return blocked ACH Item(s) before those ACH transactions will be posted to your Account(s). Blocked ACH Credit Entries will not be made available to your Service Representative for review prior to our returning those blocked Entries. Blocked Debit Entries can be made available to your Service Representative(s) for review and determining whether to accept or decline any Debit Entry through our ACH Debit Filter module.

International ACH Transactions. UMB ACH Filter Service cannot make International ACH Transactions (IAT Entries) available to your Service Representative(s) to approve or decline. All incoming IAT Debit Entry transactions will be posted against your Account.

Execution of Instructions. We will make commercially reasonable efforts to have UMB ACH Filter Service effective for your use, or to discontinue your use or implement your changes to your Service to become effective as promptly as practicable. However, we will not be liable to you or any other party for any failure to commence, discontinue or change your use of this Service by a specific date or time. We retain the right at all times to terminate your use of this Service if we determine, in our sole discretion, that we have received an excessive number of requests from you for changes to your ACH transaction instructions or for exceptions.

Limited Liability. We shall be liable to you only for those actual damages that you incur as a direct result of our failure to exercise reasonable care in providing UMB ACH Filter Service to you. Our liability for any failure to implement an ACH Block or to return an ACH transaction contrary to your Instructions in your Service Request will not exceed the aggregate amount of monthly fees that you shall have paid to us for your use of UMB ACH Filter Service during the twelve (12) month period immediately preceding the purported failure. In no event will we be liable to you or any other party for any indirect, consequential or punitive damages whatsoever, or any loss, cost, or expense including any economic loss or damage, or loss of business profits or revenue that you may incur. We will not be responsible for your acts or omissions, those of your officers, employees or agents, or any act of any other person or entity including, but not limited to, any clearing house association, processor, or Federal Reserve Bank.

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Cash Vault Services

The Services. In order to use a UMB Cash Vault Service you must have an Account with us, complete and deliver to us your Cash Vault or ‘Virtual’ Vault Service Request designating the Account(s) that should be debited for your cash purchases and other information we need to set up your Service, and have arranged for transporting cash. You will designate one or more individuals whom you authorize to act as your Service Representative(s) who will be authorized to place orders with us for currency by completing and delivering to us your Cash Vault or ‘Virtual’ Vault Service Request. UMB will issue Identification Codes to your Service Representative(s) that he/she/they must use to place currency orders, and you may suspend or terminate the Identification Codes of any Service Representative at any time. You will specify to us which of our cash vaults you will use. An Authorized Signer may add or delete a Service Representative at any time by delivering to us a revised and duly executed Cash Vault or ‘Virtual’ Vault Service Request. We will have a reasonable period of time to act on any such change that you request.

We may, at our discretion, reduce cash orders for control purposes, and we may refuse deposits, defer or reverse credits and/or return deposits in accordance with these terms and conditions.

Items that May Be Deposited. We accept for deposit at our vaults only genuine U.S. coins and currency. We may also accept your Check deposits at our vault provided that you comply with the Check deposit preparation requirements stated in our Cash Vault Service Description. We have no obligation to accept foreign or mutilated coins or currency. If we detect any counterfeit or unlawfully altered coins or currency in your deposit, we may forward them to the U.S. Secret Service and charge your Account accordingly.

Preparation of Deposits. All deposits must be prepared in accordance with our Cash Vault Service Description. We may refuse to accept, or we may assess special Service Fees for handling, any non-conforming deposit. We also may refuse your deposit if the integrity of a deposit bag appears to have been compromised, or if the seal of a deposit bag does not effectively deter access to the contents of the bag.

Crediting Your Account. If your deposit has been accepted by us, we may provisionally credit your Account in the amount designated on the deposit slip that you provide with your deposit. Any provisional credit to your Account will be subject to adjustment for any difference, counterfeit currency, or other irregularity detected during our verification of your deposit. We will verify the deposit by opening the deposit bag(s) and counting the coins, currency, and Checks contained in the deposit bag. Verification of your deposit may not be made until after your deposit has been accepted. The amount of any credit to your Account will not be final until we have completed verification of your deposit, and we may adjust the amount of your deposit as provisionally credited based on our verification. Until we have verified the contents of the deposit bag and entered a final credit to your Account, our relationship with you with respect to the contents of the deposit bag will be that of bailor and bailee. We will not be responsible for any property included in a deposit bag other than coins, currency, and Checks or other draft Items.

Issuance of Receipt. If you request a receipt at the time of delivery of your deposit to us, the armored carrier delivering your deposit will provide a receipt indicating an amount equal to the amount you stated on your deposit slip included with your deposit. However, the amount on any such deposit receipt will be subject to verification and adjustment by us as described in these terms and conditions.

Cash Orders. We will fill your orders for coins and currency only with U.S. coins and currency.

Procedures for Cash Orders. Your authorized Service Representative must place an order for cash in accordance with the order schedule prescribed in our Cash Vault Service Description. Your authorized Service Representative will be responsible for placing your order correctly.

Payment Order. We will debit your Account for cash ordered by your authorized Service Representative according to our records on the same Banking Day when your order shall have been shipped.

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Verification of Shipment. You will be responsible for verifying each cash shipment that you receive from us in accordance with our Cash Vault Service Description. We will not honor a claim you make with respect to a shipment of coins or currency unless it is made in accordance with the terms of our Cash Vault Service Description including, but not limited to: (a) you must notify us by telephone within twenty-four (24) hours of your receipt of the cash shipment of any discrepancy between the amount of your order and the amount of the shipment, and you must deliver your written claim for such discrepancy within five (5) Banking Days after the shipment was delivered to you; (b) your claim has been verified in a manner acceptable to us; and (c) you must have not concealed or misrepresented any material fact or circumstance concerning the shipment. If you discover a discrepancy in a shipment prior to opening the shipment bag, you must return the shipment bag to us immediately without opening the bag. If you discover a discrepancy only after the shipment bag has been opened, you must report the discrepancy to us as prescribed in the paragraph on Discrepancies and Notices of Dispute below. You must retain until further instruction from us any bag, seal, tag, or strap of any shipment of a questionable nature or in which a difference was found. We will have a reasonable amount of time in which to investigate any discrepancy that you report to us, and we will promptly communicate our findings to you.

Transporting Cash. You must use an armored courier company to deliver cash to, or receive cash from, us using this Service (unless we excuse this requirement in our sole discretion). You must contract directly with the courier for cash transportation service, and notify us immediately in writing of any change in the armored courier. We must approve any armored courier that you select. Your armored courier acts as your agent and must comply with our Cash Vault Service Description and maintain adequate insurance to cover its potential liabilities in connection with your use of this Service.

If under special circumstances we were to not require that you use an armored courier but permit you to receive cash in person at our vault, then: (i) our responsibility for fulfillment of your cash order will be complete when we have followed our standard procedures for identification of your authorized Service Representative at our vault, and have delivered the requested cash to an individual whom we reasonably believe to be your authorized Service Representative; (ii) you will be solely responsible for the safety and security of your Service Representative and the cash so delivered, and (iii) you hold us harmless and will reimburse us for any loss, damage, or expense that we may incur, including any loss of property and personal injury or death to third parties, in connection with our delivering your cash order to an individual rather than through your use of an armored courier company approved by us.

We may refuse, at any time and with or without cause, to permit any Service Representative or courier to enter our premises. If we refuse entry to a Service Representative or courier, we will use reasonable efforts to promptly so notify you.

Discrepancies and Notices of Dispute. If a discrepancy were to occur between the amount of a deposit as reflected in our official count after your deposit has been verified by us and the amount shown on any deposit slip you prepared or any receipt we provided to you at the time of your deposit, a supervisor, or similar Bank representative will verify our official count. Our determination and records as to the receipt of any deposit bag and the contents thereof will be conclusive and binding on you, and we may adjust any provisional credit made to your Account so as to be consistent with our official count. We will notify you of any adjustment made because of a discrepancy. You must notify us by telephone within twenty-four (24) hours of your receipt of the cash shipment of any discrepancy between the amount of your order and the amount of the shipment, or of any dispute as to any adjustment that we made to your deposit, and you must deliver your written claim for such discrepancy within five (5) Banking Days after the shipment was delivered to you.

Cooperation in Investigations. You will cooperate fully, and must cause your Service Representative(s), employees, agents, officers, contractors, and subcontractors to cooperate fully, with us in any investigation of any loss, discrepancy, or dispute relating to the performance and delivery of this Service. If you fail to comply with this obligation of cooperation, that failure will constitute your release of the Bank from any liabilities, claims or expenses incurred by anyone in connection with any loss, discrepancy or dispute relating to our performance and delivery of UMB Cash Vault Services.

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Risk of Loss. You will bear the risk of loss for your deposit of coins and currency until we accept your deposit at our vault. For any cash shipment to you, you will bear the risk of loss of such shipment upon your armored courier or your Service Representative taking possession of the shipment at our shipment dock.

Controlled Disbursement Service

The Service. Our Controlled Disbursement Service provides you with Check clearing information early each Banking Day, and assists you in determining your daily cash position and managing available funds in your Account(s) to make your payments. This Service enables you to plan your daily cash requirements, identify excess balances, or pay down loans to reduce interest cost. Controlled Disbursement Service may be used to reduce your risk of funding errors, overdrafts, and use of lines of credit. However, this Service is not intended as a means to extend disbursement or Check clearing ‘float’. You can establish Controlled Disbursement Service for your Account(s) that you specify on your Controlled Disbursement and ZBA Service Request.

If you elect to use this Service’s current day controlled disbursement reporting, then on the morning of each Banking Day when Checks are presented to us for payment from your Account(s) that you have designated on your Service Request to serve as “Controlled Disbursement Account(s)”, we will notify you via our online cash management portal, UMB Direct™, of the approximate aggregate amount of the Checks presented. With current day reporting we provide you with early information concerning expected clearing of your Checks as a result of their limited presentment to us by the applicable Federal Reserve Bank. During the Banking Day, you may use UMB Direct™ Service to review the amount of Checks presented on your Controlled Disbursement Account(s) that day. Presentment information that we make available to you during a Banking Day is subject to change until after the close of the Bank’s business that day.

Funding. You designate on your Service Request an Account that will serve as your “Funding Account” and the Account(s) that will be your Controlled Disbursement Account(s). You must maintain sufficient collected funds in your Funding Account to fund the total amount of Checks that are presented on each Banking Day for payment from your Controlled Disbursement Account(s). You authorize us in your Service Request to transfer funds from your Funding Account to your Controlled Disbursement Account(s) in the amount of the actual or estimated total of the Items presented for payment on that Banking Day. If you do not have sufficient collected funds in your Funding Account to cover Items presented, and you do not cover the insufficiency by the end of that Banking Day, we may dishonor some or all of the presented Items and return them for insufficient funds. If there are insufficient funds in your Funding Account to cover your Checks presented to us for payment that Banking Day, we may advance funds, in our sole discretion and without any obligation to do so, and pay all or some of the Checks presented for payment from your Controlled Disbursement Account(s) and create an overdraft in your Funding Account in the amount of funds advanced.

Special Circumstances. If for any reason we fail or delay in making information available to you concerning the required funding amount for the Items presented to us for payment from your Controlled Disbursement Account(s), you continue to be responsible for having sufficient funds in the Funding Account to cover the Items presented that Banking Day.

Electronic Data Interchange (EDI) Service

The Service. Our Electronic Data Interchange (“EDI”) Service enables you to receive and send electronic payment and remittance information in a convenient manner that corresponds to certain industry-specific electronic file formats, and to convert remittance information into a file format that allows you or your third- party transactor (your “Trading Partner”) to integrate the information more effectively into applicable data processing operations. For “Incoming EDI” (a/k/a “EDI Origination”) transactions, your Trading Partner sends an ACH Entry to us, which Entry includes a payment and an Addenda Record with detailed accounting data. We credit your Account for the payment and process the Addenda Record into the file format specified in your Electronic Data Interchange Service Request. For “Outgoing EDI” (a/k/a “EDI Payment Receipt”) transactions, you provide us with payment Instructions through our ACH Service and also with an Addenda Record to convert into a specified file format so that you can provide the information to your Trading Partner. This Service enables you to access payment-related and remittance-related information in mutually acceptable formats received from your Trading Partners and, if available, to match specified receivables and payables against payments. In order for us to process your Outgoing EDI transactions, you must have subscribed to our ACH Service.

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Controls and Security Procedures. If you elect to use our EDI Service you will be solely responsible for all security controls within your place(s) of business and within your management information systems in connection with transmission or receipt of data. You also are solely responsible for any access to that data that you provide to your Trading Partner or to any other person through use of Identification Codes that we provide to access your EDI data via UMB Direct™ Service. You acknowledge and confirm that the electronic file and report distribution methods specified in your Electronic Data Interchange Service Request and EDI Service Description and any Supplemental Documentation meet your requirements to protect the security and confidentiality of your payment and remittance information.

Responsibility for EDI Data. We shall have no liability for EDI data that we receive from you, any third party that you use to process your data, or any Trading Partner. We shall reformat “Incoming EDI” (EDI Origination) transaction data and Addenda Record information that we receive in accordance with the file format specifications in your Electronic Data Interchange Service Request, and we shall deliver the reformatted data to you as prescribed in your Service Request. You control the content of any payment-related information you send to us, and you are solely responsible for the accuracy of that information. You also are solely responsible for storage of all data relating to that information, and for any access to that data that you provide to your Trading Partner or to any other person.

Sending Payments and Related Information. When you want to initiate an “Outgoing EDI” payment (EDI Payment Receipt) transaction to your Trading Partner, you must transmit an EDI data file to us containing your Instructions for payment. Your Instructions must be in the format specified in your Electronic Data Interchange Service Request or our EDI Service Description or Supplemental Documentation, and be received by us no later than the output deadline. When we receive an electronic file from you in connection with this Service, we will perform certain edits on the data, translate the data into the appropriate format or medium, and send the data to the payment system that you specify. We will undertake commercially reasonable efforts to issue your payments in the required format on the specified dates. However, we may use any means of transmission, funds transfer system, clearing house or intermediary bank that we reasonably select. Any transfer of funds to or from your Account(s) is governed by other provisions of this Master Agreement, such as our Automated Clearing House Processing Service terms and conditions or our Wire Transfer of Funds Services terms and conditions, and by Applicable Law.

Image Cash Letter Service

The Service. With enactment of Check 21, check processing can be less costly and more efficient. UMB’s Image Cash Letter Service enables you to image your paper Items for deposit and transmit them to us electronically for clearing. In order to use our Image Cash Letter Service, you must complete and deliver to us your duly executed Image Cash Letter Service Request designating your Account(s) that will be included in this Service and other information we require in order that we may set up your Service. Upon your enrolling in this Service, you (or your agent third-party processor) can record paper Check and check related payment information as images during your Item image processing. You send us an electronic image file of your Checks for credit to your Designated Account. Through our imaging process, we electronically sort your file and clear Items transmitted per our funds availability schedule. Items drawn on financial institutions that accept Check images for processing are cleared via an electronic image payments exchange, and Items drawn on financial institutions that do not accept Check images for processing will be collected as Substitute Checks.

In providing this Service to you, we process on your behalf for deposit into your Designated Account(s) an electronic image that you create from paper Checks that you receive, if the image qualifies as a Substitute Check. You are responsible for producing and transmitting a fully legible, clear image of the paper Item sufficient to process it as an image or to reproduce it as a Substitute Check. You must transmit the images to us electronically using hardware and software that you obtain from a qualified third-party vendor. You also authenticate your transmissions by using the secure communication method as you and we shall agree from time to time. You agree that the communication method that you select (which must include encryption) is a commercially reasonable method of authenticating your transmission, and that you will be bound by any transmission that we receive using the transmission method that you select. We will either forward the electronic image on your behalf to the appropriate Federal Reserve Bank or to another entity for collection, or print a paper Substitute Check or image replacement document from the image that you have transmitted for collection from the issuing financial institution.

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Scanning Equipment. In order to undertake Image Cash Letter Service, you must use Scanning Equipment that will produce an image of an Item that meets Check 21 requirements and those of our Check processing equipment and systems. Accordingly, prior to commencement of the Service, you must cooperate with us to test the image files produced by your Scanning Equipment and your communications facilities in order that the electronic images that we receive from you are of sufficient quality for processing. We retain the right to approve or disapprove any Scanning Equipment and communications facilities to be used in connection with our providing this Service.

Scanning Equipment and communications facilities that you use to scan paper Checks and to create and transmit to us electronic images of those Checks are furnished to you by independent vendors, and not by us. You will rely exclusively on any warranties provided by such third-party vendors, and not on us or on any statement we may make or service we may perform, in connection with the proper operation and performance of the Scanning Equipment. You must properly maintain the Scanning Equipment and your other hardware, software, and communication facilities to ensure that the Scanning Equipment continues to perform satisfactorily. You are solely responsible for your contingency planning, data storage, and back-up procedures to ensure that you preserve an adequate record of information that you enter and transmit using the Scanning Equipment.

We make no representation or warranty concerning the completeness, accuracy, operation, or performance of the Scanning Equipment or communication facilities you use to receive this Service. You confirm that we shall have no liability whatsoever in respect of any deficiency in or malfunction of any Scanning Equipment or related software, equipment, or communications facilities. Your sole recourse will be as provided in the warranties, if any, provided to you by the vendor(s) of your Scanning Equipment.

WE MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING ANY SCANNING EQUIPMENT, COMMUNICATIONS FACILITIES, OR THIS SERVICE, AND WE SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES IN RESPECT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT BY THE SCANNING EQUIPMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

Communications. You are responsible for communication costs for transmission of images and data sent during your use of this Service. You also are responsible for taking appropriate measures to minimize service interruptions caused by the transmission method and communications service provider that you select.

Operating Procedures. You must follow the Image Cash Letter Product Description that we provide from time to time including, without limitation, required input formats, file transmission protocols, and delivery deadlines. The Image Cash Letter Service Description establishes a cut-off time that applies to your transmission and our receipt of electronic images for our processing under this Service, which cut-off time may be later than the cut-off time that applies to our receipt of Checks at our branch offices or other banking facilities. Any electronic image that we receive through this Service after the applicable daily cut-off time may be processed by us on the next Banking Day, which will affect the settlement date and availability of funds for that deposit to your Account. All electronic images of Items received by us by Image Cash Letter Service for deposit to your Account are received and credited by us provisionally, and are subject to final collection. Any returned or rejected Items (including original Checks, electronic images, image replacement documents or Substitute Checks) may be charged as returns to your Account(s). Our funds availability policy disclosure that we provide to you describes the availability of funds from Items deposited and credited to your Account. We may change our Image Cash Letter Service format or operating procedures upon not less than thirty (30) days prior written notice to you. If you continue to this Service thereafter, you will have agreed to the changed operating procedures.

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Your Responsibility. When you transmit an electronic image to us for processing using your Scanning Equipment, you will be the warrantor of all warranties under the Check 21 Act including, without limitation, that: (1) all information and data submitted to us showing the front and back of the Check accurately represents the information on the front and back of the original Check as of the time the original Check was received by you, and none of that information was altered or modified, except for the addition of any endorsement on your behalf that is necessary in order to properly collect the Check; (2) you will permanently remove the original Check from the forward collection process; (3) you will destroy all original Checks that correspond to the images transmitted to us for processing after waiting a commercially reasonable period of time to ensure that the image has been successfully received and processed; and (4) you will not, after an electronic image has been successfully transmitted to us, submit the original or another image of the Check to us for processing; provided, however, that you and we will not be prevented from resubmitting a Check or electronic image for collection in the event the Item was returned uncollected. These express representations and warranties are in addition to those that you make under the UCC and under our Deposit Account Agreement with respect to any Item that you submit to us for deposit and collection on your behalf.

If a claim were made against us by a third party (including, but not limited to, the maker, any endorser, or any other collecting bank on any Check, Substitute Check, or image replacement document or other Item in connection with your use of this Service) that involved your breach of these representations and warranties, you hereby indemnify and hold us and any such third party harmless against such claim including, without limitation, attorneys' fees and other costs incurred in connection with the claim.

Online Payment Solutions Service

The Service. Online Payment Solutions Service is available to UMB’s Treasury Management Services clients that need to manage collections or donations from a large number of their customers or donors (each a “Payor”). Your Payors can make payments to you at the Hosted Payments Website that we or our third-party servicer provide, or you can accept payments directly at your website and transmit payment information to us through this Service. You can brand the Hosted Payments Website with your logo, and you can select from certain available color schemes and font choices. We collect payments and credit them to your Account in accordance with our Deposit Account Agreement and funds availability schedule. You will receive daily reports of payment activity on the Hosted Payments Website or within this Service. You can integrate the reports into your Payor management software and accounting systems.

The three (3) most requested UMB Online Payment Solutions Service options are:

1. Web Direct. Web Direct is a basic website Payment Solution that does not provide Payor log-in access or give your Payors access to their account information with you at your website. Your Payors access the Hosted Payments Website through a link from your website. You manage payment options through an administrative application that allows you to select the payment types that you will accept (see the Payment Types section below), set payment limits, and establish convenience fees that Payors may be charged for making payments. During our Online Payment Solutions Service enrollment process, we provide you with information about required file formats so that information we receive from you and that we send to you will interface properly with our Service systems.

To use Web Direct, you must provide us with a Payor Account Master File that identifies the Payors who will be given access to the Hosted Payment Website. Your Master File will provide us with information that will permit us to verify the identity of each Payor and its accounts with you the first time the Payor logs in to our Hosted Payments Website. Your Master File also will include information regarding each Payor’s account balance and the status of their respective account with you. We manage the Payor authentication process at the Hosted Payment Website based on billing statement information that you provide in your Payor Account Master File.

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Each Payor provides certain elements of that information to us the first time that he/ she attempts to access the Hosted Payment Website. Once a Payor provides us with required information, the Payor must establish a UserID and Password that will allow the Payor continued access to the Hosted Payment Website to make payments and obtain information on the Payor’s account with you. We send you daily activity and payment posting Files that you can use to update your accounts receivable system. You must send us changes to your Payor Account Master File on a daily basis to ensure that the Hosted Payments Website has accurate information on the balances and status of your Payors’ accounts.

2. Single Sign-On. Single Sign-On Service is available to UMB billing clients whose own websites allow Payors to log in and obtain their personal account information. This Service operates similarly to Web Direct except that Payors are not required to maintain separate log-in credentials to access the Hosted Payments Website. With Single Sign-On you are responsible for identifying and verifying your Payors and for ensuring the security of your website. You are not required to provide us with a Payor Account Master File if your system user interface takes payment information from the Hosted Payments Website and integrates it into your accounting system. However, you also have the option to use a Payor Account Master File.

3. Web Services. Unlike Web Direct or Single Sign-On options, our Web Services option is available to UMB billing clients who want to collect payments directly on a website that they manage or that is managed by their third-party service provider. This Online Payment Service option allows you to have complete control over the user interface presented to Payors. When you accept payments directly at a website owned or controlled by you or your third-party service provider (and not at the Hosted Payments Website), you are completely responsible for the security of payment information accepted at that site or maintained on your computer systems. You must code your web pages in accordance with the API specifications that we provide to you, and you must test your interface to ensure that Payor enrollment, funding source, and payment information communicated to the Hosted Payments Website will be properly transmitted to us.

Additional UMB Online Payment Solutions Service options include:

Web Lite. Web Lite Service option is designed to accept payments from Payors who will not be required to have or create a User ID and Password in order to make a payment at the Hosted Payments Website. This Service option may be suitable, for example, for your acceptance of one-time charitable donations or other one-time payments. This Service option requests the Payor to provide their name, address, e-mail address and telephone number (“Identity Information”) before delivering their payment. Certain of those fields may be optional. We convey the Payor’s Identity Information that we receive to you for your use. Although we may attempt to verify the Card number provided by the Payor against the address information provided, we do not otherwise attempt to verify Identity Information. The Web Lite page may be branded with your logo. When a payment is made at the Hosted Payments Website, a payment confirmation is sent to the e-mail address provided by the Payor. You may customize the content of the confirmation to provide a charitable deduction receipt. The terms and conditions that you display to Payors before payments may be accepted must include the Payor’s authorization to provide the Payor’s Identity Information to you and you must provide a link to your privacy policy.

IVR Payment. If you accept Payor payments through an integrated voice response (IVR) facility, we offer a Service option that enables you to transmit payment information that you receive through your IVR to us for processing to your Account(s).

Agent Payment. Agent Payment is a payment Instruction that is entered by one of your Service Representatives into the Online Payment Solutions Service on behalf of a Payor; for example, when your customer requests directly to one of your customer service representatives over the telephone to make a payment on the customer’s account with you. The Agent Payment Service option is designed for inbound customer calls only, and is not to be used for outbound telemarketing solicitations. You must identify each Service Representative who will be authorized to engage the Agent Payment Service option on your Online Payment Solutions Service Request or your Security Administrator must otherwise have authorized in writing to us the Service Representative who could process Agent Payments for you.

Recurring Payment. Your customers may elect to enter payments either as single payments or as recurring payments (for example, on a monthly basis). When a Payor authorizes a recurring payment from the Payor’s account using Recurring Payment Service option, an e-mail notification is sent to the e-mail address provided by the Payor in the Service three (3) calendar days before the recurring payment is initiated and debited to the Payor’s account. The Recurring Payment Service option is not available through Web Lite or Agent Payments.

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Statement Presentation. You can arrange to have an electronic version of your customers’ account statements available to your customers using the Statement Presentation Service option if you use the Web Direct, Single Sign-On or Web Services options of Online Payment Solutions Service described above. We will store up to three (3) statements that can be available to view and print. An “alert” message will be sent to the e-mail address provided by the Payor in the Service when the statement is available.

Convenience Fees. Depending on applicable Merchant Card rules and Applicable Law, you may be permitted to charge your Payor a “convenience fee” for their delivering their payment to you using an Online Payment Solutions Service. Convenience Fee Service enables you to configure your fee(s) in fixed or variable amount, and to settle fees collected through the Service to an account other than your primary settlement Account.

Payment Types. You may elect in your Online Payment Solutions Service Request to receive payments by Card (credit or debit) or ACH debit at or through the Hosted Payments Website as follows:

Debit Card and Credit Card; Merchant Agreement; PCI DSS Compliance. To receive Payor payments through this Service by Card, you must enter into a separate merchant application and agreement with our third-party Merchant Card Processor, Elavon, Inc., as it may require. If you select our Web Services Online Payment Service option in which you accept payments directly at your website, you must ensure that the receipt and storage of payment information that is entered at your website complies with any restrictions of the applicable Card association rules. In general, Card association rules require that if you accept, store or transmit Card information on your website, you must comply with the PCI DSS standards of the Card association that are applicable to you. This may require you use an independent consultant to review your data security, storage and retention capacities and policies before you launch the Service. You also must comply with applicable data security requirements of the Card association as long as your computer systems retain or store Card data. Elavon, Inc. will help you review these requirements.

ACH Origination. You also may permit Payors to deliver payment to you by authorizing us to debit the Payor’s bank account electronically. Payments received through this Service that are authorized in this manner will be processed through an ACH debit to the account number provided by the Payor. In order to use this method of collecting payments, you must be enrolled in our Automated Clearing House Service, and ACH payments that we collect on your behalf will be subject to our Automated Clearing House Service terms and conditions (described above) and this Master Agreement.

Your Responsibilities, Representations and Warranties. In order to obtain an Online Payment Solutions Service you must specify in your Online Payment Solutions Service Request your Account(s) into which we will deposit payments to be received through the Service. You must have the necessary hardware and software to properly interface with the Service option you select, and you must follow all guidelines for that Service option that we provide to you in our Online Payment Solutions Service User Guide. If you select the Web Services option, that will include our API specifications. You must not use an Online Payment Service in order for you to provide online payment services/solutions to any third party other than your affiliate(s).

You represent and warrant to us that:

(a) if you use our Web Direct Service, the information that you provide to us to authenticate your Payors will be sufficient to properly identity them, and the procedures that the Service uses to identify your Payors are commercially reasonable;

(b) if you use Single Sign-On Service or Web Services, your website properly authenticates Payors before permitting them to initiate payments through the Service;

(c) you use commercially reasonable procedures to store, transmit and dispose of information pertaining to your Payors’ accounts;

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(d) if you use Web Services, you are in compliance with the applicable PCI DSS standards at the time the Service is activated, as long as you use the Service, and as long as your systems maintain Card or payment information processed using the Service;

(e) if you use the Web Lite Service option, you must have received the Payor’s consent to forward the Payor’s Identity Information to you and have provided the Payor with a copy of your privacy policy, and your use of Identity Information complies with your privacy policy and Applicable Law;

(f) you will not use the Agent Payment Service option to process payments received from outbound telemarketing calls;

(g) all information that you provide to us regarding your Payors’ accounts, whether through the Payor Accounts Master File or otherwise, is true, accurate and correct;

(h) each payment entered through the Service, whether by Card, ACH debit or through your customer service representative, has been properly authorized by an owner of the account to be charged, and you are entitled to receive the proceeds of the payment; and

(i) any “convenience fee” that you charge for accepting a payment that is processed through this Service is/are permissible under Applicable Law. If you use this Service to collect payments by ACH debit, then you also make the additional representations and warranties that are contained in the Automated Clearing House Service section of this Master Agreement.

Security Procedures. We will receive information from you that we require in order for us to provide Online Payment Solutions Service to you and to transmit electronic files after your Service Representatives have accessed our system through one of the following methods. First, you can transmit electronic files to us and download files from this Service directly from your file server via Secure File Transfer, which may include PGP encryption. Second, you can transmit electronic files to the Service and receive electronic files from us by using your browser to access Secure File Transfer on our online cash management portal, UMB Direct™ Service. Each of these methods requires you to provide the proper Identification Code prior to being permitted access to our system. In addition, UMB Direct Service permits you to use token technology to provide a greater level of user authentication. We provide your Service Representative(s) with the token. This log-in method does not require you to purchase any additional hardware or software. By using one or more of the Security Procedures outlined in this paragraph to transmit electronic files to us or receive electronic files from us, you acknowledge and agree that these Security Procedures are Commercially Reasonable.

Your Security Administrator(s) and Service Representative(s). Any person(s) whom you designate as your Security Administrator(s) in your Service Request (or other document that you provide to us and that we accept) from time to time will be authorized by you to: (i) administer access to this Service by your Service Representative(s) by authorizing or deleting the authorization of any Service Representative within this Service, and setting, modifying or deleting the access levels and authorization limits for any Service Representative; and (ii) establish or modify rules that govern your receipt of payments through this Service, the charges (if any) assessed by you to Payors for making payments through this Service, and other procedures for operation of the Service as more fully described in the Online Payment Solutions Service User Guide that we provide for this Service.

Rights to Use Marks, etc. You also represent and warrant to us that you have all rights and authority to use all trademarks, service marks, trade names, domain names, slogans, logos, designs or other marks that you provide to us for use in connection with this Service or for inclusion in the Hosted Payments Website.

Our Intellectual Property Rights. Except for the rights expressly granted to you under these Online Payment Solutions Service terms and conditions and this Master Agreement, we or our third-party licensor(s) own all intellectual property rights and all other right, title, and interest in and to this Service including, without limitation, any software used to deliver this Service, and all systems, technology, processes, designs, structure, methods, and the like used by us or our third-party service provider(s) to provide this Service, as any of these exist now or may be developed by us or our licensor(s) (collectively, the “Bill Payment Products”), except as may otherwise be agreed in writing by the parties. No right or license will be implied by estoppel or otherwise other than the rights and licenses expressly granted in these Online Payment Solutions Service terms and conditions, and all rights not expressly granted to you herein are reserved by us or our third-party service provider(s).

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Except as otherwise expressly provided in these terms and conditions, you shall not, and shall not permit any other third party to: (i) create any derivative work from, or otherwise develop any product or technology based on, any part of any Bill Payment Product (including any software used to deliver this Service) or other Confidential Information of the Bank (other than as shall be necessary and appropriate for your use of this Service), (ii) disassemble, decompile, reverse engineer, or otherwise attempt to obtain the source code or create a source code equivalent of any of any Bill Payment Product (including any software used to deliver this Service) or other Confidential Information of Bank, (iii) sublicense, lease, rent, loan or distribute or otherwise transfer or grant access to any Bill Payment Product (including any software used to deliver this Service) or other Confidential Information of the Bank, (iv) use, copy, modify, distribute, transmit, or display any Bill Payment Product (including any software used to deliver this Service), (v) use any Bill Payment Product (including any software used to deliver this Service) to provide software application services, time-sharing or service bureau services to third parties other than to your Affiliate(s), or (vi) otherwise use or exploit our or our third-party licensor’s intellectual property rights, whether owned or licensed, in a manner not expressly authorized by these provisions.

You shall not contest, directly or indirectly, the validity or our or our third-party licensor’s ownership of any intellectual property rights related to any Bill Payment Product or any software used to deliver this Service. You shall not knowingly do anything that may adversely affect the validity or enforceability of any intellectual property right licensed to or owned by us including, without limitation, any act, or assistance to any act that may infringe or lead to infringement of any such intellectual property right.

Our Intellectual Property Indemnification. We represent to you that this Service and any deliverables that we provide to you and that are required for your use and enjoyment of this Service in the manner contemplated under these terms and conditions and as more fully described in the Online Payment Solutions Service User Guide do not and shall not infringe any Person’s U.S. patents, copyrights, trademarks, trade names, service marks, or other intellectual property rights. Our representation does not extend to any system, technology, or process that you use to provide information to us in connection with our providing this Service including, but not limited to, your computer systems, programs, and telephone or voice response units, or any hardware or software not specifically provided by us. We indemnify you and hold you harmless for all damages and costs that you incur (including attorneys’ reasonable fees and expenses) and that result from a claim by a third party (excluding your Affiliate(s)) that the Services furnished and used as contemplated by these terms and conditions (but not your systems, technology or processes) infringes a U.S. copyright or U.S. patent, provided that: (a) you notify us promptly in writing of the claim; (b) we or our third-party licensor(s) shall have sole control of the defense and all related settlement negotiations; and (c) you provide us and/or our third-party licensor(s) with assistance, information and authority necessary to perform such defense and/or engage in such settlements.

We shall have no liability for any claim of infringement based on alterations or modifications of this Service (unless authorized in writing by us), or the combination, operation, or use of this Service with programs or data or hardware not furnished or authorized in writing by us, if such infringement would have been avoided by the use of the Service without such programs or data or hardware. If this Service were held to so infringe or your use of the Service were enjoined, we or our third-party licensor(s) shall have the right, at our/its option and expense, to (i) modify the Service to be non-infringing; (ii) obtain for you a license to continue using the Service; (iii) substitute the Service with other substantially similar software reasonably suitable to you; or (iv) if none of the foregoing remedies are commercially feasible, terminate the license for the infringing Service, refund the pro rata portion of any Service Fees actually paid by you for the Service assuming a three (3) year straight-line amortization for the actual period that you used the Service. THIS SHALL BE YOUR SOLE AND EXCLUSIVE REMEDY AND OUR SOLE AND EXCLUSIVE OBLIGATION WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THIS SERVICE.

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Viruses. We represent to you that, using a recent version of a reputable virus-checking software, we will check our Online Payment Solutions Service, the deliverables we provide in connection therewith, and our systems used to deliver our Online Payment Solutions Service, for any viruses, ‘worms’, or similar harmful computer code that is intended to harm or to provide unauthorized access to your system, and we will use commercially reasonable efforts to eliminate any such viruses, ‘worms’, or similar harmful computer code.

Your Indemnification. You indemnify us and hold us harmless against all claims and demands against us resulting from: (i) any claim by any Payor arising from use of an Online Payment Solutions Service except to the extent caused by our breach of our obligations or our gross negligence or willful misconduct; (ii) any information, instructions or data provided by you or any Payor to us; (iii) any claim by any of your third-party service providers (other than us) including, but not limited to, payment gateways, payment networks, banks, and Card processors, but excluding any claim of our failure to comply with the applicable rules of any Card network; (iv) any failure by you to comply with PCI-DSS standards applicable to you if you use the Web Services option; (v) the content or information prepared or distributed by you or any Payor in connection with any payment made or facilitated through this Service; (vi) your failure to comply with any guideline, directive, policy, practice, rule or procedure made available to you through this Service or its Supplemental Documentation; (vii) any claim by any Person that any trade name, trademark, service mark, logo, or other mark provided by you for use in identifying this Service to your Payors or others, or any technology you use (including any IVR system) to interface with our systems or to receive this Service infringes any Person’s trademark or other intellectual property right under Applicable Law; and (viii) any claim of, and liabilities or damages incurred by, any Person resulting from any violation by you or a Payor, or your or any Payor’s owner, director, officer, employee, agent or independent contractor of any Applicable Law, applicable payment system rule, or any of your contractual relationships.

Paper Debit Block Service

The Service. Paper Debit Block Service provides you with the ability to block all paper debit Items that may have posted to your Account. This Service permits you to view blocked Items after UMB has returned them to the bank of first deposit.

You may use your Paper Debit Block Service Request to provide Instructions to UMB to block all paper Items from debiting your Account(s). UMB shall be entitled to rely exclusively on the information provided in your Paper Debit Block Service Request. Notwithstanding any Instructions received by UMB in connection with this Service, UMB may charge your Account for adjustments, corrections, Service Fees or other payments that you may have authorized UMB to charge to your Account in connection with your transactions or Services provided to you by UMB or its Affiliates, or for any debit transactions that UMB is required to accept under ACH Rules or other Applicable Law. UMB will make reasonable efforts to implement, discontinue, or change this Service for you on your Account as per your Instruction on the same Banking Day as requested by you, but Bank will not be liable for any failure to implement, discontinue or change this Service on your Account by a particular date or time.

Remote Deposit and Mobile Deposit Services

Remote Deposit Service

The Service. In order to obtain our Remote Deposit Service, you must complete and deliver to us your duly executed Remote Deposit Service Request designating the Account(s) that you want included in this Service and other information that we require in order to set up your Service. You also must purchase the required Scanning System in order to implement and operate the Service with us. As you will instruct us in your Service Request, we will process on your behalf for deposit into your designated Account(s) an electronic image that you create using a Scanning System of any Check that you receive, if the image that you create qualifies as a Substitute Check.

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You will be responsible for electronically imaging and transmitting to us a fully legible, clear image of each original paper Check sufficient to reproduce it as a Substitute Check or image replacement document. You must use a Scanning System that shall be acceptable to us in our sole discretion. We will forward the electronic image of each such original Check on your behalf to the appropriate Federal Reserve Bank or other entity for collection. In certain circumstances, we may print a paper Substitute Check or image replacement document from the image of the original Check that you have transmitted to us and process that document for collection. Our obligations under Remote Deposit Service relate exclusively to processing images of original paper Checks transmitted to us for collection in our ordinary course of performing banking services.

Scanning System. In order to engage our Remote Deposit Service, you must use a Scanning System that will properly interface with our Remote Deposit Service application and check processing equipment and systems. You must obtain your Scanning System from an independent third-party vendor. We have identified third-party vendors that can supply such Scanning System, software and related services that meet our requirements. You must consult with us if you wish to use a different third-party vendor, and then provide us the opportunity to confirm that such other vendor’s Scanning System will meet our requirements. We retain the right to disapprove any Scanning System if it does not provide us with a sufficiently high quality image to qualify as a Substitute Check, or if the Scanning System does not interface properly with our Remote Deposit Service application. Your computer system must have up-to-date anti-virus programs and other software designed to protect your computing environment from viruses or other malicious attacks. The minimum software requirements to properly engage our Remote Deposit Service are specified in our Remote Deposit Service Description and Remote Deposit Service User Guide.

Prior to your engaging Remote Deposit Service, you also must ensure that the Scanning System otherwise meets your requirements. You must properly maintain the Scanning System and your other hardware, software, and communication facilities in order that the Scanning System shall perform properly. You are solely responsible for your contingency planning, data storage and back-up procedures.

We make no representation or warranty concerning the completeness, accuracy, operation, or performance of the Scanning System or any communication facilities that you will use to engage this Service. We shall have no liability with respect to any deficiency in, or malfunction of, the Scanning System equipment, or communications facilities, or other services provided by third-party vendors or service providers that you use to facilitate this Service. Your sole recourse will be as provided in the agreement(s), including warranties, if any, provided to you by the vendors of such equipment, software, or facilities. WE MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE SCANNING SYSTEM OR COMMUNICATION FACILITIES OR THE SERVICE, AND WE SPECIFICALLY DISCLAIM ALL WARRANTIES IN RESPECT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT BY THE SCANNING SYSTEM OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. You and we shall rely exclusively on warranties provided by the third-party vendors with respect to the operation and performance of your Scanning System and its respective applications, and any communications and interface equipment.

Requirements of this Service. As required by certain banking regulations, we retain the right to establish qualifications that our clients must meet and limitations that clients must observe in order to engage our Remote Deposit Service. These include a maximum daily remote deposit limit, the amount of which we set in our sole discretion. We will make a good faith effort to notify you in advance if we change your daily remote deposit limit; however, if you are in default under these terms and conditions, no advance notice to you will be required of us. We may refuse to accept deposits from you through our Remote Deposit Service if you attempt to use this Service to deposit an amount in excess of your daily remote deposit limit on any Banking Day. We also have the right to refuse to provide the Service to you if you do not meet our qualifications and observe our limitations for this Service.

Cut-off Times; Image Archiving. We establish various cut-off times by which your Check images must be received in the Service in order to be processed as a deposit by us on that Banking Day. The cut-off times are specified in the Operating Procedures in the Remote Deposit Service Description and Remote Deposit Service User Guide. Images of Checks that you shall transmit to us using this Service will remain accessible through this Service for a period of twenty-four (24) months from the date that you transmit the image to us. However, images of original Checks that have been submitted to us through this Service more than twenty-four (24) months prior may otherwise be available on our system until the expiration of our normal records retention period, and may be provided to you upon your request. The Service shall provide you with standard online reports to help you manage your Checks and client payments. Available reports are described in the Remote Deposit Service Description and Remote Deposit Service User Guide. Although our Remote Deposit Service is generally intended to be available for receipt of check images twenty-four (24) hours a day, seven (7) days week, the Service may not be available at certain times due to system maintenance or if an event beyond our control shall cause a Service interruption. We will attempt to minimize the effects of any such disruption in this Service to you.

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Technical Support. In connection with our providing Remote Deposit Service, we will maintain a toll free telephone number that you can call to receive initial assistance in diagnosing problems that may occur in the performance of the Scanning System or the transmission of electronic images to us. Any problem that cannot be diagnosed and resolved by us working with your technical support personnel within a reasonable period of time will be referred by us to the third-party vendor for resolution. You acknowledge that service interruptions in the banking, telecommunications, and computer industries may be caused by circumstances beyond the provider’s control and may be difficult to assess. If your Scanning System shall fail to operate, you must contact the third-party vendor that supplied your Scanning System or your communications services provider for assistance.

Your Responsibilities; Security Obligations. We will provide you with user Identification Codes that will permit each Servicer Representative that you identify on your Service Request to access this Service and to transmit Check images to us and access available reports. You are responsible for distributing user Identification Codes to your properly authorized Service Representatives, and for all actions taken using any of your user Identification Codes. You must establish and implement internal procedures to safeguard all user Identification Codes and means of access to the Service, and immediately report to us any possible theft, loss, or misuse of your user Identification Codes. You are responsible for activity of any kind, including fraudulent activity or corruption of your system, generated through use of your assigned user Identification Codes that occurs before you shall notify us of a possible security breach and we shall have had a reasonable amount of time to disable the affected user Identification Code.

The Check 21 Act. You must comply with Applicable Law in connection with your use of Remote Deposit Service including, without limitation, all rules and operating guidelines of the Electronic Check Clearing House Organization, the Check 21 Act, Subpart D of Federal Reserve Board Regulation CC.

Your Warranties. When you submit an electronic image to us for processing using the Scanning System, you will be the warrantor of all warranties under the Check 21 Act including, without limitation, that:

(i) all information and data submitted to us showing the front and back of the original paper Check accurately represents the information on the front and back of the original Check as of the time the original Check was received by you, and none of that information was altered or modified, except for the addition of any endorsement on your behalf that shall be necessary to properly collect the original Check;

(ii) you will permanently remove the original Check from the forward collection process, and will destroy all original Checks that correspond to images forwarded to us for processing through the Service after waiting a commercially reasonable period of time for the image to have been successfully received by us and processed; and

(iii) after an electronic image of an original Check shall have been successfully transmitted to us, you will not submit the original or another image of the Check to us for processing (however, this will not prevent you or us from resubmitting an original Check or electronic image of the original Check for collection in the event the Item was returned uncollected).

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These express representations and warranties are in addition to representations and warranties that you make under the UCC and the Deposit Account Agreement with respect to any Item you submit for deposit and collection.

If a claim shall be made against us by a third party including, but not limited to, the maker, any endorser, or any other collecting bank and that shall involve your breach of your representations and warranties, you shall defend, indemnify, and hold us and any such third party harmless against such claim including, without limitation, attorneys’ reasonable fees and other costs incurred in connection therewith.

Operating Procedures. You must follow the Operating Procedures in the Remote Deposit Product Description and Remote Deposit Service User Guide that we shall provide to you from time to time in connection with this Service including, without limitation, input formats, delivery deadlines, and confirmation requirements. The Operating Procedures establish daily cut-off times that apply to the transmission to and receipt by us of electronic images for processing through the Service, which cut-off times may be later than the cut-off times that apply to our receipt of checks at our branch offices or other banking facilities. An electronic image that we receive through the Service after the applicable cut-off time may be processed on the next Banking Day, which will affect the Item’s settlement date and availability of funds. All electronic images that we receive for deposit through the Service will be credited by us provisionally and will be subject to final collection. Any returned or rejected Items (including original Checks, electronic images, image replacement documents, or Substitute Checks) may be charged as returns to your Account(s). Our funds availability policy disclosure in the Deposit Account Agreement states our policies relating to the funds availability of deposited Items. We may modify our Remote Deposit Service Description and Remote Deposit Service User Guide from time to time, and we shall provide not less than thirty (30) days prior written notice thereof or updated information on such modification at the website that we use to provide this Service. If you continue to use this Service thereafter, you shall have agreed to the changed Remote Deposit Service Description and/or Remote Deposit Service User Guide.

Intellectual Property. You acknowledge and confirm that your access to the systems that we use to provide Remote Deposit Service will give you access to Intellectual Property of UMB or an Affiliate and/or its third-party vendors and suppliers. By using this Service you shall not acquire any title to or property right in any Intellectual Property, or the Service, systems or software that we or our third-party vendors use to provide the Service. You shall not interfere with, infringe upon, misappropriate, or claim any rights in connection with any Intellectual Property.

Termination of Service. You may cancel this Service upon your thirty (30) days prior written notice to us. We may terminate the Service at any time (a) upon prior written notice to you, or (b) without prior notice to you if: (i) you shall breach any of these terms and conditions; (ii) any representation or warranty that you shall make with respect to any electronic image submitted to us for processing shall be false; or (iii) you shall breach any of the provisions of this Master Agreement or of the Deposit Account Agreement.

Mobile Deposit Service

The Service. In order for you to obtain UMB Mobile Deposit Service, your Mobile Deposit Service Request must be completed and be executed by your Authorized Signer. Your duly executed Service Request will designate the Account(s) that you want included in this Service and other information that we require in order to set up your Mobile Deposit Service. Your Service Request also will identify those individuals whom you specify to act as your Service Representatives for this Service and who are authorized to provide Instructions to us on your behalf with respect to your Mobile Deposit Service and to view your Account statements and reports. As you will instruct us in your Service Request, we will process on your behalf for deposit into your designated Account an electronic image (that you create using your Mobile Device and this Service) of any Check that you will deliver to us through this Service if the image that you create qualifies as a Substitute Check.

You will be responsible for electronically imaging and transmitting to us a fully legible, clear image of each Check sufficient to reproduce it as a Substitute Check or image replacement document. You must use a Mobile Device that shall be acceptable to us in our sole discretion. We will forward the electronic image of each Check on your behalf to the appropriate Federal Reserve Bank or other entity for collection. In certain circumstances, we may print a paper Substitute Check or image replacement document from the electronic image that you have transmitted to us and process that document for collection. Our obligations under this Service relate exclusively to processing Check images transmitted to us for collection in our ordinary course of performing banking services. All electronic images that we shall receive for deposit through Mobile Deposit Service will be credited by us provisionally and shall be subject to final collection. Any returned or rejected original Checks, electronic Check images, image replacement documents, or Substitute Checks may be charged as returned items to your Account(s). Our funds availability policy disclosure in the Deposit Account Agreement states our policies relating to the funds availability of deposited Checks.

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Mobile Device. In order to engage Mobile Deposit Service, you must use a Mobile Device that will properly interface with our Service application and check processing equipment and systems. You must obtain your Mobile Device from an independent third-party vendor. We have identified the makers of those Mobile Devices that meet our requirements. You must consult with us if you wish to use a maker’s Mobile Device, and then provide us the opportunity to confirm that such maker’s Mobile Device will meet our requirements. We retain the right to disapprove any Mobile Device if it does not provide us with a sufficiently high quality image to qualify as a Substitute Check, or if the Mobile Device does not interface properly with our Mobile Deposit Service application. Your Mobile Device’s wireless telephonic services provider must have up-to-date programs and software to protect your wireless data transmissions. The minimum requirements to properly engage this Service are specified in the UMB Mobile Deposit Service User Guide.

We make no representation or warranty concerning the completeness, accuracy, operation, or performance of your Mobile Device or the wireless provider that you will use to engage this Service. We shall have no liability with respect to any deficiency in, or malfunction of, the Mobile Device, or communications facilities or other services provided by third-party vendors or service providers that you use to facilitate this Service. Your sole recourse will be as provided in the agreement(s), including warranties, if any, provided to you by the vendors of such equipment or facilities. WE MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE MOBILE DEVICE, OR COMMUNICATION FACILITIES, OR THE SERVICE, AND WE SPECIFICALLY DISCLAIM ALL WARRANTIES IN RESPECT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT BY THE MOBILE DEVICE OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. You and we shall rely exclusively on warranties provided by the third-party vendors with respect to the operation and performance of your Mobile Device and its respective applications, and any communications, wireless access and interface equipment.

Requirements of Mobile Deposit Service. As required by certain banking regulations and by us, we retain the right to establish qualifications that our clients must meet and limitations that clients must observe in order to engage this Service. These qualifications include a maximum daily UMB Mobile Deposit limit, the amount of which we set in our sole discretion. We will make a good faith effort to notify you in advance if we change your daily UMB Mobile Deposit limit; however, if you are in default under this Agreement or the Deposit Account Agreement, then no advance notice to you will be required. We may refuse to accept further deposits from you through this Service if you attempt to use it to deposit an amount in excess of your daily UMB Mobile Deposit limit on any Banking Day. We also have the right to refuse to provide UMB Mobile Deposit Service to you if you do not meet our qualifications and observe our limitations for this Service.

Cut-off Times; Image Archiving. We establish various cut-off times by which your Check images must be received in the Service in order to be processed as a deposit by us on that Banking Day. The cut-off times are specified in the UMB Mobile Deposit Service User Guide. An electronic image of a Check that we receive through the Service after the applicable cut-off time may be processed on the next Banking Day, which will affect the Check’s settlement date and availability of funds. Images of Checks that you transmit to us using this Service will remain accessible through this Service for a period fourteen (14) calendar days from the date that you transmit the electronic image to us. However, copies of Checks that have been submitted to us through this Service more than fourteen (14) calendar days prior may otherwise be available on our system until the expiration of our normal records retention period, and may be provided to you upon your request. Although the Service is generally intended to be available for receipt of Check images twenty-four (24) hours per day, seven (7) days per week, the Service may not be available at certain times due to system maintenance or if an event beyond our control shall cause a Service interruption. We will attempt to minimize the effects of any such disruption in this Service.

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Technical Support. In connection with our providing UMB Mobile Deposit Service, we will maintain a toll free telephone number that you can call to receive initial assistance in diagnosing problems that may occur in operating the Service or the transmission of electronic images to us. Any problem that cannot be diagnosed and resolved by us working with you within a reasonable period of time will be referred by us to our third-party vendor for resolution. You acknowledge that service interruptions in the banking, telecommunications, and computer industries may be caused by circumstances beyond our or the provider’s control and may be difficult to assess. If your Mobile Device shall fail to operate, you must contact the third-party vendor that supplied your Mobile Device, or your communications services provider for assistance.

Your Responsibilities; Security Obligations. We will provide you with Identification Codes that will permit each Service Representative that you identify on your Service Request to access this Service, transmit Check images to us, and access available Check deposit history. You are responsible for distributing the Identification Codes to your authorized Service Representatives, and for all actions taken using any of your Identification Codes. You must establish and implement internal procedures to safeguard all Identification Codes and means of access to the Service, and immediately report to us any possible theft, loss, or misuse of your Identification Codes. You are responsible for activity of any kind, including fraudulent activity or corruption of your system, generated through use of your assigned Identification Codes that occurs before you shall notify us of a possible security breach and we shall have had a reasonable amount of time to disable the affected Identification Code.

The Check 21 Act. You must comply with Applicable Law in connection with your use of UMB Mobile Deposit Service including, without limitation, all rules and operating guidelines of the Electronic Check Clearing House Organization, the Check 21 Act, and Subpart D of Federal Reserve Board Regulation CC.

Your Special Indorsement of Each Check.

In order for you to deposit any Check to your Account using UMB Mobile Deposit Service, you must include the following text with your indorsement of the original Check on the back of the original Check:

“For Mobile Deposit Only at UMB Bank, N. A.”

This special indorsement of any original Check the electronic image of which you transmit to the Bank for deposit and credit to your Account via this Service must be written or stamped on the back of the original Check at the space designated for indorsement of the original Check. If you fail to include this special indorsement on any original Check the electronic image of which you transmit to the Bank for deposit and credit to your Account, then you may be responsible for any losses incurred by the Bank in connection with that original Check or the electronic image of that original Check that was transmitted to the Bank (for example, if the original Check whose electronic image you deposited using UMB Mobile Deposit Service were subsequently presented to the Bank for payment).

Your Warranties. When you submit an electronic image to us for processing using your Mobile Device, you will be the warrantor of all warranties under the Check 21 Act including, without limitation, that:

(i) all information and data submitted to us showing the front and back of the Check accurately represents the information on the front and back of the original Check as of the time the original Check was received by you, and none of that information was altered or modified, except for the addition of any endorsement on your behalf that shall be necessary to properly collect the Check;

(ii) you will permanently remove the original Check from the forward collection process, and will destroy all original Checks that correspond to images transmitted to us for processing through the Service after waiting a commercially reasonable period of time for the Check image to have been successfully received by us and processed; and

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(iii) after an electronic image of an original Check shall have been successfully transmitted to us, you will not submit the original or another image of the Check to us for processing (however, this will not prevent you or us from resubmitting a Check or electronic image for collection in the event the Check was returned to us as uncollected).

These express representations and warranties are in addition to representations and warranties that you make under the Uniform Commercial Code and the Deposit Account Agreement with respect to any Check that you submit to us for deposit and collection.

If a claim were made against us by a third party including, but not limited to, the maker, any endorser, or any other collecting bank and that shall involve your breach of your representations and warranties, you shall defend, indemnify, and hold us and any such third party harmless against such claim including, without limitation, attorneys’ reasonable fees and other costs incurred in connection therewith.

Operating Procedures. You must follow the operating procedures in the UMB Mobile Deposit Service User Guide that we shall provide to you from time to time in connection with this Service including, without limitation, input formats, delivery deadlines, and confirmation requirements. The procedures establish daily cut-off times that apply to the transmission to and receipt by us of electronic images for processing through the Service, which cut-off times may be later than the cut-off times that apply to our receipt of checks at our branch offices or other banking facilities. An electronic image that we receive through the Service after the applicable cut-off time may be processed on the next Banking Day, which will affect the Item’s settlement date and availability of funds. All electronic images that we receive for deposit through the Service will be credited by us provisionally and will be subject to final collection. Any returned or rejected Items (including original Checks, electronic images, image replacement documents, or Substitute Checks) may be charged as returns to your Account(s). Our funds availability policy disclosure in the Deposit Account Agreement states our policies relating to the funds availability of deposited Items. We may modify our Mobile Deposit Service User Guide from time to time, and we shall provide not less than thirty (30) days prior written notice thereof or updated information on such modification at the website that we use to provide this Service. If you continue to use this Service thereafter, you shall have agreed to the changed Mobile Deposit Service User Guide.

Intellectual Property. You acknowledge and confirm that your access to the systems that we use to provide UMB Mobile Deposit Service will give you access to Intellectual Property of UMB or an affiliate of UMB and/or its third-party vendors and suppliers. By using this Service, you shall not acquire any title to or property right in any Intellectual Property, or the Service, systems or software that we or our affiliate or any third-party vendor(s) use to provide UMB Mobile Deposit Service. You shall not interfere with, infringe upon, misappropriate, or claim any rights in connection with any Intellectual Property.

Termination of the Service. We may terminate UMB Mobile Deposit Service at your request, or at any time (a) upon prior written notice to you, or (b) without prior notice to you if: (i) you shall breach any of these terms and provisions; (ii) any representation or warranty that you shall make with respect to any electronic image submitted to us for processing shall be false; or (iii) you shall breach any of the terms and provisions of this Master Agreement or of the Deposit Account Agreement.

UMB Image Lockbox Services

The Services. We provide Image Lockbox Services to assist you in expediting your collection of payment remittances sent to you by U.S. Mail by your account debtors/customers. Our Image Lockbox Services are designed to speed processing of scannable high-volume remittances and non-scannable remittances received in your Lockbox for credit to your Account. In order to use Image Lockbox Services, you must provide us with your information and requirements in your Lockbox Implementation Questionnaire and Service Request for the Lockbox Services you select. With a Lockbox Service, you instruct your customers to send their payments to you to your Lockbox. Those remittances will be processed by us in accordance with our Image Lockbox Services procedures and the information and specifications that you provide in your Lockbox Implementation Questionnaire and Service Request, these terms and conditions, and any Supplemental Documentation that we provide to you.

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Access to Mail. You authorize us to act as your agent to obtain a Post Office Box in your name as your Lockbox. You also authorize us to have custody of the keys or combinations to the Lockbox, unrestricted and exclusive access to the Lockbox, and to collect the contents of the Lockbox to be processed by us. We will collect the contents of the Lockbox from time to time during each day. We will pick up the contents of the Lockbox on a schedule determined by us in our discretion. We will hold, as your bailee, any Items obtained from the Lockbox and processed by us in our Image Lockbox Services prior to our posting those Items for deposit to your Account.

Item Restrictions or Conditions. We shall have no responsibility in the event we process any Item for deposit to your Account which Item bears restrictive or conditional clauses or endorsements including, but not limited to, statements such as “paid in full” or words of similar intent, or Items with extraneous information, qualifications or conditions such as “void if not paid in 30 days” or “endorsement constitutes a release and receipt of full payment of the account stated” or “endorsement acknowledges accord and satisfaction”. You expressly assume all risks and liabilities that may result from, and you hold us harmless from, our processing any such Items in our Image Lockbox Services for deposit to your Account.

Availability of Funds. We shall determine which Items we receive from the Lockbox will be acceptable, in our sole discretion, as bankable Items for deposit to your Account. Our funds availability policy disclosure that we provide to you describes the availability of funds from Items deposited and credited to your Account.

International Payments. An Item denominated in a foreign currency and/or drawn on a foreign bank will not be deposited through this Service to your Account, but will be submitted by our Image Lockbox Services to the Bank’s International Department for collection on your behalf (unless otherwise specified by you in your Lockbox Implementation Questionnaire and Service Request). We will send you an advice of our receipt of such foreign currency Items and of our collection efforts of such Items. We will not be responsible for any fluctuation in currency exchange rates or the timeliness of crediting such foreign currency Item to your Account.

Termination of Image Lockbox Service. Upon termination of your Lockbox Service, mail received in the Lockbox will be returned to the respective senders unless you and we shall have agreed otherwise in writing prior to the date of termination of your Lockbox Service (and subject to all applicable Service Fees and charges having been paid to us in advance) to forward mail obtained by us from the Lockbox to you or to an alternate address that you specify for a period not to exceed sixty (60) calendar days following the date of termination of your Lockbox Service. Mail received for delivery to the Lockbox after the expiration of such sixty (60) calendar days period will be returned to the respective sender.

Image Lockbox Services – Scannable Remittances Processing.

Our Image Lockbox Services - Scannable Remittances Processing is our automated processing designed to speed processing of high-volume scannable Items and remittance documents received in your Lockbox for credit to your Account(s). We will provide those Services to you as you specify in your Lockbox Implementation Questionnaire and Service Request and as described in our Image Lockbox Services Description that we provide to you.

The following provisions also will govern our Image Lockbox Services - Scannable Remittances Processing (unless we otherwise specifically agree with you in writing).

Envelopes and Remittances. You authorize us to open each envelope that we obtain from the Lockbox and remove all envelope contents, disregarding all notations and other marks on the envelopes. We are not required to retain remittance envelopes or forward them to you. Payment coupons and envelopes received for processing must meet our specifications. All changes in coupon and return envelope design are subject to our prior testing and approval. We may adjust our pricing for processing your payments without your prior approval if changes are made to your coupons and/or envelopes (including coupon scan line configuration). At our option, we may refuse to process certain types of envelopes and will return such envelopes to you, or we may process such envelopes and charge an additional Service Fee for doing so.

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Processing Items Received from the Lockbox. You must instruct your customers to not send cash to the Lockbox. We will not examine Items that we receive from the Lockbox with respect to payee names, check dates, or signatures. We will disregard any notation containing “paid in full” or similar language on or with any Item, whether preprinted or handwritten, and we shall treat any such Item as though such language did not appear. If we are unable to determine the amount of an Item, the Item will be forwarded to you unprocessed. If the numerical amount of an Item is inconsistent with its written amount, you authorize us to process the Item in accordance with the written amount if neither amount on the Item matches the amount due as printed or written on the coupon. If either the written amount or numerical amount on an Item matches its coupon amount, you authorize us to process that Item for that amount. We will deliver miscellaneous enclosures, transactions that we cannot process, and remittance data to you according to the information and requests contained in your Lockbox Implementation Questionnaire and Service Request. Any Item that we receive and determine to be inconsistent with our processing procedures and your instructions in your Lockbox Implementation Questionnaire and Service Request will be returned to you as an exception Item. We will forward Exception Items to you with their remittance information. Exception Items will not post to or be deposited in your Account.

Items Processing; Deposits. We will process, endorse, produce remittance Items’ images and data, and deposit remittances obtained from the Lockbox in accordance with our standard Lockbox procedures and those specified in your Lockbox Implementation Questionnaire and Service Request. The deposit cut-off time for same day deposits is based on the “Transmission Deadline” time you select in your Lockbox Implementation Questionnaire and Service Request, and Items that have not been processed by us by the “Transmission Deadline” time shall be credited to your Account on the next succeeding Banking Day. Items received and processed on a day that is not a Banking Day will be credited to your Account the next succeeding Banking Day.

Reporting. We will process and format remittance data and make it available to you in accordance with our standard Lockbox procedures and in the file transmission that you select in your Lockbox Implementation Questionnaire and Service Request. It is solely your responsibility to: (i) maintain the security of any user identification or passwords or other access device to access the Lockbox Service data; (ii) reconcile the data we provide to you concerning Items processed in the Lockbox Service with the amounts credited to your Account; and (iii) retrieve the Items processed data transmitted to you and notify us no later than two (2) hours prior to your next “Deposit Deadline” if such data has not been made available to you as scheduled.

Imaging Option. If you select image processing service in your Lockbox Implementation Questionnaire and Service Request, then we will image the Items and/or other documents as you specify in your Lockbox Implementation Questionnaire and Service Request. You will have online access to the view the image of an Item for the standard period of ninety (90) calendar days from the date of deposit of the Item to your Account. You have the option to view images of Items for a period of up to seven (7) years from the date of deposit of the Item to your Account. You will not have online access to images of Items after the period of seven (7) years unless you request that we record a permanent image archive on a CD-ROM. If you use our online Lockbox viewing of imaged Items, you understand and acknowledge that changes may occur in your Scannable Remittances Processing Service throughout the day, as checks or batches of Items may be added. We shall not be responsible to you for any decision you may make based upon information you may obtain from your intra-day online viewing of images of Items that we process. It is solely your responsibility to maintain the security of any user identification or passwords or other device to access your online viewing of images.

Your Responsibility. We will not review Items or documents contained in envelopes to determine if such Items or documents should be retained in original form. If you have selected our imaging option, we will retain envelopes and their contents received from the Lockbox for a period of not less than three (3) Banking Days, and we will destroy such envelopes and their contents after that time. Accordingly, it is your responsibility to review images of Items prior to expiration of the envelopes and contents retention period, and to notify us within that period if you wish to obtain an original Item or document. We will have no liability for destroying original Items or documents after expiration of the retention period, and you indemnify and hold us harmless from any disputes, claims, suits or other legal actions and proceedings whatsoever relating to our destruction of such materials in accordance with these procedures, and you assume all risks and liabilities that may result from the destruction of such materials.

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Image Lockbox Services - Non-Scannable Remittances Processing.

Our Image Lockbox Services - Non-Scannable Remittances Processing is designed as a flexible, Items-processing Lockbox Service typically used for low-volume, high-dollar, business-to-business remittances delivered to your Lockbox for credit to your Account. If you select Non-Scannable Remittances Processing Service in your Lockbox Implementation Questionnaire and Service Request, we will provide those Services to you as described in our Image Lockbox Services Description that we provide to you and as you specify in your Lockbox Implementation Questionnaire and Service Request.

The following provisions also will govern our Image Lockbox Services – Non-Scannable Remittances Processing (unless we otherwise specifically agree with you in writing).

Envelopes and Remittances. You authorize us to open each envelope that we obtain from the Lockbox, and remove and process all contents in accordance with your information and specifications that you provide in your Lockbox Implementation Questionnaire and Service Request.

Processing Items Received from the Lockbox. You must instruct your customers to not send cash to the Lockbox. We will not examine any Item from the Lockbox with respect to date, or signature, or with respect to whether an Item contains language such as “paid in full”, unless otherwise specifically requested in your Lockbox Implementation Questionnaire and Service Request. If you request that we examine such information, then we will use reasonable care in examining Lockbox Items but we will have no liability if any Item with incorrect, missing, or improper information, or that is stale or post-dated, or that contains special notations, or that otherwise contains information that is not in order, were processed by us for deposit to your Account. If we are unable to determine the amount of an Item, then the Item will be forwarded to you without processing. If an Item’s numerical amount is inconsistent with the written amount, you authorize us to process that Item in accordance with the written amount, which amount you guarantee to us. If the payee line on an Item is blank or not legible or the Item is unsigned, then we may, in our sole discretion, stamp a notation on the item request to the issuing bank to contact the drawer/maker of the Item for the authority to pay and deposit the Item in the normal manner for collection. If an Item is undated, then we may, in our sole discretion, insert the then current date and deposit the Item to your Account in the normal manner for collection.

We will return all Items received from the Lockbox, including remittance envelopes, in accordance with your instructions in your Lockbox Implementation Questionnaire and Service Request. Any Item received that we determine to be inconsistent with our processing procedures and the instructions you specify in your Lockbox Implementation Questionnaire and Service Request will be returned to you as an Exception Item. We will forward Exception Items to you with remittance data. Exception Items will not post to or be deposited in your Account.

Acceptable Payees. You will provide us with the names of your Acceptable Payees in your Lockbox Implementation Questionnaire and Service Request. Any bankable Item made payable to an Acceptable Payee (or reasonable variation thereof) will be acceptable for our processing and deposit to your Account if the Item were otherwise able to be processed for deposit in accordance with our Image Lockbox Services Description and the Deposit Agreement. We will determine in our sole and absolute discretion whether an Item has been made payable to a “reasonable variation” of the name of an Acceptable Payee. You represent and warrant that each entity you identify as an ‘Acceptable Payee’ has taken all necessary action to authorize deposit of Items made payable to such entity into your Account.

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Deposits. We will process, endorse, and deposit the bankable Items obtained from the Lockbox in accordance with our standard Image Lockbox Services procedures and those specified in your Lockbox Implementation Questionnaire and Service Request. The Items processing cut-off time for same-day deposits is based on the “Deposit Deadline” time selected in your Lockbox Implementation Questionnaire and Service Request, and Items that have not been processed by us by the “Deposit Deadline” time shall be credited to your Account on the next succeeding Banking Day. Items received and processed on a day that is not a Banking Day will be credited to your Account on the next succeeding Banking Day.

Reporting. If you select electronic transmission of Lockbox processing data in your Lockbox Implementation Questionnaire and Service Request, we will record, format and send your Lockbox remittance data file to you via electronic transmission or browser in accordance with our standard procedures and the information you provide and file transmission you select in your Lockbox Implementation Questionnaire and Service Request. It is solely your responsibility to maintain the security of any user identification or passwords or other access device to access your Image Lockbox Services data. It also is solely your responsibility to reconcile the data that we provide to you concerning Items received from the Lockbox with the amounts deposited in your Account.

Imaging Option. If you select image processing service in your Lockbox Implementation Questionnaire and Service Request, then we will image the Items and/or other documents as you specify in your Lockbox Implementation Questionnaire and Service Request. You will have online access to the view the image of an Item for a standard period of ninety (90) calendar days from the date of deposit of the Item to your Account. You have the option to view images of Items for a period of up to seven (7) years from the date of deposit of the Item to your Account. You will not have online access to images of Items after the period you specify in your Lockbox Implementation Questionnaire and Service Request unless you request that we record a permanent image archive on a CD-ROM. If you use our online Lockbox viewing of imaged Items, you understand and acknowledge that changes may occur in your Non-Scannable Remittances Processing Service throughout the day, as checks or batches of Items may be added. We shall not be responsible to you for any decision you may make based upon information you may obtain from your intra-day online viewing of images of Items we process. It is solely your responsibility to maintain the security of any user identification or passwords or other device to access your online viewing of images.

Your Responsibility. We will not review Items or documents contained in envelopes to determine if such Items or documents should be retained in original form. If you have selected our imaging option, we will retain envelopes and their contents received from the Lockbox for a period of not less than three (3) Banking Days, and we will destroy such envelopes and their contents after that time. Accordingly, it is your responsibility to review images of Items prior to expiration of the envelopes and contents retention period, and to notify us within that period if you wish to obtain an original Item or document. We will have no liability for destroying original Items or documents after expiration of the retention period, and you indemnify and hold us harmless from any disputes, claims, suits or other legal actions and proceedings whatsoever relating to our destruction of such materials in accordance with these procedures, and you assume all risks and liabilities that may result from the destruction of such materials.

UMB Direct™ Service (including UMB Web Exchange® Service)

The Service. UMB Direct™ Service provides a customer with the on-line ability to view or download Account balance and transactional information, initiate electronic payments (intra-Bank transfers, ACH transactions, and Wire Transfer transactions) from Accounts, and manage Check transactions in a single, intuitive interface delivered to the customer through the convenience of the customer’s computer. Through UMB Direct Service a customer’s Security Administrator also can directly perform administrative actions such as adding or deleting its Service Representatives or updating the functional or data entitlements assigned to any Service Representative.

All UMB Direct Service modules are available to you through https://www.umb.com. You must have appropriate hardware and software, including encryption technology, to access this Service, and you must use your own Internet service provider. Technical specifications are provided in the UMB Direct Service Operating Procedures and Supplemental Documentation. UMB Direct Service includes certain UMB Web Exchange® Service modules. We will notify you if we add or change Service modules to UMB Direct Service.

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If you access any such additional Service module using Identification Codes assigned to you for UMB Direct Service, then you will have agreed that your use of such Service module is governed by these UMB Direct Service terms and conditions, the UMB Direct Service Operating Procedures, the applicable User Guides for the respective UMB Direct Service modules, any Supplemental Documentation that we may provide to you, and the applicable terms and provisions of this Master Agreement.

UMB Direct Service currently consists of the following Service modules, which are discreet on-line services that you may access through the UMB Direct Service portal:

Home. The Home module consists of a configurable ‘dashboard’ that you can customize for access to your Account(s) balance(s), payments management, information reports and Account statements, notifications, and other application functions.

Accounts. The Accounts module permits your Service Representative(s) to view reports of both prior day and current day Account transactions information. Prior day reports include every transaction that has cleared the Account during the preceding ninety (90) calendar days. Current day reports show electronic transactions such as ACH transactions, Wire Transfers of funds, and Account to Account transfers. These reports are updated throughout the day, permitting your Service Representative to view transaction information with no more than a five (5) minute delay. Prior day and current day reporting are available to demand deposit accounts, savings accounts, investment accounts and commercial loan accounts. The Accounts module also permits your Service Representative to view and download Account statements and special reports such as Account Analysis statements, return reports, and commercial loan statements. The Accounts module offers a flexible transaction search function on your Accounts. More information on functions of the Accounts module is contained in the Information Reporting User Guide.

Payments. The Payments module permits your Service Representative to originate ACH payments and initiate both domestic and international Wire Transfer payment Instructions. Payments may be originated from information stored in ‘templates’, from files which can be imported using reusable maps, or from information entered manually. If you use a NACHA formatted file, the industry standard for ACH, then the file may be imported quickly and easily without creation of an import map. The Tools module (described below) supports delivery of alerts to inform your selected Service Representative(s) when a payment is awaiting approval.

The Payments module protects your information and transactions through layered security and controls. In addition to the requiring Service Representatives to enter their password at login, the Service offers the additional control of challenging for a dynamic credential when a payment Instruction is submitted for approval, and when the payment Instruction is approved. The dynamic credential may be found on a RSA SecurID Token (provided by UMB).

The Payments module also offers the dual-control security of requiring all electronic payments Instructions to be approved by a Service Representative that did not initiate them. All payment approvals are recorded in our database for inclusion in audit reports. More information on the use and functions of the Payments module is contained in the Payments User Guide.

Transfers. The Transfers module permits your Service Representative to initiate funds transfers between your Accounts. Transfers of funds may be originated from information stored in ‘templates’, from files that can be imported using reusable maps, or from information entered manually. This module supports one-to-one, one-to-many, and many-to-one funds transfers Instructions. All such transfers of funds are recorded in our database for inclusion in audit reports. More information on the use and functions of the Transfers module is contained in the Transfers User Guide.

Fraud Control. The Fraud Control module permits you to manage your exposure to Check fraud by loading and updating your Check issue records, as well as reviewing Positive Pay Exception Items. The Tools module (described below) also supports delivery of alerts to inform your Service Representative(s) when Positive Pay Exception Items are available for review. More information on the use and functions of the Fraud Control module is contained in the Fraud Control User Guide.

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Check Services. The Check Services module permits your Service Representative(s) to inquire on issued Checks, place and cancel stop payment orders, request an image of a paid Check, deposit slip, deposited Check, or returned deposited Item. More information on the use and functions of the Check Services module is contained in the Check Services User Guide.

File Services. The File Services module permits your Service Representative to upload and approve Check issuance, ACH, or Wire Transfer electronic files of such payment transactions. This module includes a mapping utility to enable a Service Representative to configure the Service to accept electronic files in the format in which the electronic file is produced by your system. The File Services module also includes industry-standard file formats such as NACHA for ACH transactions, and ISO 2002 for Wire Transfers. This module protects your transactions through the use of flexible entitlements with distinct approval authority for ACH and Wire Transfer transactions independent of the approval authority granted in the Payments module.

Tools. The Tools module offers a number of configurable e-mail or text message alerts. For example, alerts can be configured to be delivered based upon balance thresholds, for specified transactions (such as any outgoing wire greater than a specified amount), or for the loading of a special report. These alerts permit you to stay abreast of your Account(s) balances and activity even when you lack access to a computer. Alert messages may also be configured to send to an e-mail or a text message to a destination you specify. However, in order to provide security surrounding e-mail and text messages, alerts will not contain Account or transaction details or information that could be misused.

Administration. The Administration module permits an individual whom you designated as your Security Administrator to modify the functional and data authorizations and Instruction entitlements assigned to your Service Representative(s) to use the UMB Direct™ Service modules. Administrative changes are subject to controls that prevent a Service Representative from approving a change that he/she initiated, thus helping to protect your Account(s) from external and internal fraud. This module also supports role-based administration allowing for efficient administration of a large group of similarly authorized Service Representatives.

UMB Direct™ Service includes UMB Web Exchange® Service and its access to certain UMB Treasury Management Services such as UMB’s HSA Employer Contribution Service (through the HSA Employer Contribution module).

HSA Employer Contribution Module. The HSA Employer Contribution module automates the process of contributing to employee Health Savings Accounts. Instead of mailing or faxing paper forms, or mailing your contribution form along with a check, you can use this Service module to quickly complete online screens populated with employee identifying information. Our system continually tracks running totals through the employee contribution function as you enter employer contribution amounts for each employee. This Service module also enables you to pre-populate our HSA records with amounts from a previously submitted batch, or even import payroll contribution data from an Excel spreadsheet.

Contributions to Employee Health Savings Accounts are accomplished by a debit to an Account that you maintain with us (or an account at another financial institution). You specify Account(s) to be debited for HSA contributions by completing an HSA Employer Contribution Service Request. You may designate up to three (3) such Accounts. When you originate an ACH debit request through our HSA Employer Contribution Service, you represent and warrant to us that you are authorized to effect the debit from the Account specified; that all information submitted through the Service related to Employee HSAs to be credited and the amount of such contributions is true and correct, and that upon UMB’s receipt of information through the Service, UMB is authorized to effect the Instructions you have provided through the Service. If the ACH debit from the funding account were returned for any reason, then we would reverse any credit we have provided to an Employee HSA. Detailed instructions for using the HSA Employer Contribution module are included with the UMB HSA Employer Contribution Module User Guide.

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Relation to Other Treasury Management Services. These provisions of this UMB Direct™ Service section to this Master Agreement apply to your use of UMB Direct Service, and these provisions are in addition to and do not replace the terms and conditions that apply to any other Service that you access through UMB Direct Service. For example, if you were to use UMB Direct Service to access our Wire Transfer of Funds Service, or our ACH Service, or other Services, then the terms and conditions governing those other Services, and the Service Requests and Supplemental Documentation that apply to those Services, supplement these UMB Direct Service provisions and any UMB Direct Supplemental Documentation.

Best Practices. UMB is committed to the highest standard of security for our clients’ use of UMB’s systems. Our security controls include security tokens, multi-factor authentication, rigorous and thorough dual controls for business and operations processes, and layers of security software and hardware. While we are dedicated to the highest standard of security for our systems, you as the end-user play an important role in protecting yourself when you use the Internet. To that end, we recommend adopt and engage in the following security best practices.

Things You Should Do.

Protect Your Password. Your password is of utmost importance to your security and a primary gateway to our systems and your Account. Use a unique password consisting of a combination of numbers, letters (both upper and lower case), punctuations, and special characters. You should change your password regularly and use a different password for each of your Accounts. Never share your password with others, and never reply to ‘phishing’ e-mails with your password or other sensitive information.

Protect Your Security Token. Your security token is a small, plastic, electronic device that displays a new six (6) digit pass-code every sixty (60) seconds and an essential component of your log-in security. It should be carefully protected and kept in a very secure location. Do not share the serial number of your token except in your personal communication with a UMB Customer Technical Support associate.

Boost Your Computer Security. Install anti-virus, anti-spyware and other Internet security software on your computer(s). Use such security software and keep it current. Take time to look at your program files and make sure there are no unknown programs running on your computer system. If you have a wireless network, take all necessary steps to make it secure, such as not broadcasting your network name, requiring a password to connect, and changing the default password on your wireless router.

Log-out Completely. Closing or minimizing your browser, or typing in a new web address when you have concluded your online access to your Account may not prevent others from gaining access to your Account information. Instead, click on the “log out” button to terminate your on-line session. In addition, you do not permit your browser to “remember” your user-name and password information.

Use Your Own Computer. It is recommended that you access your Account only from your computer. Unfamiliar computers could contain viruses or ‘spyware’. Before you use any other computer, make sure that you will be able to delete all of the “Temporary Internet Files” and clear all of your “History” after you have completed your on-line task.

Things to Remember.

Watch for Suspicious Activity in any Account. Report any suspicious activity in any Account to the appropriate individuals. Follow your instincts: if it doesn’t feel or look right, then it probably isn’t.

Laptop and Desktop Computers are not the Only Devices Receiving “phishing” E-mails. Cyber criminals use mobile and “smart” telephones, social media web-sites, and other digital and electronic devices to send “phishing” electronic mail communications riddled with computer “malware”. If you respond to suspicious phone messages or personal messages to your social media account, you can compromise your security.

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E-mail Requests for Personal or Confidential Information. These are usually “phishing” e-mails that try to persuade you to expose and deliver your personal information and to take some immediate action. Legitimate businesses will not ask you to provide or verify your sensitive information through a non-secure means, such as an e-mail. If you have reason to believe that your financial institution actually may need personal information from you, first telephone the institution to confirm the reason.

Understand “Social Engineering”. A “social engineer” is an individual who poses as someone else in an effort to obtain confidential information, such as an account number, Social Security or Employer Identification Number, password, computer credential, or access to your Account. Always know with whom you are speaking on the telephone or transacting business on the Internet.

Understand the Dangers of E-mail Attachments. Attachments are the easiest method for a hacker to install a virus or “malware” on your computer or system. Often the attachment is included in an unsolicited e-mail. You should always know what the attachment is that you are opening. The same goes for an embedded “link” in the e-mail, which link you are requested/instructed to “click on”. Clicking on a link and entering confidential information could result in your personal information being compromised or stolen.

Understand What You Down-load. When you down-load a program or file to your computer from an unknown source, you risk loading malicious software programs (“malware”) onto your computer or Mobile Device. Fraudsters often hide these programs within seemingly benign applications. Think twice before you click on any “pop-up” advertisement or download a “free” game or application.

Be Mindful of Working with an Open Wireless Connection. Wireless networks may not provide as much security as wired Internet connections. Many “hotspots” (wireless networks in public areas such as airports, hotels and restaurants) reduce their security so that it is easier to access and use these wireless networks. We recommend you do not attempt to access our systems and your Account through an open wireless connection.

E-mail “Alerts”. E-mail “alerts” should be viewed only as a convenient reminder and should not be solely relied upon to communicate or monitor Account activity. UMB recommends that you log-in to UMB Direct™ Service to review your Account activity, pending payment transactions, and approvals.

‘Virtual’ Vault Services

The Services. With our ‘Virtual’ Vault Services you can make Check and cash deposits to your Account(s) from the convenience of your location(s). You also can obtain cash and coin from your Account(s) and have the cash and coin delivered directly to your locations(s). We have entered into an arrangement with an industry- leading armored carrier service to offer this Service. You also can enter into a separate arrangement with the armored carrier service (that we have approved) to transport your cash and coin. With our ‘Virtual’ Vault Services you can reduce the expense of maintaining multiple banking relationships for geographic reasons, and reduce employee time and expense of making trips to a bank.

In order to use Virtual Vault Services, you must complete and deliver to us your duly executed Cash Vault or ‘Virtual’ Vault Service Request designating the Account(s) that should be debited for your cash purchases and other information we need to set up your Service, and have arranged for transporting cash. Your Service Request also will designate one or more individuals whom you authorize to place orders for currency through this Service. You will issue, and may suspend or terminate, the user identifications and passwords that your authorized persons must use to place currency orders. It is solely your responsibility to maintain the security of user identifications or passwords for access to access our ‘Virtual’ Vault Services.

Items that May Be Deposited. We will accept for deposit only genuine U.S. coins and currency. We may also accept your Check deposits provided that you comply with the Check deposit preparation requirements set forth in ‘Virtual’ Vault Service Description. We have no obligation to accept foreign or mutilated coins or currency. If we detect any counterfeit or unlawfully altered coins or currency in your deposit, we may forward them to the U.S. Secret Service and charge your Account accordingly. Checks deposited at a ‘Virtual’ Vault Service location will be electronically imaged and presented as a Substitute Check or an image replacement document through our forward collection process to each respective Check’s issuing bank. The original Checks that have been electronically imaged and transmitted for deposit will be destroyed.

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Preparation of Deposits. All deposits must be prepared in accordance with our ‘Virtual’ Vault Service Description. We may refuse to accept, or we may charge Service Fees for handling, any non-conforming deposit. We also may refuse your deposit if the integrity of a deposit bag appears to have been compromised, or if the seal of a deposit bag does not effectively deter access to the contents of the bag. You must declare the actual value of each deposit, and you must not conceal or misrepresent any material fact or circumstance concerning any deposit.

Issuance of Receipt. If you request a receipt at the time of delivery of your deposit to us, the armored carrier delivering your deposit will provide a receipt indicating an amount equal to the amount you indicated on your deposit slip included with your deposit. However, the amount on any receipt will be subject to verification and adjustment by us as described in these terms and conditions.

Crediting Your Account. If your deposit has been accepted by us or our approved armored carrier service, we or the armored carrier service will verify the deposit by opening the deposit bag(s) and counting the coins, currency, and checks found in the bag(s). Verification of your deposit may not be made until after your deposit has been accepted. Your Account will be credited one (1) Banking Day after the day the amount of your deposit has been verified by us or the armored carrier service. Until the contents of the deposit bag have been verified and your Account has been credited, our relationship with you with respect to the contents of the deposit bag will be that of bailor and bailee. We are not responsible for any property included in a deposit bag other than coins, currency, and checks or other draft Items. You may not be able to view the deposit information via our information reporting tool until two (2) Banking Days after the day on which your deposit bag was picked up by the armored carrier service.

Cash Orders. We will fill your orders for cash and coin only with U.S. coins and currency.

Procedures. You must place an order for cash and coin either by using our Interactive Voice Response system or by delivering to us your electronic order file in accordance with our ‘Virtual’ Vault Service Description. Your Service Representative will be responsible for placing your order correctly. If you instead choose to speak with a UMB Cash Vault Service associate, you will pay a Service Fee for such personal service.

Payment Order. We will debit your Account for the cash ordered by your Service Representative according to our records on the same Banking Day that your order is shipped.

Verification of Shipment. You will be responsible for verifying each cash shipment that you receive from us in accordance with our ‘Virtual’ Vault Service Description. We will not honor a claim you make with respect to a shipment of coins or currency unless it is made in accordance with the terms of our ‘Virtual’ Vault Service Description including, including, but not limited to: (a) you must notify us by telephone within twenty-four (24) hours of your receipt of the cash shipment of any discrepancy between the amount of your order and the amount of the shipment, and you must deliver your written claim for such discrepancy within five (5) Banking Days after the shipment was delivered to you; (b) your claim has been verified in a manner acceptable to us; and (c) you must have not concealed or misrepresented any material fact or circumstance concerning the shipment. If you discover a discrepancy in a shipment prior to opening the shipment bag, you must return the shipment bag to us immediately without opening the bag. If you discover a discrepancy only after the shipment bag has been opened, you must report the discrepancy to us as prescribed in the paragraph on Discrepancies and Notices of Dispute below. You must retain until further instruction from us any bag, seal, tag, or strap of any shipment of a questionable nature or in which a difference was found. We will have a reasonable time in which to investigate any discrepancy you report to us, and we will promptly communicate our findings to you.

Transporting Cash. You must use an armored carrier company to deliver to or receive cash from us using this Service (unless we excuse this requirement in our sole discretion). You must contract directly with the armored carrier for cash transportation service, and notify us immediately in writing of any change in the armored carrier. We must pre-approve any armored carrier that you select. Your armored carrier acts as your agent, and must comply with our Cash Vault Service Description and maintain adequate insurance to cover its potential liabilities in connection with your use of this Service.

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Discrepancies and Notices of Dispute.

Conclusive Records. In the absence of conclusive evidence to the contrary, our determination and records (or those of our armored carrier service) as to the receipt of any deposit of coin and currency from you, or as to the contents of any shipment of coin and currency to you, will be conclusive and binding on you, and any credit made to your Account will be consistent with our official count. If on your Service Request you request to be notified of cash discrepancies of $500 or more, we will notify you promptly of any such discrepancy by telephone.

Notice of Dispute. In order for us to investigate any claim of dispute or discrepancy, you must notify us by telephone within twenty-four (24) hours of your receipt of the cash shipment of any discrepancy between the amount of your order and the amount of the shipment, or of any dispute as to any adjustment that we made to your deposit, and you must deliver your written claim for such discrepancy within five (5) Banking Days after the shipment was delivered to you.

Records Retention. You must retain all records related to any discrepancy in any deposit or shipment of coin and currency either until we tell you that those records may be destroyed or until expiration of ninety (90) days from the date of your notice to us of your claim, whichever occurs first.

Cooperation in Investigations. You will cooperate fully, and will cause your Service Representatives, employees, agents, officers, contractors, and subcontractors to cooperate fully, with us in any investigation of any loss, discrepancy, or dispute relating to the performance and delivery of this Service. If you fail to comply with this obligation of cooperation, that failure will constitute your release of the Bank from any liabilities, claims or expenses incurred by anyone in connection with any loss, discrepancy or dispute relating to our performance and delivery of ‘Virtual’ Vault Services.

Risk of Loss. You will bear the risk of loss for your deposit of coins and currency until your armored carrier service accepts your deposit and provides a receipt. For any cash shipment from us to you, you will bear the risk of loss of such shipment upon your armored carrier taking possession of the shipment.

Miscellaneous. In our sole discretion, we may reduce cash orders and/or refuse deposits for control purposes, defer or reverse credits, and/or return deposits in accordance with these terms and conditions. We also may provide any service, take any action, or otherwise perform our obligations under these ‘Virtual’ Vault Services terms and conditions through our armored carrier service.

Wire Transfer of Funds Services

The Services. Domestic Wire Transfer of Funds Service provides the fastest method by which you can make a final payment on a “real-time”, same-day basis. In general, the U.S. wire transfer of funds system is highly reliable and secure. It is especially beneficial for large denomination Dollar payment transactions. UMB processes Wire Transfers through the Federal Reserve Bank’s funds transfer communication network (also known as Fedwire). This system moves money from an account at one financial institution to an account at another financial institution on a “real-time” basis. The network connects all Federal Reserve offices and member banks. International Wire Transfer of Funds Service enables you to send payments in Dollars or foreign currency to the accounts of your beneficiary payees at a large number of foreign correspondent banks. UMB’s Wire Transfer of Funds Services are more particularly described in our Domestic and International Wire Transfer of Funds Services Description.

Transfer Instructions. Your authorized Service Representatives may issue Transfer Instructions to us in accordance with our required procedures and documentation from time to time requesting Wire Transfers. We offer a variety of methods for you to communicate your Transfer Instructions to us including UMB Direct™ Service, oral communication by telephone, and in-person at a Bank branch; however, we will not accept Transfer Instructions via letter or facsimile transmission (“fax”). You can select the method(s) of communicating your Transfer Instructions to us on your Information Reporting and Electronic Payments Service Request. You can change your method(s) of communicating Transfer Instructions to us from among the options we offer by completing and delivering to us your new replacement Information Reporting and Electronic Payments Service Request. All such Wire Transfer Service Requests shall be subject to our acceptance. Transfer Instructions may be made according to a specific (non-recurring) Instruction or according to ‘standing’ (recurring) Instruction. All Wire Transfer Service transactions that you initiate must be in compliance with Applicable Law including, without limitation, your obligation to not act on behalf of, or transmit funds to or from, any Person or country that has been identified by OFAC as subject to blocking of financial transactions in accordance with applicable regulations and Executive Orders.

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Security Procedures. Security Procedures for UMB’s Wire Transfer Service are described in our Domestic and International Wire Transfer of Funds Services Description. Transfer Instructions shall be subject to the Security Procedures you that specify on your Wire Transfer Service Request. You represent and warrant to us each time you communicate a Transfer Instruction to us that the applicable Security Procedures are a satisfactory and Commercially Reasonable method of verifying the authenticity of your Transfer Instructions. The purpose of any Security Procedure is to verify the authenticity of your Transfer Instructions communicated to us, and not to detect errors in the transmission or content of the Transfer Instructions. You are responsible for taking adequate precautions to detect and prevent errors in the transmission or content of your Transfer Instructions.

Execution of Transfer Instructions. We will endeavor to implement your Transfer Instruction if: (a) we receive the Transfer Instruction and are able to authenticate it using the applicable Security Procedures before the cut-off time that we establish from time to time; (b) the day we receive the Transfer Instructions or the effective date specified is a Banking Day for us and the transmission facility that we select; and (c) you have sufficient collected funds in your Account(s) (as discussed in the Collected Funds; Payment section below) to complete the transaction. If you transmit your Transfer Instruction for a domestic Wire Transfer to us by UMB Direct Service, then you also may view an intra-day report online to determine if your Transfer Instruction has been implemented. We will mail you a notice of implemented Transfer Instruction if you so request on your Information Reporting and Electronic Payments Service Request. We will provide notice to you of implementation of your Transfer Instruction for an international Wire Transfer by telephone and by U.S. Mail as you prescribe in your Information Reporting and Electronic Payments Service Request.

If you issue a Drawdown Request to us to instruct another financial institution to debit an account at that institution for credit to your Account with us, then you represent and warrant to us that you have obtained the valid binding consent of any third party having an ownership interest in the account to be debited, and that you are authorized to issue each such Drawdown Request. We retain the right to require you to provide us with written consent of any such third party before we will implement your Drawdown Request.

Collected Funds; Payment.

Collected Funds. If you do not have sufficient collected funds available in your Designated Account to effect your Transfer Instruction, then we will have no obligation to implement that Transfer Instruction. We may, however, in our sole discretion, choose to implement such Transfer Instruction. If we do so, you must immediately pay to us the full amount of any overdraft created in your Designated Account by the resulting Wire Transfer plus all overdraft charges incurred as a result of such Wire Transfer. We may, at any time and in our sole discretion and without prior notice to you, require you to have sufficient collected funds available in your Designated Account prior to our processing your Transfer Instructions, even if we have previously implemented Wire Transfers for you when you did not have sufficient collected funds available in your Designated Account. We may debit your Account(s) for Wire Transfers and other items in any order that we may determine in our sole discretion.

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Our Right to Assure Payment. Notwithstanding any other provisions of these Wire Transfer of Funds Service terms and conditions or the Domestic and International Wire Transfer of Funds Services Description, without prior notice to you, we are authorized to place a hold on funds in any of your Accounts (or in any account at any of our Affiliates which account is owned in whole or in part by you), or to take any other action that we deem appropriate and not violative of Applicable Law to ensure that we receive payment for your Wire Transfers. We may charge any Account (or any account at any of our Affiliates which account is owned in whole or in part by you) for any Wire Transfer. We also may set off against any amount that we owe to you (or any amount any of our Affiliates owes you) in order to obtain payment of any of your obligations to us described in these Wire Transfer of Funds Service terms and conditions.

Rejection of Transfer Instructions. We may reject and decline to implement any Transfer Instruction that we receive and that does not comply with our requirements, or the requirements of any wire transfer of funds facility or system that we use, or with these Wire Transfer of Funds Services terms and conditions.

Cancellation or Modification of Transfer Instructions. We have no obligation to cancel or modify any Transfer Instruction that we receive. However, we will make a reasonable effort to act on your request to cancel or modify your Transfer Instruction provided that: (a) we will be able to verify the request through the applicable Security Procedures; (b) we receive the request before we shall have implemented the Transfer Instruction; and (c) we will have a reasonable time to respond to the request. However, we will have no liability if your request that we cancel or modify a Transfer Instruction were not accomplished. You must reimburse us for any costs that we incur in attempting to cancel, modify or reverse your Transfer Instruction. In addition, if we provide indemnity to another financial institution or other party in order to induce their compliance with our request of them to cancel, modify or reverse a Transfer Instruction on your behalf, you indemnify and hold us harmless for and against any losses, costs, or expenses of any kind that we incur in connection with our indemnity to such other financial institution or party.

Accuracy of and Reliance on Transfer Instruction Information. If a Transfer Instruction or an Incoming Drawdown were to contain a beneficiary name and account number that do not match, we and any other financial institution may rely upon the account number as the proper beneficiary designation. We and any other financial institution involved in implementing a Transfer Instruction or Incoming Drawdown also may rely on the bank identifying number provided, even if that number is incorrect. You shall reimburse us in full for any loss and expense incurred by us as a result of our reliance on such beneficiary, account and financial institution information that you provide. We shall have no obligation to independently determine whether the beneficiary name, account number, or bank number or other identifying number or information on any person, account or entity refers to the appropriate person, account or entity.

International Wire Transfers. If your Transfer Instruction results in the transfer of funds from The United States of America to an account in another country, the following provisions shall govern, as applicable:

Currency Exchange Rate. Each international Transfer Instruction that results in or requires the exchange of one country’s currency for another country’s currency creates a binding obligation on you separate and apart from your obligations in connection with the respective international Wire Transfer. The currency exchange rate will be that which we establish from time to time. International Transfer Instructions that you submit in Dollars and payable to a beneficiary in a country with a freely convertible currency will be converted to the local currency unless you shall have specified in your Transfer Instruction that the beneficiary’s account as a Dollar account. If you incorrectly specify the beneficiary’s account as a Dollar account, the Wire Transfer will be subject to being returned, delayed, converted without any consultation, or otherwise not implemented, and we will have no liability for such occurrence. If an international Wire Transfer were returned to us for any reason, you will accept the refund in Dollars of the amount of the foreign currency credit, based on the rate of exchange that we have established at that time. A foreign financial institution that returns a Wire Transfer may impose a charge for the returned transaction, which charge will be deducted from the refunded amount.

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Submitting International Transfer Instructions. You may submit your Transfer Instruction for an international Wire Transfer to us in the manner described in the Information Reporting and Electronic Payment Service Request. The preferred method for submitting your Transfer Instruction to us for an international Wire Transfer is through our UMBfxsm platform on our online cash management portal, UMB Direct™ Service; however, we also offer our International Phone Wire Service.

UMBfxsm. Our UMBfxsm Service Description provides guidance for your use of UMBfxs. Your comprehensive review of the UMBfx Service Description and any Supplemental Documentation we provide on UMBfx is essential to your understanding of your use of and responsibilities in connection with UMBfx.

International Phone Wire Service. We also permit you to communicate your Transfer Instructions to us for international Wire Transfers though our International Phone Wire Service. You must use the telephone number that we specify for our International Phone Wire Service, and not the telephone number for our Domestic Phone Wire Service. International Wire Transfer transactions conducted by telephone oral communication are subject to the applicable Security Procedures specified in the Domestic and International Wire Transfer of Funds Services Description.

Funds Transfer System. Although we generally process and implement Wire Transfers through Fedwire, we may use any Wire Transfer system that we deem reasonable under the circumstances. You agree to be bound by the rules of whichever Wire Transfer payment system that we may use.

Incoming Wire Transfers. We will provisionally credit the amount of an incoming Wire Transfer to the Account specified in the incoming Wire Transfer. Provisional credit does not constitute acceptance by us of the incoming Wire Transfer transaction, and the credit for the incoming Wire Transfer will remain provisional on our system until we shall have received final payment of the funds transferred. We shall have no obligation to accept any incoming Wire Transfer to a closed Account or if the account number specified in the incoming Wire Transfer does not match the account number of any of your Accounts. The Information Reporting and Electronic Payments Service Request describes your options for you to receive notice of incoming Wire Transfers to an Account.

Special Limitations of Liability. Liability for Wire Transfers shall be limited only to damages required to be paid under Article 4A of the UCC or Regulation J of the Federal Reserve Board, as applicable, and our liability for loss of interest shall be calculated using a rate of interest equal to the average Federal Funds rate at the Federal Reserve Bank operating in the district where our headquarters is located for the period of time involved. We shall have not have any liability in the event that you fail to report any discrepancy between the Wire Transfer information that we report to you and your records within thirty (30) calendar days from the date such Wire Transfer information that we report to you becomes available to you.

Zero Balance Account Service

The Service. UMB’s Zero Balance Account Service (also known as “ZBA Service”) you can maintain multiple Accounts to process your daily business operations and consolidate your Account balances at the end of each day into one master Account. Collected funds can be transferred daily to and from a master Account, and secondary Accounts can be reduced to zero balance or to a specified target collected balance. Zero Balance Accounts can control funds across your multiple Accounts for your various locations, divisions or accounting functions. Zero Balance Account Service can enable you to reduce balances in Accounts not using their funds to maximize the potentials of cash, maintain decentralized payment capabilities, and improve efficiency and reduce multiple account expenses.

In providing Zero Balance Account Service to you, UMB will establish one or more of your Accounts as your ‘Zero Balance Account(s)’, and a separate Account as your ‘Primary Funding Account’, as you specify on your Zero Balance Account Service Request. Through your Service Request you authorize us to transfer funds between your Primary Funding Account and your Zero Balance Account(s) at the end of each Banking Day to cause each Zero Balance Account to maintain a zero balance (or such other target balance that you specify) at the end of that Banking Day.

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Account Balances and Transactions. You must maintain at all times in your Primary Funding Account and Zero Balance Accounts sufficient, aggregate, collected funds pay to pay all Service Fee and charges to, and Checks or other Items presented to us for payment from, each of your Zero Balance Accounts and your Primary Funding Account each Banking Day.

If you were to initiate an ACH or other same-day payment transaction from your Zero Balance Account when there are insufficient collected funds in your Primary Funding Account to fund that payment, it may result in delays in our processing that transaction and/or our rejection of the transaction, and also may result in you incurring insufficient funds, negative balance, or other charges.

We will have no obligation to transfer funds from your Primary Funding Account to your Zero Balance Account if that transfer would create an overdraft or exceed the collected funds balance then on deposit in your Primary Funding Account. We will have no obligation to honor any Check drawn on or other payment transaction from your Zero Balance Account if there are insufficient collected funds in your Primary Funding Account. We may, at our option, reverse a transfer of any funds in whole or in part between a Zero Balance Account and your Primary Funding Account and reject Items presented to us for payment against your ZBA Service Account that have not been finally paid if we must reverse a provisional credit to your Account and that reversal reduces the balance of your Zero Balance Account below zero during the next Banking Day.

DEFINED TERMS

"Acceptable Payee" means a payee on an Item to be processed by us for deposit to your Account and which payee is listed as an Acceptable Payee on your Lockbox Service Request.

“Account” means any deposit account that you have established and maintained with UMB Bank, N. A. for business related purposes.

“Account Analysis” means the calculation process that is based on the balances in your Account(s) and by which we determine any earnings credit to reduce our Service Fee(s) that we otherwise would charge to your Account(s).

“Account Disclosure” means any pricing schedule or information disclosure that we provide to you in connection with any Account or Service.

“ACH” means the automated clearing house funds transfer system governed by the ACH Rules.

“ACH Network” means the payment network that is subject to the rules of the National Automated Clearing House Association.

“ACH Rules” means the Operating Rules of the National Automated Clearing House Association, and any additional rules adopted by any applicable local or state ACH association, as those rules may be amended from time to time.

“ACH Service” means our processing of payment transactions received through the automated clearing house funds transfer system that operates under the Operating Rules of the National Automated Clearing House Association in accordance with this Master Agreement.

“Addenda Record” means retrievable information stored electronically that contains supplemental data related to an Entry, as more particularly described in the ACH Rules.

“Affiliate” means any other depositary institution or other business entity that is a subsidiary of UMB Financial Corporation, or that is owned by, or under common ownership with, or indirect ownership of, the Bank or Affiliate.

“Applicable Law” means all applicable Federal, State or local laws, executive orders, ordinances, rules or regulations, together with all applicable rules or regulations of any clearinghouse or other authority, in effect from time to time. For example, if an electronic funds transfer were processed using an automated clearing house network, the Applicable Law also would include the rules published by the clearing house association that governs the network, such as the ACH Rules of the National Automated Clearing House Association.

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"ARC Entry" means a single-entry ACH Debit used by Originators for the conversion of a Check received by the U.S. Mail or at a drop box location for the payment of goods or services, as defined more particularly in the ACH Rules.

“Authorization” with respect to a Debit Entry involving a consumer’s account means a written agreement signed or similarly authenticated and pursuant to which the Receiver authorizes you to debit the Receiver’s account at a financial institution. “Authorization” with respect to action undertaken by us in processing your ACH Entries means an Instruction provided by your Service Representative or Authorized Signer, or in the case of a Third-Party Service Provider, by such Third-Party Service Provider’s Service Representative.

“Authorized Signer” means an individual who has been designated (by name and title of authority in your company) by your Organization Resolutions and Agreement (or other resolution or organizational document that you have provided to and that has been accepted by us), and by which any business or governmental authority could reasonably conclude that such individual is duly authorized to act on your behalf to authorize your entering into this Master Agreement, and to execute and deliver any Service Request in connection with your obtaining or using any Service. Your Authorized Signer has the authority to appoint and designate, and shall have authority over, your Security Administrator(s) and your Service Representative(s).

“Bank” means UMB Bank, N. A., a national banking association and subsidiary of UMB Financial Corporation.

“Banking Day" for the purposes of this Master Agreement and Supplemental Disclosures means any Monday through Friday except for holidays observed by banks or any day that is not a business day for the applicable Federal Reserve Bank or any other third-party Treasury Management transaction processors that we use.

"BOC Entry" means a single-entry ACH Debit used by Originators for conversion of a consumer check received at a point of purchase or at a manned bill payment location to effect an electronic transfer of funds from an account of the Receiver through subsequent conversion to an ACH debit entry during back office processing, as defined more particularly in the ACH Rules. This type of entry is used for non-recurring, in-person (i.e., at point of purchase) entries for which there is no standing ACH entry authorization.

“Card” means a debit or credit card, as the case may be.

“Card Association” means any payment network used by a Payor to submit a Card payment to you through the Service, and may include MasterCard™, Visa™, Discover™, American Express™, or any other branded payment Card network mutually agreed to by the parties.

“Check” means a check, draft or other paper order for the payment of money.

"Check 21 Act" means the Check Clearing for the 21st Century Act, 12 U.S.C. §§ 5001 - 5018, as amended.

“Commercially Reasonable” means, given the facts of a specific transaction, that a person or entity acted and performed its obligations in connection with that transaction in a manner that other similar persons or entities would have acted and performed with regard to the applicable systems, technologies, practices and procedures that effect such transactions. Whether a particular system, technology, practice or procedure is commercially reasonable may change over time. Whether a Security Procedure is commercially reasonable is a question of law governed by Article 4A, “Funds Transfers”, of the applicable UCC.

“Confidential Information” means any information related to your Account(s) or to any Service including, without limitation, security information, Identification Codes, security devices, imaged Items, our business processes, and this Master Agreement.

"Credit Entry" means an Entry for the transfer of money to the account of a Receiver. The term Credit Entry also may include the term Same Day Credit Entry wherever it may be applicable in this Master Agreement.

“Customer Information” means all information that the Bank receives from you concerning your customers’ names and addresses, or lists of customers or applicants to be provided to the Bank in connection with the Services, accounts owned by your customers, and other customer data.

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“Debit Entry” means an Entry for the withdrawal of money from an account of a Receiver. The term Debit Entry also may include the term Same Day Debit Entry wherever it may be applicable in this Master Agreement.

“Deposit Account Agreement” means UMB’s “Important Information Regarding Your Deposit Accounts” (also known as the Account Agreement), as it may be amended from time to time.

"Designated Account" means an Account that you have designated in your Image Cash Letter Service Request as an Account into which you wish to deposit your Substitute Checks, or an Account that you have designated in your Wire Transfer Service Request as an Account from which Wire Transfers may be made.

“Disclosing Party” means a party to this Master Agreement that provides Confidential Information to the Receiving Party.

“Dollar” means a U.S. Dollar, the official currency of The United States of America.

“Drawdown Request” means a Transfer Instruction that instructs another financial institution to debit an account at that institution and transfer the debited funds from that account to your Account.

“Electronic Communication” means any encrypted or unencrypted electronic mail communication transmission (“e-mail”) or digital transmission of information, or other electronic facsimile transmission (e.g., telecopier/fax).

"Entry" means any Credit Entry, Debit Entry or any other type of entry as defined in the ACH Rules.

“Exposure Limits” means a limit that we establish from time to time on the aggregate amount of ACH transactions or the amount of any particular type of Entry that may be outstanding on your behalf at any time.

"Exception Item" mean any Check or other Item that does not match the criteria in a Master Issue File.

"Exception Report" means the report of information concerning Exception Items that is provided to you each Banking Day during which Exception Items are received by us.

“File” means a group of Entries as more specifically described in the ACH Rules.

“Hosted Payments Website” means the website hosted by UMB (or by our Third-Party Service Provider) that allows Payors to make payments to their account with you and to obtain information and conduct other transactions permitted for Payors with our Online Payments Solutions Service. The term “Hosted Payments Website” does not include the website that you operate (directly or through your Third-Party Service Provider) at which your customers may enter payment information if you use the Web Services option.

“HSA" or “Health Savings Account” means an account established either with us or another financial institution pursuant to Section 223 of the Internal Revenue Code (as amended from time to time) for the payment of qualified expenses of an employee and the employee’s eligible dependents.

“Identification Code” means any “ID”, personal identification number (“PIN”), password, code, and any other means (e.g., token) of secure access to any Service that (i) we shall assign to your Authorized Signer(s), Security Administrator(s), or Service Representative(s), or (ii) or your Security Administrator shall assign to your Service Representatives, or (iii) that any such individual shall self–select, for purposes of gaining confidential or limited access to or use of any Service (including access to our Electronic Data Interchange Service by your Trading Partner).

“Incoming Drawdown” means a Transfer Instruction that we receive from another financial institution to transfer funds from your Account to the financial institution initiating the Transfer Instruction.

“Instruction” means any instruction that you shall issue to us, whether electronically, verbally or in writing, requiring us to perform any Service, or to perform any Service in a particular manner, or to implement or undertake any other act in connection with any Account, Service or this Master Agreement.

“Intellectual Property” means any technical information, user manuals, know-how, software, systems, processes or designs (belonging to UMB or otherwise) that we shall use in connection with any Service.

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"International ACH Transaction" or "IAT Entry" means a Debit Entry or Credit Entry that is part of a payment transaction involving a financial agency's office that is not located in the territorial jurisdiction of The United States of America, as more specifically defined in the ACH Rules.

“Item” means any Check or other order for the payment of money.

"Lockbox" means a post office box provided by the U.S. Postal Service, identified by a number, and obtained by us in connection with a Lockbox Service.

"Master Issue File" means the electronic file compiled by us in connection with our Positive Pay Services, and which includes information that you provide to us each Banking Day concerning your issued checks.

“Master Agreement” means this UMB Treasury Management Services Master Agreement (as it may be amended, modified or supplemented from time to time), together with all applicable Service Requests and all Supplemental Documentation.

“Mobile Device” means any ‘smart’ phone, tablet or other wireless telephonic device capable of connecting with and transmitting data on the Internet, and utilizing such hardware and software that can scan, produce, and transmit a sufficiently legible electronic image of a Check in order for the Bank to process and perform collection of the Check, create a Substitute Check, image replacement document, and/or or an ACH File, and that we shall determine meets the requirements of Check 21 and the Bank’s Mobile Deposit Service, and that provides all additional services necessary to properly electronically communicate and interface with the Bank's check clearing systems and applications.

“ODFI” means an originating depository financial institution as defined in the ACH Rules.

“OFAC” means the U. S. Department of Treasury Office of Foreign Assets Control or any other U.S. agency that assumes the functions of that office.

“Operating Procedures” means any of the procedures that your Service Representatives must follow in order to properly access, engage and perform the cash management functions of the respective Services for which we have published such Operating Procedures. Operating Procedures for any Service are included in the respective Service’s User Guide and/or in any Supplemental Documentation for such Service.

"Originator" means a party that has authorized an ODFI or a Third Party Sender to send, for the account of that person, a Credit Entry to the account of a Receiver in order to effect payment from that person to the Receiver, or a Debit Entry to the account of a Receiver in order to obtain payment from the Receiver to that person, as more fully described in the ACH Rules. The Originator is the party with whom a Receiver has a contractual relationship, and the party to or from whom funds are ultimately owed in connection with the transaction producing the ACH Entry.

"Paid File" means the File provided to you each Banking Day if you select Reverse Positive Pay Service and which shows all of your checks presented to us on that Banking Day.

“Payment Account” means the Account designated by you on your applicable Service Request or otherwise for payment of Service Fees for a Service that you use.

“Payor” means one of your consumer or commercial customers or donors who wants to send a payment to you that will be processed through your Service, or who tries to obtain information regarding their account with you.

“PCI-DSS” means the applicable payment card industry data security standards and, if the Card is Visa™ branded, also includes Visa's Cardholder Information Security Program.

“Person” means, as the context requires, any individual, firm, corporation, partnership (including, without limitation, general partnerships, limited partnerships, and limited liability partnerships), limited liability company, joint venture, business trust, association, organization or other legal entity other than a party to this Master Agreement.

"POP Entry" means the conversion of a Check received at a point of purchase or manned bill payment location to effect a transfer of funds from an account of the Receiver of an ACH Entry, as more specifically defined in the ACH Rules. POP Entries are similar to BOC Entries except that with POP Entries, the Check is generally converted to an ACH Entry at the point of payment and not during subsequent processing. This type of Entry is used for non-recurring, in-person (i.e., at point of purchase) entries for which there is no standing ACH Entry authorization.

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“Privacy Requirements” has the meaning given to it in Section 13(c) of the Agreement for Services section of this Master Agreement.

“Product Description” (also called a “Service Description”) means the respective descriptions and operating procedures that we provide to you in connection with any Service, and which descriptions and Operating Procedures also may be included in any Supplemental Documentation for that Service.

"RCK Entry" means a re-presented check entry involving a check drawn on a consumer account in an amount less than $2,500 that was previously returned for insufficient funds, uncollected funds, or similar reason that you want to collect through the ACH network, as more specifically defined in the ACH Rules.

"RDFI" means a receiving depository financial institution as defined in the ACH Rules.

“Receiver” has the meaning given to it in the ACH Rules.

“Receiving Party” means a party to this Master Agreement that receives Confidential Information from a Disclosing Party.

“Regulation E” means regulations adopted by the Federal Reserve Board in 12 C.F.R. Part 205 (as amended from time to time) that implement the Federal Electronic Fund Transfer Act in 15 U.S.C. Section 1693 et seq.

“Same Day Credit Entry” means a Credit Entry for the transfer of money to the account of a Receiver by same- day ACH processing and settlement on the same Banking Day, and which Credit Entry is eligible under and transmitted in accordance with the provisions of Section 8.84 of the ACH Rules.

“Same Day Debit Entry” means a Debit Entry for the withdrawal of money from the account of a Receiver by same-day ACH processing and settlement on the same Banking Day, and which Debit Entry is eligible under and transmitted in accordance with the provisions of Section 8.84 of the ACH Rules.

"Scanning Equipment" or “Scanning System” means any hardware and software provided by a third-party vendor that scans and produces a sufficiently legible electronic image of a Check in order for the Bank to process and perform collection of the Item, creating a Substitute Check, image replacement document, and/or or an ACH File, and that we shall determine meets the requirements of Check 21 and those of the respective Service, and that provides all additional services necessary to properly electronically communicate and interface with the Bank's check clearing systems and applications.

“Security Administrator” means an individual that your Authorized Signer appoints on your Service Request or other such document that your Authorized Signer executes and delivers to us, and which individual shall have the authority to designate functional responsibilities and specific authority levels to your Service Representative(s) in connection with your use of a Service, to assign and revoke Identification Codes, and take other action(s) necessary to administer the security aspects of a Service on your behalf.

“Security Procedure” means a procedure described in a Service Request or in Supplemental Documentation for a Service, and which procedure would be used by you and us to verify that an Instruction has been sent to us by your Authorized Signer, Security Administrator or Service Representative, as the case may be and as circumstances may require, and has been duly authorized by you.

“Service” means any Treasury Management Service that we shall offer including, but without limitation, such services as ACH, Wire Transfer, Account Reconciliation and other information services, Lockbox Services and other cash management services described in the Master Agreement or Supplemental Disclosures.

“Service Description” (also called a “Product Description”) means the respective descriptions and operating procedures that we provide to you in connection with any Service, and which descriptions and Operating Procedures also may be included in any Supplemental Documentation for that Service.

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“Service Fee” means any fee that we shall establish and charge from time to time and that shall be applicable in connection with use of a respective Service.

“Service Representative” means an individual who has been appointed by your Authorized Signer or your Security Administrator in your Service Request or such other documentation that your Authorized Signer or Security Administrator shall execute and deliver to us, and which individual has been so authorized by you to provide Instructions to us and to otherwise act on your behalf in connection with a particular Service.

“Service Request” means a UMB-issued form document identified as a UMB Service Request and that would be completed as necessary by you in order to effect your written request that we provide and perform the specified Treasury Management Service to and for you, and which Service Request would be executed by your Authorized Signer.

"Settlement Date" means the date on which an exchange of funds with respect to an Entry is reflected on the records of the Federal Reserve Bank of Kansas City or other applicable Federal Reserve Bank.

“Signature Card” means UMB’s forms of Organization Resolutions and Agreement and Commercial Deposit Account Signature Card.

“Substitute Check” or “image replacement document” have the meaning as used in Subpart D of 12 CFR Part 229, and generally means a paper reproduction of an original Check that you receive, that contains an image of the front and back of the original Check, bears an original MICR line, conforms to the paper stock, dimensions and other requirements established from time to time by the Federal Reserve Board, and is suitable for automated processing in the same manner as the original Check, with the required legend affixed as required for a substitute check.

“Supplemental Documentation” means any supplemental information that we provide to you with respect to any Service including, without limitation, all Service Requests, Product Descriptions, Service Descriptions, Instructions, Operating Procedures and User Guides, system specifications, and any other documentation that we may provide to you form time to time. The term Supplemental Documentation does not include correspondence or other documentation that you provide unless you and we have separately executed such other document and stated therein that it is part of this Master Agreement.

"TEL Entry" means an Entry initiated by an Originator in response to a consumer's verbal authorization (which includes the consumer's banking information) delivered via telephone to transmit a single Entry ACH debit to the consumer's account to collect payment for goods or services, and as such term is more specifically defined in the ACH Rules.

“Third-Party Sender” means a person that performs functions related to the origination of ACH Entries on behalf of another business organization, and as such term is more specifically defined in the ACH Rules.

"Third-Party Service Provider" means any third-party service provider (such as a payroll processor) that you retain to assist you in preparation or transmission of Files or Entry information to us or to an ACH Operator. Your Third-Party Service Provider is ordinarily identified on your Service Request with us.

“Trading Partner” means a party with which you transact business and with which you exchange EDI data as specified in your Supplemental Documentation with us.

“Transfer Instruction” means an Instruction to execute a Wire Transfer or a Drawdown Request, and may include Instructions for a specific (non-recurring) Wire Transfer or recurring Wire Transfers or batches of Instructions for Wire Transfers in an electronic file of Instructions.

“UCC” means the Uniform Commercial Code as adopted by the State in which the principal office of the Bank at which you maintain your Account is located.

“UMBfxsm” means our internet based International Wire Transfer origination system.

“User Guide” means any of the documents so titled that we deliver to you in connection with a Service that requires detailed step-by-step instructions that your Service Representatives must follow in order to successfully access, engage and use any application or system of the respective Service for which we have published a User Guide, such as UMB Direct™ Service. A User Guide for a Service may be included in the respective Service’s Product Description and/or in any Supplemental Documentation for such Service.

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“Web Direct” is the access method to our Online Payment Solutions Service described above.

"WEB Entry" means an Internet-initiated Entry used for the origination of Debit Entries (either recurring or single Entry) to a consumer's account pursuant to an authorization obtained from the Receiver via Internet, as more specifically described in the ACH Rules.

“Web Services” is the Service access method described above in the section on Online Payment Solutions.

“Wire Transfer” means a domestic or international electronic transfer of funds (other than a transfer through the ACH Network) through our Wire Transfer of Funds Service described above and pursuant to (i) a Transfer Instruction to transfer funds from your Account to an account at another financial institution or to another Account/account of yours, or (ii) a Drawdown Request that you originate in a Transfer Instruction.

AGREEMENT FOR SERVICES

1. Agreement for Services. Our agreement with you for us to provide any Service to you request shall consist of this Master Agreement, each applicable Service Request, and any Supplemental Documentation that we shall provide to you concerning the requested Service. By your executing a Service Request or by your use of any Service you shall have accepted the terms and provisions of this Master Agreement and all applicable Supplemental Documentation. All Services involving any of your Accounts also shall remain subject to the Deposit Account Agreement and any applicable Account Disclosures.

2. Requests for Services. To request certain Services, your Authorized Signer must sign and deliver to us the applicable Service Request for the respective Service and appointing your Security Administrators and/or Service Representatives (by name and title), as the case may be, to act on your behalf with respect to obtaining or modifying the Service. In order to request a Service, you should communicate with your UMB Treasury Management Officer or Relationship Manager assigned to you, either in person, by telephone, or by e-mail. We retain the right to approve or reject any Service Request, or to impose conditions on use of any Service consistent with our banking practices. If you want to add or delete a Security Administrator or Service Representative with respect to any Service, or otherwise change your information, specifications or instructions for any Service, then you must complete and deliver a revising Service Request to your UMB Treasury Management Officer or Relationship Manager for us to implement those changes to your Service.

3. Fraud Detection Services and Safeguarding Your Account. By entering into this Master Agreement you acknowledge and confirm that we have made certain Services available to you that are designed to detect and/or deter Check fraud. While no such Service will be completely effective, Services we offer will reduce the likelihood that a fraudulent, unauthorized or altered Check will be paid from your Account. You also acknowledge that failure to use those Services could substantially increase the likelihood that a fraudulent, unauthorized or altered Check may ultimately be paid from your Account. You agree that if you fail to implement and use any of these Services that we make available to you, or you fail to comply with the provisions of this Master Agreement and your Deposit Account Agreement, you will be precluded from asserting claims against us for paying from your Account an unauthorized, altered, counterfeit or other fraudulent Item that such Service was designed to detect or deter, and that we will not be required to credit your Account for any such paid Item or otherwise have any liability to you for paying such Items.

4. Appointing Us as Your Agent. By your executing and delivering to us any Service Request, or your using one or more of the Services, you authorize us to take all actions necessary to provide the Service(s) including making transfers of funds to and from Accounts. You authorize us and appoint us and our officers, employees and other representatives as your agent, to instruct third parties, accept Instructions from third parties, and to effect all transactions necessary to provide the Service(s) according to your Instructions.

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5. Provision of Services; Standard of Care. Certain Services are provided by us in conjunction with one or more of our Affiliates. Our obligations and those of our Affiliates in providing Services to you are limited to those specifically described in this Master Agreement. We and our Affiliates that may provide Services will exercise Commercially Reasonable care in performing our obligations, except as otherwise expressly provided herein. We make no warranty to you, either express or implied, with respect to any Service provided or to be provided hereunder, as further described in Section 21 below.

6. Your Representations and Warranties. By obtaining any Service from us, you represent that the legal entity under which you operate has been duly organized in accordance with the laws of the jurisdiction of its organization, and that each person that you identify to us as your Authorized Signer, or as your Security Administrator or Service Representative from time to time, is properly authorized to act on your behalf as provided in this Master Agreement and/or any Supplemental Documentation. We shall be entitled to rely at all times on signatures or oral or written Instructions from an Authorized Signer as your conclusive authority to enter into this Master Agreement and obtain each Service. Each time that you use a Service you also represent and warrant to us that:

(i) you are validly existing and in good standing under the laws of the jurisdiction of your organization;

(ii) your entering into this Master Agreement is duly authorized and that your obligations under this Master Agreement are your legal valid and binding obligations;

(iii) each Authorized Signer, Security Administrator or Service Representative providing any Instruction has the requisite power and authority to act on your behalf;

(iv) you have taken all necessary action to perform your obligations under this Master Agreement and with respect to any Service you use;

(v) any consent or authorization of any governmental authority or third party required to be obtained by you in connection with this Master Agreement or any Service has been obtained and is in effect;

(vi) the Services are not intended to, and will not be, used by you or any of your representatives for personal, family or household purposes (unless otherwise agreed in writing by us);

(vii) you are not acting on behalf of, or transmitting funds to or from, any person, entity or government authority that is subject to sanctions enforced by OFAC; and

(viii) you are authorized to obtain access to and, if the Service involves the transfer of funds to or from any account, to transfer funds to or from the respective account (as applicable) and to otherwise transact business with reference to such account, whether or not the respective account is in your name or is associated with your taxpayer identification number.

7.    Our Reliance.

(a) In General. We may rely on any resolution, authorization, communication, instrument, document or Instruction that we, in good faith, believe to be genuine and correct and to have been given, signed and/or sent by you or on your behalf, and we will not be liable to you for the consequences of any such reliance. We may rely on any Instruction that we reasonably believe to be genuine and delivered by you. This provision does not supersede any Security Procedure applicable to a Service that requires Instructions to be given or confirmed in a particular manner. We shall have no obligation to review any data or information, or to correct any data information or Instruction, provided by any of your Authorized Signers, or Security Administrators or Service Representatives to us. We also shall have no obligation to review, or correct any error in, any information or data provided to you through any Service.

(b) Security Procedures. Certain Services require that you select a Security Procedure in order to use the Service. By using one or more of the Security Procedures that we offer, you agree and confirm that our Security Procedures are Commercially Reasonable. If you request that your Instructions be confirmed by a Security Procedure that is different from a Security Procedure that we routinely offer to our customers, and we consent to your request, then you agree and confirm that such Security Procedure is suitable and Commercially Reasonable for you given your particular business needs. We may rely without investigation on any Instruction received by us through the applicable Security Procedure. If we follow the selected Security Procedure in acting on an Instruction that we in good faith believe to be your Instruction, you will be bound by the Instruction regardless of whether it was actually authorized by you. We reserve the right to change any Security Procedure upon prior written notice to you and, upon the effective date of such change, the new Security Procedures will become the Security Procedure selected by you. You hereby confirm your understanding that the purpose of Security Procedures is to verify the authenticity of Instructions and is not to detect errors or inconsistencies in any Instruction.

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(c) Your Agents. If you authorize any third party to act on your behalf in connection with any Service that we provide to you, then that third party shall be acting as your agent with respect to your specified Account(s), the respective Service, and this Master Agreement. All terms and provisions of this Master Agreement will apply in all respects to your third-party agent, and you will be legally bound by and responsible for all acts, Instructions, and inaction of such third-party agent.

8. Payment Terms and Account Analysis. You shall pay us Service Fees applicable to the Service(s) as disclosed to you in our current pricing statement for each respective Service. We may modify any Service Fee by providing prior notice to you in accordance with the provisions of Section 14 below. Any Service Fee is in addition to those fees for banking services or other charges or assessments that your Account may incur as provided in our current pricing statement for commercial deposit accounts. In addition to Service Fees, you also shall pay us for (a) all attorneys’ fees and other costs and expenses that we may incur in collecting amounts that you owe us in connection with your Account(s) or any Service, (b) the amount of any taxes (if any) that may be levied or based on your use of any Service including, without limitation, Federal, State or local privilege, excise or sales taxes (and excluding our income taxes); and (c) third-party expenses incurred by us on your behalf as provided in this Master Agreement or any Supplemental Documentation. No Service Fees will be refunded or prorated if a Service were terminated prior to the end of the applicable billing period.

Service Fees may be offset in whole or in part by applying any earnings credit obtained through Account Analysis (if applicable to your Accounts). If Account Analysis applies to your Accounts, earnings credit would be calculated by us for certain of your Account(s), based on applying a rate (established by us from time to time) to the total of your average collected balances in the applicable Account(s), minus applicable reserves. You will receive an Account Analysis statement that will disclose the analyzed fees for the applicable period and the earnings credit earned. Service Fees and other costs payable by you to us that exceed the earnings credit for the applicable period will be debited from your Payment Account on a monthly basis (unless you shall have made other arrangements with us for your payment of Service Fees). If Account Analysis is not applicable to your Account(s), Service Fees may be debited from your Payment Account when due. You must maintain sufficient funds in your Payment Account to pay all Service Fees as such Service Fees become due.

We also may charge your Account(s) in connection with ACH transactions or services that we are required to accept under applicable ACH Rules, operating circulars, guidelines or regulations (even if Instructions in your Service Request or that we may receive from your Service Representative(s) do not specifically make exception for such ACH requirements).

9. Cutoff Times; Timeliness of Action. We establish cutoff times for various purposes. Instructions, notices, communications, or other information that we shall receive in connection with your Account and in accordance with Section 14 of this Master Agreement after an applicable cutoff time will not be considered received by us until the next succeeding Banking Day. Except as required by Applicable Law, at all times during our performance of any Service for you, or implementing any transaction for any Service, or otherwise performing our obligations under this Master Agreement, we shall have a reasonable amount of time to act on any Instruction or other communication of any kind.

10. Your Records and Review of Account Information. You will retain, and provide to us upon our request, all information necessary to remake or reconstruct any deposit, data transmission, file or entry for thirty (30) days following the occurrence of any transaction under any Service that you shall use. You must regularly and promptly review and verify all information provided to you concerning each Service that you use including, without limitation, Account statements, electronic or other reports or confirmations, Check payment records, adjustments, charges, Account Analysis and/or billing statements, and other Service transactions, and you must promptly notify us of any error or discrepancy between your records and any notice or statement that we make available to you, or any transaction or transfer that you believe was not authorized. We shall have not have any liability of any kind in the event that you fail to notify us and report any discrepancy between your records and the information we make available to you within thirty (30) calendar days from the date that we shall make such information available to you. Your failure to notify us of any purported error or unauthorized transaction within that period of time shall relieve us of any liability in connection with that error or transaction.

11. Security Administration.

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(a)  Access to Accounts and Services. We will set up access to your Account(s) and selected Services as you have instructed us in your applicable Service Request. Certain Services permit you to identify one or more of your Service Representatives who will act as your Security Administrator for that Service. To change the authority of each individual you designate to have access to a Service, or to add or delete such an individual, you must notify us in writing by execution and delivery of an amended Service Request or another written notice that complies with this Master Agreement. If we shall receive an Instruction from you to establish, modify or delete the access or authority of an individual to an Account or Service, we will have no less than one (1) full Banking Day within which to implement your Instruction. We will have no liability for any individual you have authorized to have access to an Account or Service, or for such individual’s transactions that occur through that Account or Service, prior to the time that we are able to implement your Instruction to change or terminate such individual’s access or authority in connection with that Account or Service.

(b)  Your Responsibility. You are solely responsible, and we will have no liability, for any of the following:

(i)	all actions you take or fail to take with respect to your use of any Service, and establishing and implementing your internal procedures to safeguard Identification Codes and all means of access to the Services;

(ii)	any activity of any kind in connection with your Service(s), including fraudulent activity or corruption of your computer or telecommunications systems, initiated through use of the applicable Security Procedures or Identification Codes that occurs before you notify us of the breach and we have had reasonable amount of time in which to implement corrective measures;

(iii)	all actions or inactions of any individual whom you have designated to us as having authority and responsibility to issue Instructions to us or for delegating authority and access to an Account or Service to other individuals on your behalf, whether or not the individual that you have designated to us is identified as a Security Administrator; or

(iv)	any provision, maintenance or repair of any equipment, hardware, or software that you use to access any Service.

(c)   Notice of Security Breach. You must immediately notify us if you believe that the security of any Identification Codes or any other means of access to any Service has been compromised, or if any fraudulent activity has occurred with respect to any Service. You must take immediate appropriate action to address any weakness in your internal controls that may have contributed to the breach or insecurity and to cooperate with and assist us to minimize the effects of any such breach or insecurity.

12. Indemnification and Right of Setoff. You hereby indemnify and hold us, our Affiliates, and our and their directors, officers, employees and agents, harmless for, and you shall reimburse us, our Affiliates and our and their directors, officers, employees and agents for, every cost, loss, damage, claim, liability, tax or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) that we incur in connection with this Master Agreement or Supplemental Documentation or any Service that we provide including, but not limited to, (i) entering into or acting in good faith pursuant to the provisions of this Master Agreement or any Supplemental Documentation, or (ii) honoring and following any Instruction, notice or other communication that we or our Affiliate or employee or agent may receive from (or shall believe in good faith to be from) you or your Authorized Signer, Security Administrator, Service Representative, or agent, as the case may be. Any claim by us for indemnification, hold harmless and/or reimbursement will be promptly submitted by us to you in writing along with a summary of the facts constituting the basis of such claim. Upon our notice to you specifying in reasonable detail the basis of our claim for indemnification, reimbursement or hold harmless, we may set off any amount to which we are entitled under this Section or otherwise relating to any Service or this Master Agreement or any Supplemental Documentation, against any amounts or obligations owed to you by us, whether under this Master Agreement or any Supplemental Documentation or otherwise. Our exercise of this right of setoff will not constitute a breach, default, or event of default under this Master Agreement or under any other agreement between you and us. Neither our exercise of nor our failure to exercise this right of setoff will constitute an election of remedies by us or limit us or any of our Affiliates, directors, officers, employees and/or agents in any manner in enforcing any other remedies that may be available to us under this Master Agreement, at law, or in equity.

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13. Confidentiality.

(a)       Confidential Information. A Receiving Party will use any Confidential Information obtained from the Disclosing Party only as reasonably necessary in the ordinary course of using or providing the Services in a manner consistent with this Master Agreement and any Supplemental Documentation. All specifications, programs, concepts, and techniques developed or utilized by a party and provided to the Receiving Party in connection with the provision or use of the Services are and will remain the sole property of the Disclosing Party or the property of third parties from whom the Disclosing Party has obtained a license or other right of use. The Receiving Party will keep the Confidential Information of the Disclosing Party confidential and shall limit access to such Confidential Information to its employees and other representatives who require access in the normal course of their duties. If a Receiving Party receives any Confidential Information in connection with a Service to which such party is not entitled, the Receiving Party will keep that information confidential, to refrain from using the information in any manner, and to notify the Disclosing Party promptly and, at the request of the Disclosing Party, return all copies of the information. Each party must notify the other party promptly if such party suspects any of the Confidential Information of the other party has been compromised, disclosed or used in an unauthorized manner or by an unauthorized person. Confidential Information of the Disclosing Party will be returned to the Disclosing Party or destroyed upon request of the Disclosing Party upon termination of this Service except that, if it is not feasible to return or destroy such Confidential Information to the Disclosing Party, then the Receiving Party will retain the Confidential Information in confidence and subject to these provisions for the period of time required under Applicable Law, at which time the Receiving Party will destroy the Confidential Information in accordance with procedures accepted in the applicable financial services or healthcare industry for destruction of such records. The obligations of a Receiving Party to maintain the confidentiality of Confidential Information of the Disclosing Party shall terminate only upon the completed return of all such Confidential Information to the Disclosing Party or the completed destruction of all such Confidential Information by the Receiving Party. To the extent that certain other written agreements executed by the parties related to the Services contain more stringent confidentiality provisions than those contained herein, the provisions of those other agreements will control with respect to the subject matter of those agreements.

(b)       Customer Information. All Customer Information will be deemed to be Confidential Information and afforded private and confidential treatment. We will not use Customer Information to solicit business for itself or any other person or entity and, except as otherwise provided herein, shall not disclose, sell, or transfer Customer Information to any other person or entity, and shall not otherwise use Customer Information for any purpose other than to fulfill the intents and purposes of this Master Agreement.

(c)       Privacy Requirements. This paragraph sets forth the Bank’s obligation to maintain the confidentiality of certain information that may be provided to the Bank or its Affiliates by or on your behalf that must be kept confidential under (i) Section 504 of the Gramm-Leach-Bliley Financial Services Modernization Act (the “Act”); (ii) requirements adopted by the Securities Exchange Commission pursuant to Regulation S-P and/or the comparable provisions of other applicable regulations under the Act; (iii) applicable State laws or regulations, as permitted by Section 507 of the Act; and (iv) any amendments or revisions to any of the foregoing (collectively, the “Privacy Requirements”). The definitions in Regulation S-P shall apply to capitalized terms used in this paragraph and not otherwise defined in this Master Agreement. If the Bank or its Affiliates were to receive Non-Public Personally Identifiable Financial Information from or on behalf of your customer, then the Bank will maintain the confidentiality of such Non-Public Personally Identifiable Financial Information, and not to disclose that information, except to the extent that such disclosure is expressly permitted by the Privacy Requirements. Non-Public Personal Financial Information of your customer will not be used by the Bank except as expressly permitted by the Privacy Requirements, taking into consideration the purposes for which such information has been provided to the Bank. In the event of any conflicts between the provisions of this paragraph and any other provisions of this Master Agreement or any other agreement between the parties, the provisions of this paragraph shall control. The Bank’s obligations under this paragraph will continue until (a) the Bank has returned all Customer Information to you; (b) the Bank has destroyed such Customer Information in accordance with the terms of this Master Agreement; (c) you advise the Bank that the undertaking in this paragraph is either (i) no longer required under applicable Privacy Requirements; or (ii) the obligations created under this paragraph are enforced under a successor agreement. We will notify you within five (5) Banking Days after we discover a violation by the Bank, its employees, or its third party service providers of this paragraph, and we will cooperate with you in taking any corrective action required under the circumstances.

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(d)       Permitted Disclosure. This Section does not limit either party’s ability to disclose Confidential Information of the other party (i) with approval in writing from the other party, (ii) to its attorneys, accountants, auditors, or other professional advisors who are under an obligation to maintain confidentiality of Confidential Information, (iii) that becomes public prior to such disclosure through means other than a breach of this Master Agreement, (iv) that was lawfully in its possession or available to the Receiving Party without restriction on disclosure by a third party not under an obligation of confidentiality with respect to the disclosed information prior to its receipt by the Receiving Party in connection with a Service, (v) that already has been independently developed by the Receiving Party; or (vi) that is required or requested by a regulatory body to which either party is subject, or that is otherwise required by Applicable Law.

(e)       Security Measures. Each Receiving Party agrees to implement and maintain appropriate security measures to safeguard Confidential Information that are at least as stringent as the measures used to protect the Receiving Party’s own Confidential Information, and in no event shall such measures fail to meet commercially reasonable standards in protecting the Disclosing Party’s Confidential Information. Such security measures shall include protecting against anticipated threats or hazards to the security or integrity of any Payor and payment information, and against unauthorized access to or use of such information that could result in harm or inconvenience to the Disclosing Party or to any Payor, including appropriate procedures for retention and destruction of such information. The Bank will comply with Applicable Law related to safeguarding Confidential Information, and confirms that, at a minimum, the Bank’s security measures include, but are not limited to the following:

(i)	designating one or more employees to maintain a comprehensive information security program;

(ii)	identifying and assessing reasonably foreseeable internal and external risks to the security, confidentiality, and/or integrity of any electronic, paper or other records containing Confidential Information, and evaluating and improving, where necessary, the effectiveness of current safeguards for limiting such risks including, but not limited to: (A) ongoing employee (including temporary and contract employee) training; (B) employee compliance with policies and procedures; and (C) means for detecting and preventing security system failures;

(iii)	developing security policies for employees relating to the storage, access, and transportation of records containing Confidential Information outside of business premises;

(iv)	imposing disciplinary measures for violations of its comprehensive information security program;

(v)	developing procedures to prevent terminated employees from accessing records containing Confidential Information;

(vi)	overseeing its service providers, by (A) taking reasonable steps to select and retain third-party service providers that are capable of maintaining appropriate security measures to protect Confidential Information consistent with applicable State and Federal regulations, and (B) requiring such third-party service providers by contract to implement and maintain such appropriate security measures for Confidential Information;

(vii)	employing reasonable restrictions upon physical access to records containing Confidential Information, and storage of such records and data in locked facilities, storage areas, or containers;

(viii)	regularly monitoring the Bank’s information security program to maintain its operation in a manner reasonably calculated to prevent unauthorized access to or unauthorized use of Confidential Information; and upgrading safeguards as necessary to limit risks;

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(ix)	reviewing the scope of its security measures at least annually or whenever there is a material change in business practices that may reasonably implicate the security or integrity of records containing Confidential Information; and

(x)	documenting responsive actions taken in connection with any incident involving a breach of security, and mandatory post-incident review of events and actions taken, if any, to make changes in business practices relating to protection of Confidential Information.

(f)        Certification. Upon request of the Disclosing Party, the Receiving Party shall provide a copy of its current information security policy and procedures (which may be in summary form in order to avoid compromising the security processes of the Disclosing Party), written certification of compliance with such policy and procedures and, to the extent available based upon security policy of the Receiving Party, copies of audit reports regarding information security practices of the Receiving Party.

(g)       Breach of Confidentiality. You and we recognize that irreparable harm may be caused to the other by improper disclosure of the other’s Confidential Information, and any violation of the obligations concerning Confidential Information may entitle the Disclosing Party to seek injunctive relief in addition to, and not in lieu of, any damages to which the Disclosing Party may be entitled. If the Disclosing Party’s Confidential Information were disclosed by the Receiving Party in violation of these obligations, then the Receiving Party will provide all reasonable assistance to the Disclosing Party to obtain retrieval of the Confidential Information, and will hold harmless and indemnify the Disclosing Party from any claims, actions, or suits that may result from such disclosure of Confidential Information. You and we will promptly notify the other upon any breach of data security that could compromise the other party’s Confidential Information, and will promptly institute corrective action as may be required under the circumstances. You and we also will maintain as Confidential Information the Service Fees for the Services that you elect to use and these provisions of this Master Agreement.

14. Notices and Other Communications.

(a) Required, etc. Except as may be specifically provided in this Master Agreement, all communications and notices to be given by either party to this Master Agreement to the other as required or provided by this Master Agreement must be in writing, directed to the other party’s designated office or officer as each party shall identify to the other, and delivered to each recipient party at its address as each party shall specify in writing to the other, and delivered in accordance with this Section (or at such other address or to such other designated office or officer as a party shall designate to the other in accordance with this Section) either by U.S. Mail, receipted delivery service, or via telecopier/fax or “PDF” facsimile, or electronic mail transmission (“e- mail”). Each party will promptly provide written notice to the other if any relevant contact information changes. Such notices and other communications will be deemed to have been delivered only if delivered: (i) by U.S. Mail, on the date that such communication shall have been delivered: or (ii) by receipted delivery service, on the date and at the time that such communication shall have been delivered and receipted by the delivery service; or (iii) via telecopier/fax or “PDF” facsimile to an electronic mail transmission, or e-mail, on the date and at the time that such communication shall have been acknowledged by the recipient electronic mail equipment; provided, however, that we will not be deemed to have received an e-mail, or “PDF” facsimile or telecopier/fax electronic mail transmission until we confirm its receipt by returning an e-mail or telecopier/ fax electronic mail transmission to you that specifically addresses the subject matter of your e-mail or “PDF” facsimile or telecopier/fax communication. We shall have a reasonable period of time within which to act on any notice or communication that you provide to us including, but not limited to, a notice changing any of your Authorized Signer(s), Security Administrator(s) or Service Representative(s), the authorization limits provided to a specific Authorized Signer, Security Administrator or Service Representative, or other specific Instructions that relate to any of your Services or Accounts. Your Instructions cannot be in conflict with this Master Agreement or the applicable Supplemental Documentation.

(b) Service Fees and Operating Procedures. We reserve the right to change the Service Fees that we charge for any Service or any Service’s Operating Procedures upon thirty (30) days prior written notice thereof to you. This notice may be sent to your address specified in our account records or as provided by you to us in accordance with paragraph (a) of this Section, or such notice may be posted at the website that we use to provide the respective Service and that will be available to you once you have signed on to the Service. If you use of the respective Service after expiration of the thirty (30) days advance notice of change in Service Fees or Operating Procedures, your use of the Service shall constitute your consent to the new pricing and/or procedure(s). Service Fees are in addition to fees for other banking services included in our Account Disclosures or pricing statement for commercial accounts.

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(c) Electronic Communication. If you provide us with an e-mail address or telecopier/fax number for your Authorized Signers, Security Administrators or Service Representatives, then you agree that each such Authorized Signer, Security Administrator or Service Representative may receive information and notices from us via such Electronic Communication. You understand that Electronic Communications may be inherently insecure or unreliable due to the possibility of error, delay, or observation or receipt by an unauthorized person. We may rely in good faith on your Instructions regarding the use of e-mail, e-mail addresses, or telecopier/ fax numbers that we reasonably believe to have been initiated by you through your Authorized Signer, Security Administrator or Service Representative. You assume all responsibility and risk for the compilation, accuracy, transmission and delivery to us of all information or data including, without limitation, any Check report or Instruction. We shall have no obligation to ensure the receipt or accuracy of any information or data furnished by you in connection with any Service, and we shall have no obligation to make any inquiry or initiate any investigation regarding the receipt or accuracy of any such information or data.

(d) Telephone Recording. You acknowledge, agree and consent on behalf of yourself, your Authorized Signers, Security Administrators, Service Representatives, and your other agents, that we may monitor and record telephone conversations between any of our officers or employees and any of your Authorized Signers, Security Administrators, Service Representatives or other agents at any time without further notice to you, or your Authorized Signers, Security Administrators, Service Representatives, or your other agents, and without further notice to the parties to the conversations. The decision to record any such conversation shall be ours alone and made within our sole discretion, and we will have not have any liability to you for recording or failing to record any such conversation.

15. Status of Parties. Except as provided in Section 4 above, and except when we are functioning as your agent in our role of a collecting bank as contemplated under Article 4 of the UCC, “Bank Deposits and Collections”, by our performing Services for you under this Master Agreement our relationship to you is that of an independent contractor. Nothing in this Master Agreement will be construed to create any partnership or joint venture between you and us.

16. No Extension of Credit. Neither the terms and provisions of this Master Agreement, any Service Request, or Supplemental Documentation, nor our providing any Service to you will be construed to obligate us to create an overdraft or pay any amount in excess of your collected and available funds in your Account unless we shall have expressly undertaken such an obligation in a written agreement between you and us.

17. Compliance with Law. You must comply with all Applicable Laws in the performance of your responsibilities in connection with the Services that you use including, without limitation, OFAC-enforced prohibitions and requirements that prohibit or limit dealings with certain foreign states or Persons against whom The United States of America has imposed sanctions, all rules and operating guidelines of the Electronic Check Clearing House Organization and the rules that apply to any payment system or network that we use to transfer funds (such as, but not limited to, the ACH Rules or Fedwire rules) , the Check 21 Act, and Subpart D of Federal Reserve Regulation C, and similar State laws and regulations, as applicable. You hereby indemnify and hold us harmless, and will reimburse us, for all fines and assessments imposed on us as a result of any alleged violations of Applicable Law by you, your agents or employees.

18. Advertising. Neither you nor we may engage in any advertising or publicity concerning any Service or any use of any name, logo, trade name or trademark of the other party without its prior written consent.

UMB/R072018/BPB

19. Our Records. We have no obligation to retain any records in connection with any Service transaction, including records relating to Instructions, for longer than the period of time required of us by Applicable Law. In the event you fail to report any purported error in any Service transaction to us during the period of time that we are required to retain such records, any attempt undertaken by us in good faith to reconstruct the contents of Instructions will be conclusively presumed correct.

20. Exculpation; Force Majeure. Unless otherwise expressly required by Applicable Law, we will not be liable for (and you hereby release us from liability for) any loss resulting directly or indirectly, in whole or in part, from any of the following:

(i) any act, failure to act or delay in acting on the part of any person not within our reasonable control, including you or your employees or agents (apparent or otherwise) or anyone else acting on your behalf;

(ii) your negligence or misconduct or any negligence or misconduct of any of your Authorized Signers, Security Administrators or Service Representatives;

(iii) any inaccuracy or ambiguity (as determined by us in our sole opinion) in any information given to us (including, without limitation, any incorrect, incomplete or untimely information) by you or any Authorized Signer, Security Administrator, Service Representative, or other Person acting on your behalf;

(iv) any error, failure or delay in the provision of any Service, execution of any Instruction, performance of any Service or other instruction caused by any “act of God”, any act of governmental or military authority, legal constraint, fire, flood, earthquake, windstorm, other natural calamity, war, riot, civil unrest, act of terrorism, labor unrest, strike, lockout, our inability to obtain labor, materials or transportation in a timely manner, any electrical, communication, telecommunication, word or data processing or computer failure or interruption of service (whether hardware, software or both), or other failure or delay in performance that is not within our direct and reasonable control; or

(v) any other cause or circumstance beyond our reasonable control, whether similar or dissimilar to any of the foregoing.

21. Disclaimer of Warranties; Limitations on Liability.

(a) No Warranty. WE DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, RELATED TO ANY SERVICE INCLUDING ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR SUITABILITY OF ANY SERVICE FOR YOU, OR AS TO ANY EQUIPMENT OR SOFTWARE PROVIDED BY US, OR THE COMPATIBILITY OF ANY OF OUR COMPUTER SYSTEMS, SOFTWARE, EQUIPMENT, DATA TRANSMISSIONS, OR COMMUNICATION INTERFACES WITH YOUR COMPUTER SYSTEMS, SOFTWARE, EQUIPMENT, OR DATA TRANSMISSION OR COMMUNICATION INTERFACES. You acknowledge and confirm that the Services are provided by us without any representation or warranty, and that we are not responsible for determining the accuracy, timeliness or completeness of information provided to us by you or any third party.

(b) Only Actual Loss or Damage. IN NO EVENT WILL WE BE LIABLE TO YOU FOR ANY LOST PROFITS OR THIRD-PARTY CLAIMS, OR FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES RESULTING FROM ANY CAUSE WHATSOEVER, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH, THIS MASTER AGREEMENT, ANY SUPPLEMENTAL DOCUMENTATION, OR OUR PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICE.

We and any of our Affiliates shall be responsible only for the actual loss that a court having jurisdiction shall determine had been incurred by you and caused by our or our Affiliate’s negligence, fraud or willful misconduct in our/its performance of our/its obligations under this Master Agreement. These limitations will apply regardless of whether the likelihood of such losses or damages was known or should have been known to us, and regardless of the legal or equitable theory of liability asserted by you. If we are found liable to you with respect to any Service or our provision of any Service, our liability to you shall not exceed the Service Fees you incurred for the Service during the preceding twelve (12) month period (except to the extent otherwise required by Article 4A of the UCC ). If Article 4A of the UCC shall govern the measurement of alleged loss or damage, then we shall be liable only for the loss or damages required to be paid under Article 4A of the UCC or Regulation J of the Federal Reserve Board, as the case may be, and our liability for interest thereon shall be calculated using a rate of interest equal to the average Federal Funds rate for the period involved offered by the Federal Reserve Bank operating in the Federal Reserve District in which our headquarters is located.

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22. Miscellaneous Provisions.

(a) Binding Effect. This Master Agreement binds and benefits you and us and your and our respective permitted successors and assigns. We will not be bound by any agreement or representation made by any of our employees or representatives that is in conflict with the terms and provisions of this Master Agreement, unless that agreement or representation is contained in a written agreement or amendment duly executed by us. We will not be deemed to have waived any right or power under this Master Agreement as a result of any delay in our exercising such right, nor will any single or partial waiver or exercise by us of any right or power limit our ability to subsequently fully exercise the right or power or to exercise any other right or power available to us under this Master Agreement. The rights and remedies included in this Master Agreement are cumulative and not exclusive of any other rights or remedies available to us, at law or in equity.

(b) Entire Agreement. This Master Agreement represents the complete statement of the agreement between you and us for Services that you use. In the event of any conflict between the terms and provisions of this Master Agreement and those of any Supplemental Documentation, the terms and provisions of this Master Agreement shall control except that in the event of any inconsistency between the terms and provisions of this Master Agreement and those of any Service Request duly executed by you and accepted by us, the terms and provisions of that Service Request shall control.

(c) Assignment. You may not assign or transfer any of your rights and obligations under this Master Agreement without our prior written consent. We may delegate any obligation under this Master Agreement to perform Services for you to any direct or indirect subsidiary of UMB Financial Corporation and/or to any appropriate third party as determined by us in our sole discretion. We may provide certain Services through third-party service providers without breaching any of the terms or provisions of this Master Agreement.

(d) Governing Law. This Master Agreement and your and our rights and obligations hereunder will be governed by, construed, interpreted and enforced in all respects in accordance with the laws of the State in which the principal office of the Bank with which you maintain your Account is located, without regard to conflict of laws principles, together with other Applicable Law.

(e) Venue; Jurisdiction; Service of Process. Any legal action or proceeding relating to this Master Agreement or any Service must be instituted in the courts of the State or the District Court of The United States of America for the jurisdiction in which the principal office of the Bank with which you maintain your Account is located, and you irrevocably submit to the jurisdiction of such court in any such action or proceeding. By using any Service you irrevocably consent to service of any legal process, summons, notice and document issued by or under the jurisdiction of any such court in any such action or proceeding by mailing copies thereof by registered or certified mail, postage prepaid, to you at the address you provide for notices and communications in accordance with Section 14 of this Master Agreement.

(f) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF YOU AND US IRREVOCABLY WAIVES ITS RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE AND AS TO ANY MATTER WHATSOEVER DIRECTLY OR INDIRECTLY RELATING TO THIS MASTER AGREEMENT, OR ANY SERVICE OR TRANSACTION HEREUNDER.

(g) Severability. Any term or provision of this Master Agreement or any Supplemental Documentation that may be unenforceable will only be ineffective to the extent of such unenforceable provision, without invalidating the remaining provisions of this Master Agreement or Supplemental Documentation.

(h) Changes to this Master Agreement. We may amend, modify or change any of the terms and provisions of this Master Agreement, as applicable, to any Service, or we may amend, modify, revise or change any Operating Procedures or Supplemental Documentation for any Service, at our option, by either (i) posting the revision(s) on our web site and notifying you of the revision(s) when you access the applicable Service; or (ii) by e-mail, U.S. Mail or other means of delivering notice to you of the amendment, modification or change in accordance with Section 14 of this Master Agreement. Each amendment, modification or change will be considered accepted and agreed to by you when you use the respective Service after your receipt or the availability of the notice of the modification.

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(i)   Termination.

(i)         Except as may be otherwise provided in the terms and conditions of a particular Service included above in this Master Agreement, we may terminate any Service that we provide to you without notice to you if: you breach or do not comply with any of the provisions of this Master Agreement or the Deposit Account Agreement or any other agreement, loan arrangement or other relationship you have with us; or the representations and warranties that you shall make with respect to any Service shall be false; or we were to determine, in our sole discretion, that our continuing to provide the Service to you could create an unacceptable risk of loss to us; or if you were to commence a proceeding under the U.S. Bankruptcy Code or such proceeding were commenced against you.

(ii)        We will not knowingly establish or maintain a commercial banking relationship with a Person whose business activities involve an apparent violation of State or Federal law. If we were to determine that this Master Agreement with you is in violation of this policy, then we would terminate this Master Agreement and our relationship with you as expeditiously as possible considering the facts and circumstances that may be involved.

(iii)       In addition, either you or we may terminate this Master Agreement and cease use of Services at any time by providing thirty (30) calendar days’ prior notice of termination to the other. Upon termination of this Master Agreement for any reason, the terms and provisions of this Master Agreement shall continue to apply to all Service transactions that were initiated and all obligations that were incurred by you to us in connection with any Service prior to the time of termination of this Master Agreement, and those terms and provisions shall survive termination of this Master Agreement.

EXHIBIT A

ADOPTION OF

UMB FUND SERVICES

MASTER AGREEMENT

Each of the undersigned hereby acknowledges receipt and its review of a copy of the UMB Treasury Management Services Master Agreement, and its applicable Service Exhibits, and agrees that such UMB Treasury Management Services Master Agreement, and its applicable Service Exhibits, as well as any future Service Exhibits agreed to in the future in accordance with and under such UMB Treasury Management Services Master Agreement, (all, collectively, the "Agreement") shall be in full force and effect provided the Agreement and each such Service Exhibit is executed by UMB Bank, N.A. and DST Systems, Inc., acting as agent for and on behalf of those Funds, as defined in the aforementioned Agreement, which execute, or on whose behalf and in whose name there is executed, a copy of this Exhibit A to the aforementioned Agreement. Effective upon execution of this Exhibit A by the Bank, each of the undersigned hereby adopts, assumes and becomes a party to the Agreement on behalf of and in the name of the undersigned, assuming all the rights accruing to and the duties and obligations owed by the "Fund" under the Agreement. Each of the undersigned hereby ratifies and adopts DST Systems, Inc.' s execution of the Agreement, including all attached and future exhibits on behalf and in the name of and as agent for each of the undersigned on behalf of whose investors transactions are processed and hereby designates DST Systems, Inc. as a Service representative with respect to all accounts established under or pursuant to the Agreement, including all exhibits thereto (whether in current effect or agreed to by DST Systems, Inc. on its behalf), with the complete authority to do anything with respect to such accounts that the undersigned could do, including but not limited to the authority to designate individuals who are authorized to act as Service Representatives in connection with all such accounts.

Broadstone Real Estate Access Fund
(Insert Name of Fund or Fund Complex, As Appropriate)

By:	/s/Kate Davis
Name:	Kate Davis
Title:	President and Portfolio Manager

ACCEPTED AND AGREED TO:

DST SYSTEMS, INC.		UMB BANK, N.A.

By:	/s/Christopher G. Shaw	By:	/s/Jeffrey T. Grasser

Name:	Christopher G. Shaw	Name:	Jeffrey T. Grasser

Title:	Managing Director	Title:	SVP

		Date:	12/14/17